AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 2004

FILE NO. 333-112169

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2 TO

FORM S-11

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

APPLE REIT SIX, INC.

(Exact name of Registrant as specified in governing instruments)

10 South Third Street, Richmond, Virginia 23219

(804) 344-8121

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glade M. Knight

10 South Third Street, Richmond, Virginia 23219

(804) 344-8121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Martin B. Richards

McGuireWoods LLP

One James Center, 901 East Cary Street, Richmond, Virginia 23219

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CROSS REFERENCE SHEET

To Part I (Information Required in Prospectus)

for Post-Effective Amendment No. 2 to Form S-11 Registration Statement filed by

Apple REIT Six, Inc.

(referenced herein as “we,” “us,” “our” or the “Company”)

	Item Number and Caption	Location in Prospectus and/or Supplement(s)

1.	Forepart of Registration Statement and Outside Front Cover Page of Prospectus	(located as indicated)

2.	Inside Front and Outside Back Cover Pages of Prospectus	(located as indicated)

3.	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Summary; Risk Factors; Summary of Organizational Documents

4.	Determination of Offering Price	Risk Factors—“The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth.”

5.	Dilution	Risk Factors—“Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders.”; Summary of Organizational Documents

6.	Selling Security Holders	Not Applicable

7.	Plan of Distribution	Plan of Distribution

8.	Use of Proceeds	Use of Proceeds

9.	Selected Financial Data	Supplement No. 2

10.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	Management’s Discussion and Analysis of Financial Condition; Supplement No. 2

11.	General Information as to Registrant	Summary; Business; Management

12.	Policy with Respect to Certain Activities	Summary; Investment Objectives and Policies; Summary of Organizational Documents; Reports to Shareholders

13.	Investment Policies of Registrant	Summary; Investment Objectives and Policies

14.	Description of Real Estate	Business; Supplement No. 2; Supplement No. 3

15.	Operating Data	Supplement No. 2; Supplement No. 3

16.	Tax Treatment of Registrant and its Security Holders	Summary; Federal Income Tax Considerations

17.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	Distribution Policy
18.	Description of Registrant’s Securities	Summary; Description of Capital Stock

19.	Legal Proceedings	Business

	Item Number and Caption	Location in Prospectus and/or Supplement(s)

20.	Security Ownership of Certain Beneficial Owners and Management	Principal and Management Shareholders

21.	Directors and Executive Officers	Management

22.	Executive Compensation	Compensation; Management

23.	Certain Relationships and Related Transactions	Summary; Compensation; Conflicts of Interests; Management; Apple Six Advisors and Apple Six Realty

24.	Selection, Management and Custody of Registrant’s Investments	Summary; Compensation; Conflicts of Interests; Investment Objectives and Policies; Management; Apple Six Advisors and Apple Six Realty

25.	Policies with Respect to Certain Transactions	Investment Objectives and Policies; Conflicts of Interests

26.	Limitation of Liability	Summary of Organizational Documents

27.	Financial Statements and Information	Index to Consolidated Balance Sheet; Supplement No. 2; Supplement No. 4

28.	Interests of Named Experts and Counsel	Legal Matters

29.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Summary of Organizational Documents

APPLE REIT SIX, INC.

STICKER SUPPLEMENT TO

SUPPLEMENT NO. 2 DATED JUNE 15, 2004

SUPPLEMENT NO. 3 DATED JULY 19, 2004

SUPPLEMENT NO. 4 DATED JULY 29, 2004

Supplement Nos. 2, 3 and 4 to be used with

PROSPECTUS DATED APRIL 23, 2004

Summary of Supplements to Prospectus (See Supplements for Additional Information)

Supplement No. 2 (cumulative, replacing the prior sticker supplement) dated June 15, 2004 reports on our purchase of two hotels, which are located in Texas and South Carolina and which contain a total of 280 rooms, for an aggregate gross purchase price of $22,540,000.

Supplement No. 3 dated July 19, 2004 reports on our purchase of a hotel, which is located in Redmond, Washington, and which contains 262 rooms, for a gross purchase price of $64,000,000.

Supplement No. 4 dated July 29, 2004 provides certain financial statements and pro forma information in connection with the hotels we purchased in June and July of 2004.

As of April 29, 2004, we completed our minimum offering of 4,761,905 units at $10.50 per unit and raised gross proceeds of $50,000,000 and proceeds net of selling commissions and marketing expenses of $45,000,000. Each unit consists of one Common Share and one Series A Preferred Share. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of June 21, 2004, we had closed on the sale of 7,201,558 additional units at $11 per unit and from such sale we raised gross proceeds of $79,217,140 and proceeds net of selling commissions and marketing expenses of $71,295,426. Sales of all units at $10.50 per unit and $11.00 per unit, when combined, represent gross proceeds of $129,217,140 and proceeds net of selling commissions and marketing expenses of $116,295,426.

In connection with our three hotel acquisitions, we paid 2% of the aggregate gross purchase price, which equals $1,730,800, as a commission to Apple Six Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-112169

PROSPECTUS

APPLE REIT SIX, INC. 91,125,541 UNITS CONSISTING OF ONE COMMON SHARE AND ONE SERIES A PREFERRED SHARE

We plan to acquire hotels, residential apartment communities and other income-producing real estate. We plan to qualify as a real estate investment trust.

We are currently offering up to 91,125,541 Units in this offering. Of our 91,125,541 Units, we are offering 4,761,905 Units at $10.50 per Unit. We are offering the remaining 86,363,636 Units at $11.00 per Unit. Purchasers must purchase a minimum of $5,000 in Units except that specified benefit plans may purchase a minimum of $2,000 in Units.

Each Unit consists of one common share and one Series A preferred share. The Series A preferred shares will have no voting rights and no conversion rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets in liquidation or other event of liquidation. Moreover, the Series A preferred shares will not be separately tradable from the common shares to which they relate and will terminate on conversion of our Series B convertible preferred shares. If a minimum of 4,761,905 Units is not sold within one year after the date of this prospectus, we will terminate this offering and all money received will be promptly refunded to investors with interest. We will not charge fees on funds returned if the minimum offering is not reached. The Units are being offered on a best efforts, minimum offering basis through David Lerner Associates, Inc. If David Lerner Associates, Inc. or any of our affiliates purchases Units, we will not count any of the Units purchased by them to reach the minimum offering amount. Until the minimum offering is achieved, all funds received from investors will be deposited into an interest-bearing escrow account. The escrow agent is Wachovia Bank, N.A.

We expect to terminate the offering when all of the Units offered by this prospectus have been sold or, one year from the date hereof, unless extended by us for up to an additional year, in order to achieve the maximum offering of 91,125,541 Units.

Consider carefully the Risk Factors beginning on Page 13 of this Prospectus. This offering involves material risks and investment considerations including:

•	There will be no public trading market for our Units for an indefinite period of time, if ever. Therefore, the Units will be highly illiquid and very difficult to trade.
•	We will pay a fee of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions to Apple Six Realty, Inc. and an annual fee ranging from 0.1% to 0.25% of total equity proceeds to Apple Six Advisors, Inc., both of which are owned by Mr. Knight our chairman, chief executive officer and president. In addition, Apple Six Advisors will be reimbursed for specified costs and expenses incurred on our behalf.
•	There are conflicts between us and Mr. Knight because he owns the companies with which we will enter into contracts for services for day-to-day operations and for the purchase or sale of real estate. Also, Mr. Knight is a principal in other real estate investment programs which may compete with us. In addition Mr. Knight has an employment agreement with Cornerstone Realty Income Trust, Inc. that imposes certain limitations upon his ability to be involved in other companies that may compete with Cornerstone. Therefore, we will not acquire apartment communities in several states, including Virginia, North Carolina, South Carolina, Georgia and Texas.
•	We have issued to Mr. Knight 240,000 Series B convertible preferred shares at a purchase price of $0.10 per share. Shareholders’ interests will be diluted upon conversion of these shares. If the maximum offering is achieved, for the consideration of $24,000, the potential value of Mr. Knight’s holdings at $11.00 per Unit would exceed $63 million upon conversion. Upon liquidation and after our Series A preferred shareholders have been paid their liquidation preference Mr. Knight could receive in excess of $2.5 million. Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. Upon liquidation, Mr. Knight, as the holder of the Series B convertible preferred shares, has a junior right to our assets after distributions to the holders of the Series A preferred shares. However, Mr. Knight can cause the conversion of the Series B convertible preferred shares and the resulting dilution of shareholders’ interests. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.
•	We own no properties at this time and we have not identified any properties to purchase with the proceeds of this offering. This is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates to acquire a suitable portfolio of unspecified properties.
•	We may be unable to generate sufficient cash for distributions. If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected.
•	We have no restriction on changes in our investment and financing policies. Our board of directors may, in its sole discretion, determine the amount of our aggregate debt. Therefore, our properties may be highly leveraged and thereby subject to a greater risk of default. In addition, since Apple Six Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

	Price To Public	Commissions & Marketing Expenses	Proceeds To Apple REIT Six, Inc.
Per Unit(1)	$10.50	$1.05	$9.45
Total Minimum offering	$50,000,000	$5,000,000	$45,000,000
Total Maximum offering	$1,000,000,000	$100,000,000	$900,000,000

(1)	Once the minimum offering of 4,761,905 Units is achieved, the per Unit offering price will rise to $11, the selling commission and marketing expenses per Unit will become $1.10, and the proceeds per Unit to Apple REIT Six, Inc. will be $9.90.

We will comply with the provisions of SEC Rule 10b-9 under the Securities Exchange Act of 1934, as amended.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The date of this Prospectus is April 23, 2004.

SUITABILITY STANDARDS

Except for the states specifically described below, each purchaser of Units must certify that he has either (1) a minimum annual gross income of $45,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $45,000, or (2) a net worth (similarly defined) of at least $150,000.

Each North Carolina purchaser must certify that he has either (1) a minimum annual gross income of $60,000 and a net worth (similarly defined) of at least $60,000, or (2) a net worth (similarly defined) of at least $225,000.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made by this Prospectus, and, if given or made, any other information or representations must not be relied upon. This Prospectus does not constitute an offer in any state in which an offer may not legally be made. The delivery of this Prospectus at any time does not imply that information contained in this Prospectus has not changed as of any time after its date.

Page
SUMMARY	1
Apple REIT Six, Inc.	1
Hotels	1
Apartment Communities	1
Other Real Estate	2
Apple Six Advisors and Apple Six Realty Group	2
Risk Factors	4
The Offering	5
Use of Proceeds	6
Conflicts of Interest	7
Liquidity	8
Investment and Distribution Policy	9
Borrowing Policy	9
Compensation	10
Additional Share Option Plan	11
Share Redemption Program	11

RISK FACTORS	13
General Risk Factors	13
We have no operating history and we can give no assurance of success.	13
There would be significant adverse consequences of our failure to qualify as a REIT, including our ability to make distributions to shareholders.	13
There is no public market for our common shares, so investors may be unable to dispose of their investment.	13
There will never be a public market for our Series A preferred shares separate from any market that may develop for our common shares and investors will not be able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate.	13
The Board of Directors may decide in its sole discretion to dissolve us.	14
The compensation to Apple Six Advisors, Inc. and Apple Six Realty Group, Inc. is payable before distributions and, therefore, will tend to reduce the return on our shareholders’ investment.	14
There were no arms-length negotiations for our agreements with Apple Six Advisors and Apple Six Realty and the terms of those agreements may be more favorable to those entities and to our detriment than had the negotiations been arms-length with third parties.	14
Neither Apple Six Advisors nor Apple Six Realty currently has employees.	15
Commissions, acquisition, advisory and other fees and expenses will limit our ability to make distributions to investors because they will reduce our net proceeds and distributions available to shareholders.	15
The compensation to Apple Six Advisors and Apple Six Realty is indeterminable and cannot be stated with certainty.	15
There are conflicts of interest with our president and chairman of the board because he has duties as an officer and director to companies with which we contract or with which we may compete for properties.	15
We will not acquire apartment communities in some states.	16
There may be conflicts because of interlocking boards of directors with affiliated companies.	16

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There are conflicts of interest with our advisor and broker because it could be financially advantageous for them to recommend certain actions that may be disadvantageous to us.	17
Our management will spend time on other activities with other entities that may compete with us.	17
Apple Six Advisors may terminate the advisory agreement, which would require us to find a new advisor.	17
There will be dilution of shareholders’ interests upon conversion of the Series B convertible preferred shares.	17
The Series A preferred shares will terminate and have no liquidation preference upon the conversion of the Series B convertible preferred shares and there will be dilution of the common shares.	18
The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares.	19
We own no properties at this time and must rely on Glade M. Knight and his affiliates to purchase appropriate properties for us.	20
If we lose Mr. Knight or are unable to attract and retain the talent required for our business, our acquisition of suitable properties and future operating results could suffer.	20
We are not diversified and are dependent on our investment in only a few industries.	20
There is a possible lack of diversification and our shareholders may recognize a lower return due to the minimum size of our offering.	20
There may be delays in investment in real property, and this delay may decrease the return to shareholders.	20
The actual amount of proceeds available for investment in properties is uncertain and we cannot guarantee that investors will receive a specific return on their investment.	21
Our board may, in its sole discretion, determine the amount and nature of our aggregate debt and as a result may achieve a debt ratio that decreases shareholder returns.	21
The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth.	21
We may be unable to make distributions to our shareholders.	21
Investors may wait up to one year before receiving their Units or a refund of their money if the minimum offering is not achieved.	22
Our real estate investments will be relatively illiquid and may adversely affect returns to our shareholders.	22
We have no restriction on changes in our investment and financing policies and our board may change these policies without shareholder approval.	22
Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders.	22
You will be limited in your ability to sell your Units pursuant to the share redemption program.	23
Our articles and bylaws contain antitakeover provisions and ownership limits, which may impede our shareholders’ ability to change our management.	23
We may become subject to environmental liabilities, which may decrease profitability and shareholders’ return.	23
We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which may decrease profitability and shareholder return.	24
We will depend in part on leasing space to tenants on economically favorable terms and collecting rent from our tenants, who may not be able to pay.	24

Hotel Risk Factors	24

We will be subject to the risks of hotel operations.	24
Possible lack of diversification increases the risk of investment.	24

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We do not have control over market and business conditions.	25
Adverse trends in the hotel industry may impact our properties.	25
The economic downturn and concern about terrorist activities have adversely affected the travel and lodging industries and may effect hotel operations for the hotels we acquire.	25
We may not have control over properties under construction.	25
The hotel industry is seasonal.	26
There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our shareholders.	26
We will face competition in the hotel industry, which may limit our profitability and return to our shareholders.	26

Apartment Community Risk Factors	27

We will be subject to the risks presented by owning apartments.	27
Possible lack of diversification increases the risk of investment.	27
We do not have control over market and business conditions.	27
Adverse trends in the apartment markets may impact our properties.	27
The economic downturn has adversely affected the apartment industry and may affect operations for the apartments we acquire.	28
We may not have control over properties under construction.	28
Additional Ventures Risk Factors	28
The value of real estate fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash.	28
Although we have not identified any of the specific types of opportunities, the general risks from above and the following narrative of specific risks describe risk we could expect under any of the property types which could negatively impact value.	29
We make forward-looking statements in this prospectus which may prove to be inaccurate.	29

USE OF PROCEEDS	30

COMPENSATION	32
Conflicts of Interest as a Result of Fees	33
Specific Amounts of Compensation Payable to Apple Six Advisors and Apple Six Realty	33
Property Acquisition/Disposition Agreement	33
Advisory Agreement	34

CONFLICTS OF INTEREST	35
General	35
Conflicts with Respect to Fees Paid by us to Apple Six Advisors and Apple Six Realty	35
Series B Convertible Preferred Shares	35
Policies to Address Conflicts	36
Transactions with Affiliates and Related Parties	36
Interlocking Boards of Directors	36
Competition Between Us and Mr. Knight	37
Competition for Management Services	38

INVESTMENT OBJECTIVES AND POLICIES	39
Investments in Real Estate or Interests in Real Estate	39
Borrowing Policies	40
Reserves	41
Sale Policies	41
Underwriting Policy	42
Changes in Objectives and Policies	43

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SUMMARY

The following information is a summary about this offering and may not contain all of the detailed information that is important to you. Accordingly, we urge you to read this summary together with the information contained in this prospectus.

Apple REIT Six, Inc.

Apple REIT Six, Inc. was formed on January 20, 2004 for the purpose of acquiring and owning hotels, residential apartment communities and other income-producing real estate. Glade M. Knight, our chairman, chief executive officer and president, is our only promoter. His business address is 10 South Third Street, Richmond, Virginia 23219. We are located at 10 South Third Street, Richmond, Virginia and our telephone number is (804) 344-8121.

We plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 2004. As a real estate investment trust, we will generally not be subject to federal income tax. We will, however, be subject to a number of organizational and operational requirements and limitations. We have created three wholly-owned subsidiaries to hold our acquisitions: Apple Six Hospitality, Inc., Apple Six Residential, Inc., and Apple Six Ventures, Inc. We refer to Apple Six Hospitality, Inc. as Apple Six Hospitality, Apple Six Residential, Inc. as Apple Six Residential and Apple Six Ventures, Inc. as Apple Six Ventures in this prospectus. These types of properties and entities are described below.

Hotels

We may acquire full-service or select-service hotels, including extended-stay hotels. Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service hotels typically do not include these amenities. Extended-stay hotels offer upscale, high-quality, residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our hotels will be associated. We will only purchase hotels within the United States. Currently, we do not own any hotels. Apple Six Hospitality, or one of its wholly-owned subsidiaries, will own all of the hotels we acquire.

As a real estate investment trust, we are prohibited under federal tax laws from operating our hotel properties directly. The provisions of the Internal Revenue Code, however, allow us to enter into leases for each of our hotels, which will in turn be operated by third-party hotel operators and franchisers. All our hotels will be leased to Apple Six Hospitality Management, Inc., our wholly owned, taxable REIT subsidiary, or one of its wholly-owned subsidiaries. Apple Six Hospitality Management has no significant assets. We refer to Apple Six Hospitality Management, Inc. as Apple Six Hospitality Management in this prospectus.

Apartment Communities

We may acquire apartment communities in metropolitan areas throughout the United States. However, so long as Mr. Knight remains connected with us and is subject to the non-competition covenant in his employment agreement with Cornerstone, we will not acquire apartment communities in states in which Cornerstone owns apartment communities at any given time. These states currently are Virginia, North Carolina, South Carolina, Georgia and Texas. Cornerstone at any given time could acquire apartment communities in other states before we acquire apartment communities in those states. We plan to acquire a diverse portfolio of strong performing properties in markets that we believe will continue to perform well over time. We may enter into management agreements with third parties to operate our apartment communities. The determination of which third-party manager to use will be made at the time a community is acquired based on factors relating to the acquired community.

We are not prohibited under federal tax laws from operating our apartment communities directly. Apple Six Residential, or one of its wholly-owned subsidiaries, will own all of our residential apartment communities. Apple Six Residential has no significant assets.

Other Real Estate

Even though we intend primarily to acquire hotels and apartment communities, we may use a significant portion of the offering proceeds to purchase other income-producing real estate. This real estate will be owned by Apple Six Ventures, or one of its wholly-owned subsidiaries. Apple Six Ventures has no significant assets. We believe that approximately 20% of the net proceeds raised in this offering will be used to acquire real estate other than hotels and apartment communities. However, we may use more or less than 20% of the proceeds from this offering to acquire real estate other than hotels and apartment communities and are not bound to that limit. Real estate we acquire may include but will not be limited to parking garages, self-storage facilities, restaurants and retail and office properties.

Apple Six Advisors and Apple Six Realty

We do not have any employees. Apple Six Advisors will provide us with our day-to-day management. We refer to Apple Six Advisors, Inc. as Apple Six Advisors in this prospectus. Apple Six Advisors does not have any significant assets. Apple Six Realty, Inc. will provide us with property acquisition and disposition services. We refer to Apple Six Realty Group, Inc. as Apple Six Realty in this prospectus. Apple Six Realty has no significant assets. Neither Apple Six Advisors nor Apple Six Realty currently has employees. Each company may make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight, who is our chairman, chief executive officer and president. Mr. Knight owns all of the outstanding capital stock of Apple Six Advisors and Apple Six Realty.

The following chart illustrates the relationships among Apple Six, its subsidiaries, Apple Six Advisors and Apple Six Realty.

*	Wholly-owned by Glade M. Knight, chairman, chief executive officer and president of Apple Six.

Risk Factors

We urge you to consider carefully the matters discussed under “Risk Factors” beginning on Page 13 before you decide to purchase our Units. An investment in our securities involves a number of risks including:

•	There will be no public trading market for the common shares and the Series A preferred shares for an indefinite period of time, if ever. Therefore, the Units will be highly illiquid and very difficult to trade. In addition, there are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void.

•	We will pay a fee to Apple Six Realty of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. We will pay an annual fee ranging from 0.1% to 0.25% of total equity proceeds received to Apple Six Advisors. In addition, Apple Six Advisors will be reimbursed for specified costs and expenses incurred on our behalf. These compensation arrangements have been established without the benefit of arms-length negotiation. Glade M. Knight, our chairman, chief executive officer and president, is the sole shareholder of Apple Six Realty and Apple Six Advisors.

•	There are conflicts of interest between us and our chairman, chief executive officer and president, Glade M. Knight, because he is the chief executive officer and sole shareholder of companies with which we will enter into contracts for services for day-to-day operations and for the purchase or sale of real estate. Mr. Knight is the chief executive officer and sole shareholder of Apple Six Advisors and Apple Six Realty. In addition, Mr. Knight is a principal in other real estate investment programs which may compete with us. Mr. Knight is the chairman, chief executive officer and president of Apple Hospitality Five, Inc., and the chairman and chief executive officer of Apple Hospitality Two, Inc., both of which own hotels. We refer to Apple Hospitality Five, Inc. as Apple Hospitality Five and Apple Hospitality Two, Inc. as Apple Hospitality Two in this prospectus. In addition, Mr. Knight is the chairman and chief executive officer of Cornerstone Realty Income Trust, Inc., which owns residential apartment communities. We refer to Cornerstone Realty Income Trust, Inc. as Cornerstone in this prospectus. Glade M. Knight has an employment agreement with Cornerstone that imposes certain limitations upon Mr. Knight’s ability to be involved in other companies that may compete with Cornerstone. Consequently, at any given time we will not acquire apartment communities in states in which Cornerstone owns apartment communities. These states currently are Virginia, North Carolina, South Carolina, Georgia and Texas. See “Conflicts of Interest – Competition Between Us and Mr. Knight” in this prospectus for additional information on Mr. Knight’s employment agreement with Cornerstone.

•

We have issued to our chairman, chief executive officer and president, Glade M. Knight, 240,000 Series B convertible preferred shares at a purchase price of $0.10 per share. Shareholders’ interests will be diluted upon conversion of the Series B convertible preferred shares. The number of common shares into which the Series B convertible preferred shares are convertible as a result of this offering ranges from approximately .92 to 24.17 per Series B convertible preferred share or from 4.45% to 5.98% of the total number of common shares then outstanding following the conversion. Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. Upon liquidation, Mr. Knight, as the holder of the Series B convertible preferred shares, has a junior right to our assets after distributions to the holders of the Series A preferred shares. However, Mr. Knight can cause the conversion of the Series B convertible preferred shares and the resulting dilution of shareholders’ interests. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.

•	We own no properties at this time. This is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates to acquire a suitable portfolio of unspecified properties.

•	We may be unable to generate sufficient cash for distributions. If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders will be adversely affected. Although we will seek to make distributions from our operating revenues, we might make distributions, although there is no obligation to do so, in some circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. Our distributions may include a return of capital.

•	We have no restrictions on changes in our investment and financing policies. This lack of restrictions on changes in our policies could result in those policies being changed without Unit holder approval. Further, our board may, in its sole discretion, determine the amount of our aggregate debt. Therefore, our properties may be highly leveraged and thereby subject to a greater risk of default. In addition, since Apple Six Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

•	Apple Six Advisors will receive an asset management fee based on the ratio of our modified funds from operations to the amount raised in this offering. In order to increase this fee, Apple Six Advisors could have an incentive to recommend riskier or more speculative investments.

•	Due to federal income tax restrictions, we cannot operate our hotels directly. Our hotels will be managed pursuant to franchise or license agreements with nationally recognized hotel brands. These agreements may contain limitations on the operation and maintenance of our properties. Our apartment communities and other real estate will be managed by third-party managers.

•	We do not have an operating history and, therefore, there is no assurance that we will be successful in our operations.

•	Neither Apple Six Advisors nor Apple Six Realty currently has employees. Each company may make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Mr. Knight.

•	There may be conflicts of interest because of interlocking boards of directors with our affiliated companies.

The Offering

We are offering Units at $10.50 per Unit until the minimum of 4,761,905 Units have been sold. Thereafter, the Units will be offered at $11 per unit until a maximum of 91,125,541 Units have been sold. Purchasers must purchase a minimum of $5,000 in Units except that certain benefit plans may purchase a minimum of $2,000 in Units. The Units are being offered through David Lerner Associates, Inc.

If we have not sold at least 4,761,905 Units within one year after the date of this prospectus, we will terminate this offering of Units and all moneys received will be promptly refunded to investors with interest. We will not charge fees on funds returned if the minimum offering is not reached. Our officers and directors, Apple Six Advisors, Apple Six Realty, Apple Six Hospitality Management, or any officers and directors of these entities will not be permitted to purchase Units in order to reach the minimum offering of Units. We will not count any Units purchased by David Lerner Associates, Inc. toward the minimum offering amount.

This offering of Units will continue until all the Units offered under this prospectus have been sold or until one year from the date of this prospectus, unless we extend the offering for up to an additional year in order to achieve the maximum offering of 91,125,541 Units. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the Units, we may be required to make certain filings, including the filing of new applications, with the state administrators to extend the offering.

This is a best-efforts offering. Purchasers will be sold Units at one or more closings. An initial closing will occur after the minimum offering of 4,761,905 Units is achieved. Thereafter, additional closings are expected to occur on a monthly basis as Units are sold during the offering period.

With each purchase of a Unit you will receive one common share and one Series A preferred share. The Series A preferred shares will have no voting rights and no conversion rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of our assets or other event of liquidation. The priority will be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event we pay special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by our board. The Series A preferred shares will not be separately tradable from the common shares to which they relate. The Series A preferred shares will terminate and no longer have a priority distribution right upon conversion of the Series B convertible preferred shares.

Use of Proceeds

The proceeds of the offering will be used:

•	to pay organizational expenses;

•	to repay any outstanding balance on our line of credit;

•	to pay expenses and fees of selling the Units;

•	to invest in properties;

•	to pay expenses and fees associated with acquiring properties; and

•	to establish a working capital reserve.

If the minimum offering of $50 million is sold, we expect to acquire one to five properties, if we have little or no debt. If the properties purchased are encumbered by debt equal to 50% of their fair market values, we expect to acquire two to ten properties with proceeds from the minimum offering. If the maximum offering of $1 billion is sold, we expect to acquire approximately seventy to eighty properties, if we have little or no debt. If the properties purchased are encumbered by debt equal to 50% of their fair market values, we expect to acquire approximately one hundred fifty properties with the proceeds of the maximum offering.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, our chairman, chief executive officer and president, has guaranteed repayment of the line of credit. Mr. Knight did not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is July 25, 2004. We may prepay the line of credit without premium or penalty. We would expect to repay this debt with proceeds from the sale of Units.

Conflicts of Interest

We may be subject to conflicts of interest arising from our relationship with Apple Six Advisors, Apple Six Realty, and Glade M. Knight, our chairman, chief executive officer and president, as they are not restricted from engaging for their own account in business activities of the type conducted by us. There may be conflicts with respect to commissions we pay to Apple Six Realty because its compensation will increase in proportion to the number of properties purchased and sold by us and the properties’ purchase and sale prices. In addition, since Apple Six Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly leveraged properties in order to maximize commissions. After the initial closing of Units, our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The value of our assets at cost means the cost of the asset before deducting depreciation less liabilities. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. The bylaws also will prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception described in the previous sentence. There may be conflicts with respect to the asset management fee we pay to Apple Six Advisors since its compensation is a percentage of total proceeds received from time to time by us from the sales of our Units.

Our chairman, chief executive officer and president, Glade M. Knight is also the chairman, chief executive officer and president of Apple Hospitality Five and the chairman and chief executive officer of Apple Hospitality Two, which own extended-stay, select-service and other hotels. In addition, Mr. Knight is the chairman and chief executive officer of Cornerstone, which owns apartment communities. There may be times when he may owe certain duties to those entities which conflict with his duties to us.

We issued 240,000 Series B convertible preferred shares to Mr. Knight in exchange for $0.10 per share. Under limited circumstances, these shares may be converted into common shares, thereby resulting in dilution of the shareholders’ interest in us. The reason the Series B convertible preferred shares were issued was to give Mr. Knight a financial position between 4 and 6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from .92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight’s ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4 and 6% of the outstanding Units at any given time. If the maximum offering is achieved, for the consideration of $24,000, the potential value of Mr. Knight’s holdings at $11.00 per Unit would exceed $63 million upon conversion. In the event of liquidation and after our Series A preferred shareholders have been paid their liquidation preference, Mr. Knight could receive in excess of $2.5 million. The Series B convertible preferred shares are convertible into common shares if:

•	substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business,

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Six Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our four other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr. Knight as a board member and as our chief executive officer can influence whether substantially all of our assets, stock or business is sold or transferred, whether the advisory agreement is terminated or expired without renewal or if we cease to use Apple Six Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. This line of credit has been guaranteed by Glade M. Knight, our chairman, chief executive officer and president. We expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

Glade M. Knight, Lisa B. Kern, Bruce H. Matson, Michael S. Waters and Robert M. Wily will serve as directors on our board and concurrently serve as directors for Apple Hospitality Five and Apple Hospitality Two. Mr. Knight is chairman, chief executive officer and president of Apple Hospitality Five and the chairman and chief executive officer of Apple Hospitality Two. There may be instances where our hotels will be in the same markets as Apple Hospitality Five and Apple Hospitality Two. Even though the hotels are managed by third-party management companies and neither our board nor the boards of Apple Hospitality Five and Apple Hospitality Two are engaged in the management of the hotels, having the same board of directors as Apple Hospitality Five and Apple Hospitality Two or having hotels in some of the same markets as Apple Hospitality Five and Apple Hospitality Two may, at times, present a conflict of interest.

Glade M. Knight is the chairman of the board and chief executive officer of Cornerstone. Cornerstone is a real estate investment trust that owns apartment communities. Mr. Knight has an employment agreement with Cornerstone that imposes certain limitations upon Mr. Knight’s ability to be involved in other companies that may compete with Cornerstone. Specifically, under the employment agreement, Mr. Knight has agreed that during the term of his employment by Cornerstone (and for a one-year period thereafter if Mr. Knight terminates his employment with Cornerstone), he will not be connected in any manner with any business that owns, operates or manages multi-family residential real property in any state in which Cornerstone is engaged in any such operations at the time in question. Currently, Cornerstone owns apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. So long as Mr. Knight remains our chairman, chief executive officer and president (or otherwise is connected with us), and is subject to the non-competition covenant in the Cornerstone employment agreement, we will not acquire apartment communities in these five states, as well as any additional states in which Cornerstone may acquire apartment communities before we acquire apartment communities in those states. This limitation may prevent us from acquiring apartment communities in markets we deem desirable. In addition, Cornerstone is not prohibited from acquiring and operating apartment communities in any states, including states in which we might acquire properties before Cornerstone. Thus, we may compete directly with Cornerstone in certain markets.

Liquidity

Before this offering there has been no public market for the Units and initially we do not expect a market to develop for the common shares or the Series A preferred shares. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

We do not plan to cause the common shares or the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. We may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent. However, there can be no assurance that this event will ever occur. We expect that within approximately seven years from the initial closing we will:

•	cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System;

•	dispose of all of our properties in a manner which will permit distributions to shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after seven years from the initial closing. In the event we merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle, there can be no assurance that such event will result in liquidity for the common shares.

There are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void.

Investment and Distribution Policy

We intend to seek to maximize shareholder value by acquiring hotels, apartment communities and other real estate for long-term ownership. We generally intend to acquire fee ownership of our properties. We will seek opportunities, through the direct ownership of our properties, that provide acceptable investment returns and growth in cash distributions to our shareholders. As a REIT, we are required to make dividend distributions to our shareholders. We intend to make monthly distributions commencing after the first full month following the closing of the minimum offering of 4,761,905 Units. We will depreciate our fixed assets on a straight-line basis over their expected useful lives.

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to the sum of 90% of our REIT taxable income before deduction of dividends paid and excluding any net capital gain and 90% of any net income from foreclosure property less the tax on that income, minus limited categories of excess non-cash income including, cancellation of indebtedness and original issue discount income.

The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on the terms and for the consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidation distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Borrowing Policy

We generally intend to purchase our properties using cash and interim borrowings. We will endeavor to repay any interim borrowings with proceeds from the sale of Units. However, we may not necessarily hold our properties on an unleveraged basis. When advisable, we may incur medium or long-term debt secured by our properties. We expect borrowings to come from third-party, non-affiliated lenders.

After the initial closing of Units, our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The value of our assets at cost means the cost of the asset before deducting depreciation. However, our bylaws allow us to incur debt in excess of this limitation when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. The bylaws also will prohibit us from allowing total borrowings to exceed 50% of the fair market value of our assets, before subtracting liabilities, subject to the same exception described in the previous sentence. The two limitations on debt described in this paragraph are applied separately and independently. For example, it is possible that incurring debt may require approval by a majority of the directors under one limitation even though the other limitation on debt does not apply. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to these limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property.

Assuming the directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of properties. Management believes that the acquisition of a portfolio of properties early in our existence could provide us with greater ability to acquire properties in the future as proceeds from the sale of Units are received and provide us with economies of scale from the outset.

Compensation

Mr. Knight is currently our sole executive officer. Mr. Knight is also our sole promoter. We do not pay a salary to Mr. Knight. However, Mr. Knight is currently the sole shareholder of Apple Six Advisors and Apple Six Realty, which are entitled to receive fees for services rendered by them to us. Mr. Knight will receive income due to his ownership of those entities. Our officers and directors and employees of entities such as Apple Six Advisors and Apple Six Realty may receive grants of options and/or restricted stock under our Incentive Plan or the Director’s Plan.

The compensation and reimbursements payable to Apple Six Advisors and Apple Six Realty are listed below. Except as indicated, we cannot determine the maximum dollar amount of this compensation and reimbursement.

Apple Six Advisors is entitled to receive an annual asset management fee of between 0.1% and 0.25% of the amount raised in this offering plus reimbursement of certain expenses. The percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations (as defined below) to the amount raised in this offering. This ratio is referred to as the “return ratio.” Modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

The percentage used to determine the asset management fee will be:

•	0.1% if the return ratio for the preceding calendar quarter is 6% or less;

•	0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; or

•	0.25% if the return ratio for the preceding calendar quarter is more than 8%.

Assuming the minimum offering amount of $50,000,000 in Units is sold, the annual asset management fee would be:

•	$50,000 if the return ratio is 6% or less;

•	$75,000 if the return ratio is more than 6% but no more than 8%; or

•	$125,000 if the return ratio is more than 8%.

Assuming the maximum offering amount of $1,000,000,000 in Units is sold, the annual asset management fee would be:

•	$1,000,000 if the return ratio is 6% or less;

•	$1,500,000 if the return ratio is more than 6% but no more than 8%; or

•	$2,500,000 if the return ratio is more than 8%.

Apple Six Realty will serve as the real estate advisor in connection with our purchases and sales of properties, and will receive fees from us of up to 2% of the gross purchase price including any debt assumed or incurred in acquiring the property and up to 2% of the gross sale price associated with property acquisitions or dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Six Realty, that amount will decrease the amount of our obligation to Apple Six Realty. Apple Six Realty will not be entitled to any disposition fee in connection with a sale of a property by us to any affiliate of Apple Six Realty.

Apple Six Advisors and Apple Six Realty will not provide any other services to us.

Additional Share Option Plan

We expect that shareholders will be able to elect to reinvest any distributions from us in additional Units available in this offering, for as long as this offering continues. We refer to this option as the Additional Share Option. Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing reinvestment, as well as the right to modify or terminate the Additional Share Option at any time. We estimate that approximately 2,000,000 Units offered through this prospectus will be purchased through shareholders’ reinvestment of distributions in Units pursuant to the Additional Share Option, but the number of shares which will be purchased cannot be determined at this time.

Share Redemption Program

We may use proceeds received from the sale of Units pursuant to our dividend reinvestment plan we plan to implement following the conclusion of this offering to redeem your Units. After you have held your Units for a minimum of one year, our share redemption program will provide an opportunity for you to redeem your Units, subject to certain restrictions and limitations, for the lesser of:

•	$11 per Unit; or

•	the price you actually paid for your Units.

We reserve the right to determine the number of units redeemed under our share redemption program following the closing of this offering. The board of directors reserves the right to reject any request for redemption of Units or to amend or terminate the share redemption program at any time. If we change, amend or terminate the share redemption program, we will notify all of our shareholders by letter.

Redemption will be limited to the lesser of during any calendar year, three percent (3%) of the weighted average number of Units outstanding during the prior calendar year, or net proceeds we receive from the sale of Units under our dividend reinvestment plan we intend to implement following the conclusion of the offering, so that in no event will the aggregate amount of redemptions under our share redemption program exceed aggregate net proceeds received by us (after commissions) from the sale of Units pursuant to our dividend reinvestment plan. If funds available for our share redemption program are not sufficient to accommodate all requests, Units will be redeemed on a pro-rata basis. In addition, the board of directors reserves the right to reject any request for redemption or to amend or terminate the share redemption program at any time.

If your redemption request is granted, you will receive the redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have held the units for one year or you have failed to fill out a redemption request form completely. You may withdraw your request for redemption at any time up until the time at which your units are redeemed by submitting a written request to withdraw your request for redemption to David Lerner Associates. You will have no right to request redemption of your Units after the Units are listed on any securities exchange or quoted on any system or in any established market. If you redeem Units under the share redemption program you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption. We will not institute our share redemption program until we have concluded this offering.

RISK FACTORS

An investment in Units involves a number of risks. We urge you to carefully consider the following information describing the material risks inherent in investing in Units, together with the other information in this prospectus, before making a decision to purchase our Units.

General Risk Factors

We have no operating history and we can give no assurance of success.

We do not have an operating history. We can give no assurance that we will operate successfully or achieve our objectives. We have no significant assets at this time. In addition, we have no employees and will be dependent upon Apple Six Advisors and Apple Six Realty.

There would be significant adverse consequences of our failure to qualify as a REIT, including our ability to make distributions to shareholders.

Qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex Internal Revenue Code provisions for which there are limited judicial or administrative interpretations. If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our shareholders because of the additional tax liability. In addition, distributions to our shareholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. To the extent we would have made distributions in anticipation of qualifying as a REIT, we might be required to borrow funds or liquidate investments in order to pay the applicable tax.

There is no public market for our common shares, so investors may be unable to dispose of their investment.

Prospective shareholders should view the common shares, to be issued as part of each Unit sold, as illiquid and must be prepared to hold their common shares for an indefinite length of time. Before this offering, there has been no public market for our common shares, and initially we do not expect a market to develop. We have no current plans to cause our common shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we, acting through our board of directors, may cause the common shares to be listed or quoted if the board of directors determines this action to be prudent, there can be no assurance that this event will ever occur. Shareholders may be unable to resell their common shares at all, or may be able to resell them only at a later date at a substantial discount from the purchase price. Thus, the common shares should be considered a long-term investment. In addition, there are restrictions on the transfer of our common shares. In order to qualify as a REIT, our shares must be beneficially owned by 100 or more persons and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or fewer individuals. Therefore, our bylaws provide that no person may own more than 9.8% of the issued and outstanding Units. Any purported transfer of our shares that would result in a violation of either of these limits will be declared null and void. See “Description of Capital Stock—Restrictions on Transfer.”

There will never be a public market for our Series A preferred shares separate from any market that may develop for our common shares and investors will not be able to separately dispose of their Series A preferred shares without disposing of the common shares to which the Series A preferred shares relate.

Prospective shareholders should view the Series A preferred shares as illiquid and must be prepared to hold those shares for as long as they hold the common shares to which each Series A preferred share relates. No public market for our Series A preferred shares will exist separate from any public market that may exist for our common shares. Each Series A preferred share will not trade separately from each common share to which it relates. Our Series A preferred shares will never trade separately from our common shares nor ever be listed on any securities exchange or quoted on any system or in any established market. Shareholders will be unable to resell their Series A preferred shares without selling the common shares to which they relate.

The Board of Directors may decide in its sole discretion to dissolve us.

We expect that within approximately seven years from the closing of the minimum offering of 4,761,905 Units we will:

•	cause our common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System;

•	dispose of all of our properties in a manner which will permit distributions to our shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

Any of these actions will be conditioned on the board of directors determining the action to be prudent and in the best interests of our shareholders. However, we are under no obligation to take any of these actions, and any action, if taken, might be taken after the seven-year period mentioned above.

If we liquidate all of our assets, the Series A preferred shares would have a priority distribution followed by a priority distribution to the Series B convertible preferred shares, on an as converted basis. In the event that the liquidation of our assets resulted in proceeds that exceeded the distribution rights of the Series A preferred shares and Series B convertible preferred shares, the remaining proceeds would be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. Upon conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and will no longer have the priority distribution on liquidation associated with the Series A preferred shares.

The compensation to Apple Six Advisors, Inc. and Apple Six Realty Group, Inc. is payable before distributions and, therefore, will tend to reduce the return on our shareholders’ investment.

We will pay to Apple Six Realty a fee of 2% of the gross purchase price and 2% of the gross sale price associated with property acquisitions and dispositions, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties. We will pay an annual fee ranging from 0.1% to 0.25% of total equity proceeds received plus reimbursement of certain expenses to Apple Six Advisors. The payment of compensation to Apple Six Advisors and Apple Six Realty from proceeds of the offering and property revenues will reduce the amount of proceeds available for investment in properties, or the cash available for distribution, and will therefore tend to reduce the return on our shareholders’ investments. In addition, this compensation is payable regardless of our profitability, and is payable prior to distributions and without regard to whether we have sufficient cash for distributions.

There were no arms-length negotiations for our agreements with Apple Six Advisors and Apple Six Realty and the terms of those agreements may be more favorable to those entities and to our detriment than had the negotiations been arms-length with third parties.

Apple Six Advisors and Apple Six Realty will receive substantial compensation from us in exchange for management/investment and brokerage services they have agreed to render to us. This compensation has been established without the benefits of arms-length negotiation. The terms of those agreements may be more favorable to those entities and to our detriment than had the negotiations been arms-length with third parties. Apple Six Advisors will supervise and arrange for the day-to-day management of our operations and will assist us in maintaining a continuing and suitable property investment program. Apple Six Realty will act as a real estate broker in connection with our purchase and sales of properties.

Neither Apple Six Advisors nor Apple Six Realty currently has employees.

Instead of retaining their own employees, each company may make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight our chairman, chief executive officer and president.

Commissions, acquisition, advisory and other fees and expenses will limit our ability to make distributions to investors because they will reduce our net proceeds and distributions available to shareholders.

The investment return to our shareholders likely will be less than could be obtained by a shareholder’s direct acquisition and ownership of the same properties. We will pay to David Lerner Associates substantial fees to sell our Units, which will reduce the net proceeds available for investment in properties. These fees include selling commissions on all sales made, including shares sold through the Additional Share Option, in an amount equal to 7.5% of the purchase price of the Units or $0.7875 per Unit purchased at $10.50 per Unit and $0.825 per Unit purchased at $11 per Unit. We will also pay to David Lerner Associates a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance will equal $0.2625 per Unit purchased at $10.50 per Unit and $0.275 per Unit purchased at $11 per Unit. The maximum selling commission payable to David Lerner Associates is $75,000,000. The maximum marketing expense allowance payable to David Lerner Associates is $25,000,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates as we issue Units to purchasers.

We will pay to Apple Six Realty substantial acquisition fees to acquire properties, which will reduce the net proceeds available for investment in properties. In addition, we will pay to Apple Six Advisors substantial advisory and related compensation, which will reduce cash available for distribution to shareholders. Since these commissions and fees will reduce the gross proceeds of the offering available for investment in properties, the revenues we obtain may be reduced compared to the revenues we might have achieved in the absence of these fees.

The compensation to Apple Six Advisors and Apple Six Realty is indeterminable and cannot be stated with certainty.

Apple Six Realty and Apple Six Advisors will receive compensation for services rendered by them to us that cannot be determined with certainty. Apple Six Advisors will receive an asset management fee that may range from $50,000 to $2,500,000 per year. The asset management fee will be based upon the ratio of our modified funds from operations to the amount raised in this offering. Apple Six Realty will receive a commission for each property purchased or sold based upon the gross purchase price of the properties we purchase. The total compensation to Apple Six Realty is therefore dependent upon (1) the number of properties we purchase or sell and (2) the gross purchase or sale price of each property purchased or sold. Because the commission payable to Apple Six Realty is determined by the gross purchase price of each property purchased, Apple Six Realty may encourage us to purchase highly-leveraged properties in order to maximize those commissions. In addition, Apple Six Advisors will be reimbursed for certain of their costs incurred on our behalf and are entitled to compensation for other services and property we may request that they provide to us. The dollar amount of the cost and the compensation cannot now be determined.

There are conflicts of interest with our president and chairman of the board because he has duties as an officer and director to companies with which we contract or with which we may compete for properties.

Generally, conflicts of interest between Glade M. Knight and us arise because he is the sole shareholder, sole director and president of Apple Six Advisors and Apple Six Realty. These companies will enter into contracts with us to provide us with asset management, property acquisition and disposition services. Mr. Knight will not receive a salary from us but will receive benefit from fees paid to Apple Six Advisors and Apple Six Realty.

In addition, Glade M. Knight is and will be a principal in other real estate investment transactions or programs that may compete with us. Currently, Mr. Knight is the chairman, chief executive officer and president of Apple Hospitality Five, and the chairman and chief executive officer of Apple Hospitality Two and Cornerstone, which are real estate investment trusts. Mr. Knight has economic interests in these other transactions or programs by virtue of his positions in those companies. Mr. Knight receives a salary from Cornerstone but does not receive a salary from Apple Hospitality Five or Apple Hospitality Two. Mr. Knight is also a minority shareholder in Apple Hospitality Five, Apple Hospitality Two and Cornerstone.

Under our articles of incorporation and bylaws, we will indemnify our directors and officers, such as Mr. Knight, from any liability and related expenses incurred in dealing with us or our shareholders, except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law committed by our directors or officers.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. This line of credit has been guaranteed by Glade M. Knight, chairman, chief executive officer and president. We would expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

We will not acquire apartment communities in some states.

Glade M. Knight has an employment agreement with Cornerstone that imposes certain limitations upon Mr. Knight’s ability to be involved in other companies that may compete with Cornerstone. Specifically, under the employment agreement, Mr. Knight has agreed that during the term of his employment by Cornerstone (and for a one-year period thereafter if Mr. Knight terminates his employment with Cornerstone), he will not be connected in any manner with any business that owns, operates or manages multi-family residential real property in any state in which Cornerstone is engaged in any such operations at the time in question. Currently, Cornerstone owns apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. So long as Mr. Knight is connected with us and is subject to the non-competition covenant in the Cornerstone employment agreement, we will not acquire apartment communities in these five states, as well as any additional states in which Cornerstone may acquire apartment communities before we acquire apartment communities in those states. This limitation may prevent us from acquiring apartment communities in markets we deem desirable. In addition, Cornerstone is not prohibited from acquiring and operating apartment communities in any states, including states in which we might acquire properties before Cornerstone. Thus, we may compete directly with Cornerstone in certain markets.

There may be conflicts because of interlocking boards of directors with affiliated companies.

Glade M. Knight, Lisa B. Kern, Bruce H. Matson, Michael S. Waters and Robert M. Wily will serve as directors on our board and concurrently serve as directors for Apple Hospitality Five and Apple Hospitality Two. Mr. Knight is chairman, chief executive officer and president of Apple Hospitality Five and chairman and chief executive officer of Apple Hospitality Two. There may be instances where our hotels are in the same markets as hotels owned by Apple Hospitality Five and Apple Hospitality Two. However, because the hotels are managed by third-party management companies and neither our board of directors nor the board of directors of Apple Hospitality Five and Apple Hospitality Two play a direct role in the management of the hotels, we do not believe that having the same board of directors or being in the same markets will present a substantial risk. The board will endeavor to act in the best interests of each company.

There are conflicts of interest with our advisor and broker because it could be financially advantageous for them to recommend certain actions that may be disadvantageous to us.

We will pay Apple Six Realty an acquisition commission in connection with each acquisition of a property and a disposition commission in connection with property dispositions. As a consequence, Apple Six Realty may have an incentive to recommend the purchase or disposition of a property in order to receive a commission. In addition, since Apple Six Realty’s commission is based on gross purchase price, it may have an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions. In addition, because Apple Six Advisors will receive a fee which is a percentage of the total consideration we receive from the sale of Units, it could have an incentive to see that sales of Units are closed as rapidly as possible.

In addition, under the terms of the advisory agreement, we have agreed to indemnify Apple Six Advisors if:

•	our directors have determined in good faith that the course of conduct which caused the liability or loss was undertaken in good faith within what the advisor reasonably believed to be the scope of its employment or authority and for a purpose which it reasonably believed to be in our best interests;

•	our directors have determined in good faith that the liability or loss was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law on the part of the advisor; and

•	the indemnified amount is recoverable only out of our assets and not from the shareholders.

Our management will spend time on other activities with other entities that may compete with us.

Glade M. Knight, the sole executive officer and director of Apple Six Advisors and Apple Six Realty, also serves as an officer and director of entities that engage in the ownership of hotels and apartment communities. These entities are Apple Hospitality Five, Apple Hospitality Two and Cornerstone. These entities share similar investment objectives and policies and may compete for properties against us. Mr. Knight will be required to allocate his time among these entities. Glade M. Knight has an employment agreement with Cornerstone that imposes certain limitations upon Mr. Knight’s ability to be involved in other companies that may compete with Cornerstone. See, “Conflicts of Interest - Competition Between Us and Mr. Knight” in this prospectus for additional information on Mr. Knight’s employment agreement with Cornerstone. Because Mr. Knight is required to spend time on other activities, there may be instances when he may not be able to assist us with certain matters and, as a result, we may be negatively impacted.

Apple Six Advisors may terminate the advisory agreement, which would require us to find a new advisor.

Our management advisor, Apple Six Advisors, may terminate the advisory agreement entered into with us upon 60-days written notice. We do not have any employees. Apple Six Advisors will provide us with supervisory and day-to-day management services and will assist us in maintaining a continuing and suitable property investment program. If Apple Six Advisors were to terminate the advisory agreement, we would need to find another advisor to provide us with these services or hire employees to provide these services directly to us. There can be no assurance that we would be able to find another advisor or hire employees to provide us these services or that we could enter into an advisory agreement with a new advisor on terms as favorable to us.

There will be dilution of shareholders’ interests upon conversion of the Series B convertible preferred shares.

Glade M. Knight, who is our chairman, chief executive officer and president, holds 240,000 Series B convertible preferred shares that are convertible into common shares, as described under “Principal and

Management Shareholders”. The Series B convertible preferred shares are convertible into common shares upon the occurrence of either of the following events:

•	substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Six Realty to provide property acquisition and disposition services; or

•	our common shares are listed on a national exchange or quotation system or in any established market.

The number of common shares into which the Series B convertible preferred shares are convertible depends on the gross proceeds of the offering. The conversion ratio as a result of this offering is approximately .92-to-one for gross proceeds of $50 million. The conversion ratio increases to approximately 24.17-to-one for gross proceeds of $1 billion. The conversion of Series B convertible preferred shares into common shares will result in dilution of the shareholders’ interests. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. The following chart shows the number of units into which the 240,000 Series B convertible preferred shares may convert based on the number of Units we sell in this offering:

Amount of Proceeds Raised in the Offering	Units Sold	Number of Units into which 240,000 Series B convertible preferred shares convert	Percentage of Units owned
$ 50,000,000	4,761,905	221,571	4.45%
$ 500,000,000	45,670,996	2,907,417	5.98%
$1,000,000,000	91,125,541	5,801,050	5.98%

Additional common shares will be issuable on conversion of the Series B convertible preferred shares if we sell common shares in additional public offerings after we complete this offering. The conversion rate for all additional public offerings will be calculated by the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds raised in a subsequent public offering through the date of conversion rounded down to the nearest 50 million.

Mr. Knight, as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether we terminate the advisory agreement or allow it to expire without renewal, whether we cease to use Apple Six Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders’ interests. The Series B convertible preferred shares also enjoy a liquidation preference upon our liquidation, as described under “Principal and Management Shareholders.” Upon our liquidation, the holders of the Series B convertible preferred shares are entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, priority liquidation payments to the holders of the Series B convertible preferred shares are junior to the holders of the Series A preferred shares distribution rights. The holders of the Series B convertible preferred shares are entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would be convertible according to the formula described under “Principal and Management Shareholders.”

The Series A preferred shares will terminate and have no liquidation preference upon the conversion of the Series B convertible preferred shares and there will be dilution of the common shares.

Once the Series B convertible preferred shares are converted into common shares, a Unit holder will only hold common shares and will no longer have the priority distribution upon the sale of our assets in liquidation associated with the Series A preferred shares. The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of any of the following events:

•	substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Six Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our four other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr. Knight as a board member and as our chief executive officer can influence whether substantially all of our assets, stock or business is transferred, whether the advisory agreement is terminated or expired without renewal, or if we cease to use Apple Six Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. If the maximum offering is achieved, for the consideration of $24,000, the potential value of Mr. Knight’s holdings at $11.00 per Unit would exceed $63 million upon conversion. Upon liquidation and after our Series A preferred shareholders have been paid their liquidation preference Mr. Knight could receive, in excess of $2.5 million. Upon the conversion of the Series B convertible preferred shares, the Series A preferred shares will terminate and have no liquidation preference. The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon conversion of the Series B convertible preferred shares, there will be dilution of the common shares.

The Series B convertible preferred shares will have a liquidation preference before any distribution of liquidation proceeds on the common shares.

Glade M. Knight, who is our chairman, chief executive officer and president, holds all of the outstanding 240,000 Series B convertible preferred shares which have a liquidation preference upon our liquidation, as described under “Principal and Management Shareholders.” Upon our liquidation, the holders of the Series B convertible preferred shares are entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, priority liquidation payments to the holders of the Series B convertible preferred shares are junior to the holders of the Series A preferred shares distribution rights. The holders of the Series B convertible preferred shares are entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described under “Principal and Management Shareholders.”

Although the liquidation preference of the Series A preferred shares has priority over the liquidation preference of the Series B convertible preferred shares, Mr. Knight can effectively eliminate that priority by influencing whether substantially all of our assets, stock or business is transferred or whether our common shares are listed or quoted, resulting in the conversion of the Series B convertible preferred shares into Units. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of Units outstanding following the conversion, depending on the conversion ratio applicable to the Series B convertible preferred shares, in exchange for an aggregate payment of $24,000.

We own no properties at this time and must rely on Glade M. Knight and his affiliates to purchase appropriate properties for us. This offering is a “blind Pool” offering.

We have not committed to purchasing any specific properties with the proceeds of this offering as of the date of this prospectus. This offering is a “blind pool” offering and, therefore, investors will have to rely upon the ability of Mr. Knight and his affiliates to acquire a suitable portfolio of unspecified properties. We will use the proceeds of this offering to acquire unspecified properties and the investors will be unable to review the terms of the purchase, financing and management of these properties before we enter into these arrangements. However, when at any time during the offering period we believe that there is a reasonable probability that any specific property will be acquired, this prospectus will be supplemented to provide a description of the property and the anticipated terms of its purchase, financing and management. A prospective shareholder will only be able to evaluate information as to properties that are disclosed in a prospectus supplement issued before the prospective shareholder makes its investment.

If we lose Mr. Knight or are unable to attract and retain the talent required for our business, our acquisition of suitable properties and future operating results could suffer.

Our future success depends to a significant degree on the skills, experience and efforts of Glade M. Knight, our chairman, chief executive officer and president. We do not carry key-man life insurance on Mr. Knight or any future executive officer. The loss of the services of Mr. Knight or the inability to retain the talent required for our businesses would negatively impact our ability to acquire suitable properties and could cause our future operating results to suffer.

We are not diversified and are dependent on our investment in only a few industries.

Our current strategy is to acquire interests primarily in hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States, except that we will not purchase apartment communities in states where Cornerstone owns apartment communities. Currently, these states are Virginia, North Carolina, South Carolina, Georgia and Texas. As a result, we are subject to the risks inherent in investing in only a few industries. A downturn in the hotel or apartment community industry may have more pronounced effects on the amount of cash available to us for distribution or on the value of our assets than if we had diversified our investments.

There is a possible lack of diversification and our shareholders may recognize a lower return due to the minimum size of our offering.

We initially will be funded with contributions of not less than $50,000,000. Our profitability could be affected if we do not sell more than the minimum offering. In the event we sell only the minimum offering of 4,761,905 Units, we will invest in fewer properties. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability since a reduced degree of diversification will exist among our properties. In addition, the returns on the Units sold will be reduced as a result of allocating our expenses among the smaller number of Units. While we cannot say with certainty how many properties we would purchase if we do not sell more than the minimum offering, we would hope to purchase a minimum of two properties. Except by the amount of proceeds raised in this offering, we are not limited in the number or the size of any properties we may purchase. Neither are we limited in the percentage of the proceeds we may invest on any single property.

There may be delays in investment in real property, and this delay may decrease the return to shareholders.

We may experience delays in finding suitable properties to acquire. Pending investment of the proceeds of this offering in real estate, and to the extent the proceeds are not invested in real estate, the proceeds may be invested in permitted temporary investments such as U.S. government securities, certificates of deposit, or commercial paper. The rate of return on those investments has fluctuated in recent years and most likely will be less than the return obtainable from real property or other investments.

The actual amount of proceeds available for investment in properties is uncertain and we cannot guarantee that investors will receive a specific return on their investment.

Although we estimate in this prospectus the net amount of offering proceeds that will be available for investment in properties, the actual amount available for investment may be less. For example, we might deem it necessary to establish a larger than expected working capital or contingency reserve to cover unexpected environmental liabilities from unexpected lawsuits or governmental regulatory judgments or fines. Any liabilities of this sort, or other unanticipated expenses or debts, would reduce the amount we have available for investment in properties.

Our board may, in its sole discretion, determine the amount and nature of our aggregate debt and as a result may achieve a debt ratio that decreases shareholder returns.

Subject to the limitations in our bylaws on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust that may be placed against any particular property. Our bylaws will prohibit us from incurring debt if the debt would result in our total debt exceeding 100% of the value of our assets at cost. The bylaws also will prohibit us from allowing total borrowing to exceed 50% of the fair market value of our assets. However, our bylaws allow us to incur debt in excess of these limitations when the excess borrowing is approved by a majority of the directors and disclosed to the shareholders. In addition, the bylaws will provide that our borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors.

The per-Unit offering prices have been established arbitrarily by us and may not reflect the true value of the Units; therefore, investors may be paying more for a Unit than the Unit is actually worth.

If we listed our Units on a national securities exchange, the Unit price might drop below our shareholder’s original investment. Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $10.50 to $11 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value.

We may be unable to make distributions to our shareholders.

If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to shareholders may be adversely affected. We are subject to all operating risks common to hotels. These risks might adversely affect occupancy or room rates. Increases in operating costs due to inflation and other factors may not necessarily be offset by increased room rates. The local, regional and national hotel markets may limit the extent to which room rates may be increased to meet increased operating expenses without decreasing occupancy rates. We also are subject to all operating risks common to apartment communities. While we intend to make monthly distributions to shareholders, there can be no assurance that we will be able to make distributions at any particular time or rate, or at all. Further, there is no assurance that a distribution rate achieved for a particular period will be maintained in the future. Also, while management may establish goals as to particular rates of distribution or have an intention to make distributions at a particular rate, there can be no assurance that such goals or intentions will be realized.

While we continue to seek generally to make distributions from our operating revenues, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources, such as proceeds from our offering of Units. While distributions from such sources would result in the shareholder receiving cash, the consequences to us would differ from a distribution out of our operating revenues. For example, if financing is the source of a distribution, that financing would have to be repaid, and if proceeds from the offering of Units are distributed, those proceeds would not then be available for other uses (such as property acquisitions or improvements).

Investors may wait up to one year before receiving their Units or a refund of their money if the minimum offering is not achieved.

Until the minimum offering of 4,761,905 Units is achieved, investors will not receive their Units. If at least 4,761,905 Units have not been sold within one year after the date of this prospectus, we will terminate this offering of Units. If the minimum offering is sold within one year, investors will receive their Units plus interest on their subscription monies at the time of closing. If the offering is terminated, investors will have their money promptly refunded with interest.

Our real estate investments will be relatively illiquid and may adversely affect returns to our shareholders.

Real estate investments are, in general, relatively difficult to sell. This illiquidity will tend to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our shareholders.

We have no restriction on changes in our investment and financing policies and our board may change these policies without shareholder approval.

Our board of directors approves our investment and financing policies, including our policies with respect to growth, debt, capitalization and payment of distributions. Although the board of directors has no present intention to amend or waive its current policies, it could do so at any time, or from time to time, at its discretion without a vote of our shareholders. For example, our board could determine without shareholders’ approval that it is in the best interests of the shareholders to cease all investments in hotels and apartment communities, to make investments primarily in other types of assets or to dissolve the business. Further, our board may in its sole discretion determine the amount and nature of our aggregate debt.

Our shareholders’ interests may be diluted in various ways, which may result in lower returns to our shareholders.

The board of directors is authorized, without shareholder approval, to cause us to issue additional common shares and, therefore, additional Series A preferred shares, or to raise capital through the issuance of preferred shares, options, warrants and other rights, on terms and for consideration as the board of directors in its sole discretion may determine. Any such issuance could result in dilution of the equity of the shareholders. The board of directors may, in its sole discretion, authorize us to issue common shares or other equity or debt securities, to persons from whom we purchase property, as part or all of the purchase price of the property, or to Apple Six Advisors or Apple Six Realty in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any common shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while common shares are offered by us to the public, the public offering price of the shares shall be deemed their value.

We have adopted two stock incentive plans for the benefit of our directors and a limited number of our employees, if any. The effect of the exercise of those options could be to dilute the value of the shareholders’ investments to the extent of any difference between the exercise price of an option and the value of the shares purchased at the time of the exercise of the option.

In addition, we expressly reserve the right to implement a dividend reinvestment plan involving the issuance of additional shares by us, at an issue price determined by the board of directors.

You will be limited in your ability to sell your Units pursuant to the share redemption program.

Even though following the conclusion of our offering our share redemption program will provide you with the opportunity to redeem your Units for $11 per share (or the price you paid for the Units, if lower than $11) after you have held them for a period of one year, you should be fully aware that our share redemption program will contain certain restrictions and limitations. Redemption will be limited to the lesser of during any calendar year, three percent (3%) of the weighted average number of Units outstanding during the prior calendar year, or net proceeds we receive from the sale of Units under our dividend reinvestment plan we intend to implement following the conclusion of the offering, so that in no event will the aggregate amount of redemptions under our share redemption program exceed aggregate net proceeds received by us (after commissions) from the sale of Units pursuant to our dividend reinvestment plan. If funds available for our share redemption program are not sufficient to accommodate all requests, Units will be redeemed on a pro-rata basis. In addition, the board of directors reserves the right to reject any request for redemption or to amend or terminate the share redemption program at any time. If your redemption request is granted, you will receive the redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the units for one year or you have failed to fill out a redemption request form completely. You may withdraw your request for redemption at any time up until the time at which your units are redeemed by submitting a written request to withdraw your request for redemption to David Lerner Associates. We will notify all shareholders by letter of the nature of any change to the share redemption program. In making a decision to purchase Units, you should not assume that you will be able to sell any of your Units back to us pursuant to our share redemption program. In addition, if you redeem Units under the share redemption program, you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption. We will not institute our share redemption program until we have concluded this offering.

Our articles and bylaws contain antitakeover provisions and ownership limits, which may impede our shareholders’ ability to change our management.

Our bylaws contain restrictions on stock ownership that may discourage third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders’ ability to change our management.

In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the outstanding shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis. As a result, without our board’s approval, no person may acquire more than 9.8% of our outstanding shares, limiting a third-party’s ability to acquire control of us.

Our articles of incorporation authorize the board to issue up to 15,000,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares and Series B convertible preferred shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could delay or prevent a change in control even if a change were in our shareholders’ best interest.

We may become subject to environmental liabilities, which may decrease profitability and shareholders’ return.

Although we will subject our properties to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

•	Responsibility and liability for the costs of removal or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants.

•	Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of those substances.

•	Potential liability under common law claims by third parties based on damages and costs of environmental contaminants.

We may incur significant costs complying with the Americans with Disabilities Act and similar laws, which may decrease profitability and shareholder return.

Our properties will be required to meet federal requirements related to access and use by disabled persons as a result of the Americans with Disabilities Act of 1990. In addition, a number of additional federal, state and local laws may require modifications to any properties we purchase, or may restrict further renovations thereof, with respect to access by disabled persons. Noncompliance with these laws or regulations could result in the imposition of fines or an award of damages to private litigants. Additional legislation could impose additional financial obligations or restrictions with respect to access by disabled persons. If required changes involve greater expenditures than we currently anticipate, or if the changes must be made on a more accelerated basis, our ability to make expected distributions could be adversely affected.

We will depend in part on leasing space to tenants on economically favorable terms and collecting rent from our tenants, who may not be able to pay.

Our financial results will depend in part on leasing space in the properties we acquire to tenants on economically favorable terms. In addition, because much of our income will come from rentals of real property, our income and funds available for distribution to our shareholders will decrease if a significant number of our tenants cannot pay their rent. If a tenant does not pay its rent, we might not be able to enforce our rights as landlord without delays and might incur substantial legal costs.

Hotel Risk Factors

We will be subject to the risks of hotel operations.

One of our primary areas of investment will be hotels. Our hotels will be subject to all of the risks common to the hotel industry. These risks could adversely affect hotel occupancy and the rates that can be charged for hotel rooms as well as hotel operating expenses, and generally include:

•	increases in supply of hotel rooms that exceed increases in demand;

•	increases in energy costs and other travel expenses that reduce business and leisure travel;

•	reduced business and leisure travel due to continued geo-political uncertainty, including terrorism;

•	adverse effects of declines in general and local economic activity;

•	adverse effects of a downturn in the hotel industry; and

•	risks generally associated with the ownership of hotels and real estate, as discussed below.

Possible lack of diversification increases the risk of investment.

There is no limit on the number of properties of a particular hotel brand which we may acquire. The board will review our properties and investments in terms of geographic and hotel brand diversification. Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

We do not have control over market and business conditions.

Changes in general or local economic or market conditions, increased costs of energy, increased costs of insurance, increased costs of products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, the ability of a hotel chain to fulfill any obligations to operators of its hotel business, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded buildings as required by the franchise or lease agreement and other factors beyond our control may reduce the value of properties that we may own in the future and cash available to make distributions to our shareholders may be reduced.

Adverse trends in the hotel industry may impact our properties.

The success of our properties will depend largely on the property operators’ ability to adapt to dominant trends in the hotel industry as well as greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The success of a particular hotel brand, the ability of a hotel brand to fulfill any obligations to operators of its business, and trends in the hotel industry may affect our income and the funds we have available to distribute to our shareholders.

The economic downturn and concern about terrorist activities have adversely affected the travel and lodging industries and may effect hotel operations for the hotels we acquire.

As a result of the effects of the economic downturn, the lodging industry has experienced a significant decline in business caused by a reduction in travel for both business and pleasure. Consistent with the rest of the lodging industry, the hotels we acquire may experience declines in occupancy and average daily rates due to the decline in travel.

Aggressive cost containment and a significant slowdown in the construction of new hotels has occurred over the past two years, positioning the industry for a recovery. In addition, continued U.S. military operations in Iraq or other significant military or possible terrorist activity could have additional adverse effects on the economy, including the travel and lodging industry. It is possible that these factors could have a material adverse effect on the value of the assets we acquire. Any hotels we acquire and the business of the managers with which contract, may be affected, including hotel occupancy and revenues and, as a result, the revenues for the hotels we acquire may be at reduced levels to the extent that rents and other revenues received by us are calculated as a percentage of hotel revenues. Additionally, if the managers with which we contract default in their obligations to us, our revenues and cash flows may decline or be at reduced levels for extended periods. Operating with reduced revenues would have a negative impact on our cash available for distributions to shareholders.

We may not have control over properties under construction.

We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties, including properties which require renovation. If we acquire a property for development or renovation, we may be subject to certain risks in connection with a developer’s ability to control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables.

The hotel industry is seasonal.

The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. As a result of the seasonality of the hotel industry, there may be quarterly fluctuations in results of operations of properties leased to subsidiaries. Quarterly financial results may be adversely affected by factors outside our control, including weather conditions and poor economic factors. As a result, we may need to enter into short-term borrowing in certain periods in order to offset these fluctuations in revenues and to make distributions to our shareholders.

There may be operational limitations associated with management and franchise agreements affecting our properties and these limitations may prevent us from using these properties to their best advantage for our shareholders.

Apple Six Hospitality Management, Inc., our wholly-owned taxable REIT subsidiary, will operate all of our properties pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchiser system. We do not know whether those limitations may conflict with our ability to create specific business plans tailored to each property and to each market.

The standards are subject to change over time, in some cases at the direction of the franchisor, and may restrict Apple Six Hospitality Management’s ability, as franchisee, to make improvements or modifications to a property without the consent of the franchisor. In addition, compliance with the standards could require us or Apple Six Hospitality Management, as franchisee, to incur significant expenses or capital expenditures. Action or inaction on our part or by Apple Six Hospitality Management could result in a breach of those standards or other terms and conditions of the franchise agreements and could result in the loss or cancellation of a franchise license.

In connection with terminating or changing the franchise affiliation of a property, we may be required to incur significant expenses or capital expenditures. Moreover, the loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the property covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

We will face competition in the hotel industry, which may limit our profitability and return to our shareholders.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Over-building in the hotel industry will increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We will also face competition for investors from other hotel real estate investment trusts and real estate entities.

Apartment Community Risk Factors

We will be subject to the risks presented by owning apartments.

Risks associated with general national and local economic and market trends relating to apartment communities may adversely affect our ability to achieve anticipated yields and could prevent us from making expedient distributions to shareholders. These risks include:

•	delays in finding suitable properties to acquire;

•	acquisition opportunities may be abandoned, requiring us to write off significant related costs;

•	inability to increase rents to offset increased renovation or other costs;

•	occupancy and lease-up rates and rents at newly acquired communities may fluctuate depending on various factors and may not be sufficient to make the community profitable;

•	perceptions by prospective residents of the safety, convenience and attractiveness of the community;

•	availability of adequate management, maintenance and insurance;

•	increased operating costs, including real estate taxes and utilities;

•	increases in unemployment and a decline in household formation;

•	governmental limitations on our ability to increase rent to offset increased operating expenses due to inflation and other factors;

•	increases in competition in the residential housing market.

•	risks generally associated with the ownership of apartments as discussed below.

Possible lack of diversification increases the risk of investment.

There is no limit on the number of properties in a particular area which we may acquire. The board will review our properties and investments in terms of geographic diversification. Our profitability and our ability to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of further funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

We do not have control over market and business conditions.

Changes in general or local economic or market conditions, increased costs of energy, increased costs of insurance, increased costs of products, increased costs and shortages of labor, competitive factors, fuel shortages, quality of management, limited alternative uses for the building, changing consumer habits, condemnation or uninsured losses, changing demographics, changing traffic patterns, inability to remodel outmoded buildings to meet demand and other factors beyond our control may reduce the value of properties that we may own in the future.

Adverse trends in the apartment markets may impact our properties.

The success of our properties will depend largely on the property operators’ ability to adapt to dominant trends in the apartment industry as well as greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer living patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The success of our apartments in the markets may affect our income.

The economic downturn has adversely affected the apartment industry and may affect operations for the apartments we acquire.

As a result of the effects of the economic downturn, the apartment industry has experienced a significant decline in business caused by a reduction in overall renters. Consistent with the rest of the apartment industry, the apartments we acquire may experience declines in occupancy and rate due to this decline.

We may not have control over properties under construction.

We intend to acquire sites on which a property that we will own will be built, as well as sites which have existing properties, including properties which require renovation. If we acquire a property for development or renovation, we may be subject to certain risks in connection with a developer’s ability to control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables.

Additional Ventures Risk Factors

We have not currently identified the additional ventures that we may purchase. Real estate we acquire may include but will not be limited to parking garages, self-storage facilities, restaurants and retail and office properties.

The value of real estate fluctuates depending on conditions in the general economy and the real estate business. These conditions may also limit our revenues and available cash.

We may use a limited portion of the offering proceeds to purchase types of real estate that we have not yet identified. There are inherent risks affecting value in investing in real estate. These general factors include, among other things:

•	national, regional and local economic conditions;

•	the consequences of any armed conflict involving, or terrorist attack against, the United States;

•	our ability to secure adequate insurance;

•	local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

•	competition from other available space;

•	whether tenants consider a property attractive;

•	the financial condition of our tenants, including the extent of tenant defaults;

•	whether we are able to pass some or all of any increased operating costs we experience through to tenants;

•	increases in interest rates;

•	increases in real estate taxes and other expenses;

•	decreases in market rental rates;

•	the timing and costs associated with property improvements and rentals;

•	changes in taxation or zoning laws;

•	changes in government regulations;

•	availability of financing on acceptable terms or at all; and

•	potential liability under environmental or other laws or regulations.

Although we have not identified any of the specific types of opportunities, the general risks from above and the following narrative of specific risks describe risk we could expect under any of the property types which could negatively impact value.

The rents we receive and the occupancy levels at the properties we acquire may decline as a result of adverse changes in any of these factors. If the rental revenue from the properties we acquire declines, we generally would expect to have less cash available to distribute to our shareholders. In addition, some of the major expenses we may incur, including payments like mortgage payments, real estate taxes and maintenance costs, generally do not decline when the related rents decline. If rent from the properties we acquire declines while costs remain the same, our income and funds available for distribution to our shareholders would decline.

We make forward-looking statements in this prospectus which may prove to be inaccurate.

This prospectus contains forward-looking statements within the meaning of the federal securities laws which are intended to be covered by the safe harbors created by those laws. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds. These forward-looking statements are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

USE OF PROCEEDS

We intend to invest the net proceeds of this offering in equity ownership interests in hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States, except that we will not purchase apartment communities in states where Cornerstone owns apartment communities. Currently, these states are Virginia, North Carolina, South Carolina, Georgia and Texas. Pending investment in real estate, the proceeds may be invested in temporary investments consistent with our bylaws and the Internal Revenue Code. These temporary investments include U.S. government securities, certificates of deposit or commercial paper. All proceeds of this offering received by us must be invested in properties or allocated to working capital reserves within the later of two years after commencement of the offering or one year after termination of the offering. Any proceeds not invested in properties or allocated to working capital reserves by the end of this time period will be returned to investors within 30 days after the expiration of the period. We may elect to return the proceeds earlier if required by applicable law, including to the extent necessary to avoid characterization as an “investment company.” The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth in this prospectus.

Our bylaws prohibit our total organizational and offering expenses from exceeding 15% of the amount raised in this offering. Organizational and offering expenses are all expenses incurred in organizing us and offering and selling the Units, including: selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The bylaws also prohibit the total of all acquisition fees and acquisition expenses paid in connection with an acquisition of a property from exceeding 6% of the contract price for the property unless these excess fees or expenses are approved by the board of directors. Acquisition fees are all fees and commissions paid by any party in connection with our purchase of real property. Acquisition expenses are all expenses related to the selection or acquisition of properties by us. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits will be payable by Apple Six Advisors or Apple Six Realty to us immediately upon our demand.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. Of the $400,000 received, we have used approximately $150,000 to fund registration and related fees necessary to begin the offering. We have approximately $250,000 cash on hand. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, our chairman, chief executive officer and president, has guaranteed repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing the guarantee. We would expect to repay this debt with proceeds from the sale of Units.

As indicated below, we expect that once the minimum offering of 4,761,905 Units is completed, 85.78% of the gross offering proceeds will be available for investment in properties and 0.5% will be allocated to our working capital reserve. However, the percentage of gross offering proceeds available for investment could be less if the offering expenses or the acquisition fees are greater than the amounts indicated or if we feel it prudent to establish a larger working capital reserve. For example, we might feel it prudent to establish a larger working capital reserve to cover possible unanticipated costs or liabilities. If we only receive the proceeds from the minimum offering, we will invest in fewer properties than if we were to receive the proceeds from the maximum offering of 91,125,541 Units.

The following table reflects the intended application of the proceeds from the sale of the Units.

	Minimum offering		Maximum offering
	Gross Amount	% of Proceeds	Gross Amount	% of Proceeds
Gross Proceeds (1)	$50,000,000	100.00%	$1,000,000,000	100.00%
Less Offering Expenses (2)	750,000	1.50%	5,000,000	0.50%
Selling Commissions (3)	3,750,000	7.50%	75,000,000	7.50%
Marketing Expense Allowance (3)	1,250,000	2.50%	25,000,000	2.50%

Net Proceeds after Offering Costs	$44,250,000	88.50%	$895,000,000	89.50%
Less Acquisition Fees (4)	858,000	1.72%	17,352,000	1.74%
Less Acquisition Expenses (5)	250,000	0.50%	5,000,000	0.50%

Proceeds Available for Investment and Working Capital	$43,142,000	86.28%	$872,648,000	87.26%
Less Working Capital Reserve (6)	250,000	0.50%	5,000,000	0.50%

Net Amount Available for Investment in Properties (7)	$42,892,000	85.78%	$867,648,000	86.76%

(1)	The Units are being offered on a “best-efforts” basis.
(2)	These amounts reflect our estimate of offering expenses, exclusive of the selling commissions and the marketing expense allowance payable to David Lerner Associates, such as filing and registration fees, legal, accounting and financial printing fees, and an expense reserve. If the offering expenses are greater than the amounts indicated, the amount of proceeds available for investment will decrease, and if these expenses are less, the amount available for investment will increase.
(3)	Payable to David Lerner Associates
(4)	These amounts include our estimate of real estate commissions payable to Apple Six Realty in an amount equal to 2% of the gross purchase price of each property acquired. These amounts assume that we acquire our properties without debt. These amounts would be higher if we acquire properties with debt. If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, the amount of compensation would be $34.8 million.
(5)	These amounts include our estimate of acquisition expenses such as title insurance, surveys, environmental examination fees, recording costs, transfer taxes and other routine real estate transactional expenses incurred on our behalf in connection with property acquisitions.
(6)	Until used for operating expenses, amounts in our working capital reserve, together with any other proceeds not invested in properties or used for other company purposes, will be invested in permitted temporary investments such as U.S. Government securities or similar liquid instruments.
(7)	We expect the investment properties to be hotels, residential apartment communities and other income-producing real estate located in metropolitan areas throughout the United States, except that we will not purchase apartment communities in states where Cornerstone owns apartment communities. Currently, these states are Virginia, North Carolina, South Carolina, Georgia and Texas.

COMPENSATION

The table below describes all the compensation, fees, reimbursement and other benefits which we will pay to Apple Six Advisors and Apple Six Realty. Currently, Mr. Knight is the sole shareholder of Apple Six Advisors and Apple Six Realty. Mr. Knight is also our sole executive officer. As sole shareholder of Apple Six Advisors and Apple Six Realty, Mr. Knight will receive income from Apple Six Advisors and Apple Six Realty. Mr. Knight will receive no compensation directly from us, except that as described in various places throughout this prospectus (including, without limitation, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Series B Convertible Preferred Shares”). The issuance to Mr. Knight of his Series B convertible preferred shares will result in us recognizing compensation expense for accounting purposes if certain events occur. Consistent with the accounting treatment, the Series B convertible preferred shares will constitute an economic benefit to Mr. Knight measured by the difference between the purchase price for the Series B convertible preferred shares and the value of Units into which they are converted.

Our officers and directors may receive grants of options and/or restricted stock under the Incentive Plan or the Director’s Plan.

We will pay David Lerner Associates selling commissions equal to 7.5% of the purchase price of the Units and a marketing expense allowance equal to 2.5% of the purchase price of the Units. If the minimum offering of $50,000,000 is sold, the selling commissions would be $3,750,000 and the marketing expense allowance would be $1,250,000. If the maximum offering of $1,000,000,000 is sold, the selling commissions would be $75,000,000 and the marketing expense allowance would be $25,000,000. David Lerner Associates is not related to, nor an affiliate of, either Apple Six Advisors or Apple Six Realty.

Person Receiving Compensation	Type of Compensation	Amount of Compensation
Offering Phase

David Lerner Associates	Selling Commissions and Marketing Allowance	7.5% of the purchase price of the Units and a marketing expense allowance equal to 2.5% of the purchase price of the Units. If the minimum offering of $50,000,000 is sold, the selling commissions would be $3,750,000 and the marketing expense allowance would be $1,250,000. If the maximum offering of $1,000,000,000 is sold, the selling commissions would be $75,000,000 and the marketing expense allowance would be $25,000,000.
Acquisition Phase

Apple Six Realty	Commission for acquiring our properties and real estate acquisition expenses	2% of the gross purchase price of the properties purchased by us—estimated at $858,000 if the minimum offering is sold (assuming no debt is incurred) and at $17.4 million if the maximum offering is sold (assuming no debt is incurred). If debt is incurred in each acquisition to the maximum permitted by our bylaws, and the maximum offering is sold, the amount of compensation would be $34.8 million. In addition, typical real estate acquisition expenses are estimated to be $250,000 if the minimum offering is sold and $5,000,000 if the maximum offering is sold.

Person Receiving Compensation	Type of Compensation	Amount of Compensation

Operational Phase

Apple Six Advisors	Asset management fee for managing our day-to-day operations	Annual fee payable quarterly based upon a ratio of our modified funds from operations to the amount raised in this offering ranging from 0.1% to 0.25% of the amount raised in this offering—a maximum of $125,000 per year if the minimum offering is sold; a maximum of $2,500,000 per year if the maximum offering is sold.

Apple Six Advisors and Apple Six Realty	Reimbursement for certain costs and expenses incurred on our behalf, as described in Note	Estimated to be $50,000 if the minimum offering is sold and $500,000 if the maximum offering is sold.

Disposition Phase

Apple Six Realty	Commission for selling our properties	Up to 2% of the gross sales prices of the properties sold by us.

Conflicts of Interest as a Result of Fees

Apple Six Advisors and Apple Six Realty will receive different types of compensation for services rendered in connection with the acquisition and disposition of our properties, as well as the management of our day-to-day operations. As discussed under “Conflicts of Interest,” the receipt of these fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both our company and these other entities.

Specific Amounts of Compensation Payable to Apple Six Advisors and Apple Six Realty

Except as otherwise indicated in the table, the specific amounts of compensation or reimbursement payable to Apple Six Advisors and Apple Six Realty are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to these entities may be shared or reallocated among them or their affiliates in their sole discretion as they may agree. However, compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by them or their affiliates through reclassification into a different category.

Property Acquisition/Disposition Agreement

Under a Property Acquisition/Disposition Agreement with us, Apple Six Realty has agreed to serve as the real estate advisor in connection with both our purchases and sales of properties. In exchange for these services, Apple Six Realty will be entitled to a fee from us of 2% of the gross purchase price of each property purchased (including any debt assumed or incurred in connection with the purchase of the property) by us not including amounts budgeted for repairs and improvements. Under our bylaws, the maximum leverage initially permitted is equal to half of the purchase price of all properties bought by us. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Six Realty, that amount will decrease the amount of our obligation to Apple Six Realty. We estimate typical real estate acquisition expenses, such as title insurance, surveys, environmental examination fees, recording costs, transfer taxes and other routine real estate transactional expenses to be approximately $250,000 if the minimum offering is sold and $5,000,000 if the maximum offering is sold.

Under the Property Acquisition/Disposition Agreement, Apple Six Realty also will be entitled to a fee from us in connection with the disposition of some or all of our properties equal to 2% of the gross sales price whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties, if and only if, the sales price exceeds the sum of our cost basis in the property consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the property plus 10% of the cost basis. For purposes of this calculation, our cost basis will not be reduced by depreciation.

Advisory Agreement

Under an advisory agreement with Apple Six Advisors we are obligated to pay an asset management fee which is a percentage of the cumulative gross offering proceeds which have been received from time to time from the sale of the Units. The percentage used to calculate the asset management fee is based on the return ratio, calculated on a per annum basis, for the preceding calendar quarter. The return ratio for a period is the ratio of our modified funds from operations for that period to the cumulative amount raised through all of our offerings through and including the period in question. Modified funds from operations means net income (computed in accordance with generally accepted accounting principles), excluding gains on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures, but allows for adding back non-recurring items which are not indicative of on-going performance. Modified funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. The per annum asset management fee is equal to the following with respect to each calendar quarter: 0.1% of the amount raised in this offering if the return ratio for the preceding calendar quarter is 6% or less; 0.15% of the amount raised in this offering if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; and 0.25% of the amount raised in this offering if the return ratio for the preceding calendar quarter is above 8%. Assuming the minimum offering of $50,000,000 is sold, the annual asset management fee would be between $50,000 and $125,000. Assuming the maximum offering of $1,000,000,000 is sold, the annual asset management fee would be between $1,000,000 and $2,500,000.

Apple Six Advisors will be reimbursed for certain direct costs incurred on our behalf for acquiring and operating our properties and for goods and materials used for or by us and obtained from entities that are not affiliated with Apple Six Advisors. These costs and expenses include, but are not limited to, expenses relating to shareholder communications, costs of appraisals, non-refundable option payments on property not acquired, title insurance, and all other fees, costs and expenses directly attributable to the acquisition and ownership of our properties. These expenses also include ongoing accounting, reporting and filing obligations of ours that are provided to us by Apple Six Advisors and payments made to third-parties that are made by Apple Six Advisors on our behalf. These expenses will not include any amounts for overhead of Apple Six Advisors. In addition, there will be no “mark-up” of these expenses by either of these entities. Operating expenses reimbursable to Apple Six Advisors are subject to the overall limitation on operating expenses discussed under “Apple Six Advisors and Affiliates—The Advisory Agreement,” but the amount of reimbursement is not otherwise limited.

Apple Six Advisors and Apple Six Realty may provide other services to us and be entitled under certain conditions to compensation or payment for those services. Those conditions, which are summarized under “Conflicts of Interest—Transactions with Affiliates and Related Parties,” include the requirement that each transaction be approved by the affirmative vote of a majority of the directors. Currently, there are no arrangements or proposed arrangements between us, on the one hand, and these two entities, on the other hand, for the provision of other services to us or the payment of compensation or reimbursement. If any other arrangements arise in the future, the terms of the arrangements, including the compensation or reimbursement payable, will be subject to the restrictions in our bylaws. The compensation, reimbursement or payment could take the form of cash or property, including Units.

CONFLICTS OF INTEREST

General

We may be subject to various conflicts of interest arising from our relationship with Apple Six Advisors, Apple Six Realty and Glade M. Knight, our chairman, chief executive officer and president. Mr. Knight is currently the sole shareholder of Apple Six Advisors and Apple Six Realty.

Apple Six Advisors and Apple Six Realty and Mr. Knight are not restricted from engaging for their own account in business activities of the type conducted by us. Occasions may arise when our interests conflict with those of one or more of Mr. Knight, Apple Six Advisors and Apple Six Realty. Apple Six Advisors, Apple Six Realty and Mr. Knight are accountable to us and our shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling our affairs.

Apple Six Advisors and Apple Six Realty will assist us in acquisition, organization, servicing, management and disposition of investments.

Although we do not currently anticipate entering into joint ventures with other entities, including Apple Six Advisors or Apple Six Realty, we may do so in order to obtain an interest in properties. These joint ventures may have divergent interests or goals which may be inconsistent with our goals. In addition, we are represented by the same legal counsel that represents Mr. Knight, Apple Six Advisors and Apple Six Realty. To the extent a conflict arises regarding legal representation, Mr. Knight, Apple Six Advisors and Apple Six Realty will obtain separate independent counsel.

Conflicts with Respect to Fees Paid by us to Apple Six Advisors and Apple Six Realty

The receipt of various fees from us by Apple Six Advisors and Apple Six Realty may result in potential conflicts of interest for persons, particularly Mr. Knight, who participate in decision making on behalf of both us and these other entities.

Conflicts With Respect To Commissions. For example, Apple Six Realty will receive a 2% commission upon each purchase by us of a property, and a commission of 2% upon each sale by us of a property. Therefore, its compensation will increase in proportion to the number of properties purchased and sold by us and the properties’ gross purchase and sale prices. Apple Six Realty has an incentive to see that multiple properties are purchased and sold by us. In addition, since Apple Six Realty’s commission is based on gross purchase price, it has an incentive to encourage us to purchase highly-leveraged properties in order to maximize commissions.

Conflicts With Respect To Asset Management Fees. Apple Six Advisors’ asset management fee is a percentage of total proceeds received from time to time by us from the sales of our Units. Accordingly, it has an incentive to see that sales of Units are closed as quickly as possible by us.

Series B Convertible Preferred Shares

We issued to Mr. Knight all of the 240,000 outstanding Series B convertible preferred shares. Each Series B convertible preferred share was issued in exchange for $0.10 per share. Under limited circumstances these shares may be converted into common shares thereby resulting in dilution of the shareholders’ interest in us. Upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and will no longer have the priority distribution in liquidation associated with the Series A preferred shares. Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our four other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Although, Mr. Knight can influence both the timing and conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders these actions require board approval. There are no dividends payable on the Series B convertible preferred shares. The effect of the conversion of the Series B convertible preferred shares as a result of this offering is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment of $24,000. For a description of the Series B convertible shares see “Principal and Management Shareholders” and “Description of Capital Stock.”

Policies to Address Conflicts

The board of directors, Apple Six Advisors and Apple Six Realty will also be subject to the various conflicts of interest described below. Policies and procedures will be implemented to try to ameliorate the effect of potential conflicts of interest. By way of illustration, the bylaws place limitations on the terms of contracts between us and Apple Six Advisors or Apple Six Realty designed to ensure that these contracts are not less favorable to us than would be available from an unaffiliated party. However, some potential conflicts of interest are not easily susceptible to resolution.

Prospective shareholders are entitled to rely on the general fiduciary duties of the directors, Apple Six Advisors and Apple Six Realty as well as the specific policies and procedures designed to ameliorate potential conflicts of interest. Apple Six Advisors and Apple Six Realty believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements between us, on the one hand, and Apple Six Advisors and Apple Six Realty, on the other hand, will provide substantial protection for the interests of the shareholders. We do not believe that the potential conflicts of interests described in this prospectus will have a material adverse effect upon our ability to realize our investment objectives.

Transactions with Affiliates and Related Parties

Under the bylaws, transactions between us and Apple Six Advisors or Apple Six Realty must be in all respects fair and reasonable to our shareholders. If any proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to us than those prevailing for arms-length transactions concerning comparable property, and at a price to us no greater than the cost of the asset to the seller unless a majority of the directors determines that substantial justification for the excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

Apple Six Advisors and Apple Six Realty will receive compensation from us for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on operation expenses. The board of directors will have oversight responsibility with respect to our relationships with Apple Six Advisors or Apple Six Realty and will attempt to ensure that they are structured to be no less favorable to us than our relationships with unrelated persons or entities and are consistent with our objectives and policies. Otherwise, there are no limitations on the reimbursements we may make to Apple Six Advisors or Apple Six Realty for expenses they incur on our behalf.

Interlocking Boards of Directors

Glade M. Knight, Lisa B. Kern, Bruce H. Matson, Michael S. Waters and Robert M. Wily will serve as directors on our board and concurrently serve as directors for Apple Hospitality Five and Apple Hospitality Two. Mr. Knight is chairman, chief executive officer and president of Apple Hospitality Five and chairman and chief executive officer of Apple Hospitality Two. There may be instances where our hotels are in the same markets as hotels owned by Apple Hospitality Five and Apple Hospitality Two. However, because the hotels are managed by third-party management companies and neither our board of directors nor the boards of directors of Apple Hospitality Five and Apple Hospitality Two play a direct role in the management of the hotels, we do not believe that having the same board of directors or being in the same markets will present a material conflict of interest. The board acting directly or indirectly through authorized officers will make decisions as to property acquisitions. The board will endeavor to act in the best interests of each company.

We expect that no third-party management company will have personal or business relations to us, Apple Hospitality Five or Apple Hospitality Two other than through the management of our properties.

Competition Between Us and Mr. Knight

Mr. Knight or other companies organized by him, may form additional REITs, limited partnerships and other entities to engage in activities similar to ours. We have no contractual rights with Mr. Knight, such as a right of first refusal, that obligates him to sell any property to us or specifies a minimum standard of time and attention that he is required to devote to us.

The competing activities of Apple Six Advisors and Apple Six Realty and Mr. Knight may involve conflicts of interest. For example, Mr. Knight is interested in the continuing success of previously formed ventures because he has existing fiduciary responsibilities to investors in those ventures, he may be personally liable on obligations of those ventures and he has equity and incentive interests in those ventures. Those ventures are Apple Hospitality Five, Apple Hospitality Two and Cornerstone. All of these entities have similar investment objectives as we do and, in addition, may compete against us for properties.

Mr. Knight also is the chairman and chief executive officer of Cornerstone, which engages in the ownership of apartment communities. Mr. Knight has an employment agreement with Cornerstone that imposes certain limitations upon Mr. Knight’s ability to be involved in other companies that may compete with Cornerstone. Specifically, under the employment agreement, Mr. Knight has agreed that during the term of his employment by Cornerstone (and for a one-year period thereafter if Mr. Knight terminates his employment with Cornerstone), he will not be connected in any manner with any business that owns, operates or manages multi-family residential real property in any states in which Cornerstone is engaged in any such operations at the time in question. Currently, Cornerstone owns apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. So long as Mr. Knight remains our chairman, chief executive officer and president (or otherwise is connected with us), and is subject to the non-competition covenant in the Cornerstone employment agreement, we will not acquire apartment communities in these five states, as well as any additional states in which Cornerstone may acquire apartment communities before we acquire apartment communities in those states. The restrictions in Mr. Knight’s employment agreement with Cornerstone may prevent us from acquiring apartment communities in markets we deem desirable. In addition, Cornerstone is not prohibited from acquiring and operating apartment communities in any states, including states in which we might acquire properties before Cornerstone. Thus, we may compete directly with Cornerstone in certain markets.

Glade M. Knight, our chairman, chief executive officer and president, may from time to time become aware of apartment communities available for sale that could be purchased either by us or by Cornerstone. Mr. Knight would expect to recommend the possible acquisition of an apartment community to one company or the other company based upon their respective business plans, the markets in which the companies already own properties, the type of property involved and other relevant considerations, but there can be no assurance that these types of considerations will eliminate any potential conflict of interest presented by this situation.

We, Cornerstone, Apple Hospitality Two, Apple Hospitality Five, and any other companies that may in the future be formed by Glade M. Knight, may in certain circumstances compete with one another in seeking to dispose of properties. This could occur when a potential purchaser of properties has an interest in properties or types of properties owned by more than one of these companies. Mr. Knight believes that the magnitude of this potential risk will be lessened by certain factors, including that the companies will differ in certain aspects in the types and locations of the assets they hold and will often, at any given time, be in different stages of their business or development plans. However, there is no assurance that a prospective purchaser would not make an attractive offer to more than one of these companies. The boards of directors of the companies to whom such a potential offer might be made would have to carefully evaluate all terms of the offer in light of the particular company’s overall business plan, including possible future alternative disposition or liquidation options.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. This line of credit has been guaranteed by Glade M. Knight, chairman, chief executive officer and president. We would expect to repay this debt with proceeds of this offering. Because Mr. Knight is personally liable for repayment of this debt, he would have an incentive to see that at least the minimum offering is raised. This could present a conflict of interest for Mr. Knight since his personal interests would be adversely affected if the offering is not successful for any reason.

Competition for Management Services

Mr. Knight is, and in the future will be, an officer or director of one or more entities, which engage in the brokerage, sale, operation, or management of real estate. These entities include Apple Hospitality Five, Apple Hospitality Two and Cornerstone. Accordingly, Mr. Knight may have conflicts of interest in allocating management time and services between us and those entities. None of the organizational documents for us, Apple Hospitality Five, Apple Hospitality Two or Cornerstone specify a minimum standard of time and attention that Mr. Knight is required to provide to each of those entities.

INVESTMENT OBJECTIVES AND POLICIES

The following is a discussion of our current policies with respect to investments, financing and other activities. These policies have been established by our management. These policies may be amended or waived from time to time at the discretion of our board of directors without a vote of our shareholders. No assurance can be given that our investment objectives will be attained.

Investments in Real Estate or Interests in Real Estate

Our primary business objective is to maximize shareholder value by achieving long-term growth in cash distributions to our shareholders. We intend to pursue this objective by acquiring hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States for long-term ownership, except that we will not purchase apartment communities in states where Conerstone owns apartment communities. Currently, these states are Virginia, North Carolina, South Carolina, Georgia and Texas. We generally intend to acquire fee ownership of our properties. We seek to maximize current and long-term net income and the value of our assets. Our policy is to acquire assets where we believe opportunities exist for acceptable investment returns.

We expect to pursue our objectives primarily through the direct ownership of hotels, residential apartment communities and other income-producing real estate assets in metropolitan areas throughout the United States, except that we will not purchase apartment communities in states where Conerstone owns apartment communities. Currently, these states are Virginia, North Carolina, South Carolina, Georgia and Texas. However, investment activities will not be limited to any geographic area or product type or to a specified percentage of our assets.

Although we are not currently doing so, we also may participate with other entities in property ownership, through joint ventures or other types of common ownership. We will only enter into joint ventures to the extent that such ventures are consistent with our goal of acquiring hotels, residential apartment communities and other income-producing real estate, which we believe will provide acceptable investment returns. Equity investments may be subject to existing mortgage financing and other indebtedness which have priority over our equity interests. We do not anticipate investing in the securities of other issuers for the purpose of exercising control. It is our policy that we will not offer securities in exchange for property.

It is possible that we may purchase properties from affiliates. We have no limitation on the portion of our portfolio that may be purchased from our affiliates. However, we have no present plan or intention to purchase properties from any affiliates.

It is our policy that we will not sell, transfer or lend any assets or property to any of our affiliates, including Apple Six Advisors, Apple Six Realty, Apple Hospitality Two, Apple Hospitality Five, Cornerstone and Glade Knight, or purchase, borrow or otherwise acquire any assets or property from any of our affiliates, including Apple Six Advisors, Apple Six Realty, Apple Hospitality Two, Apple Hospitality Five, Cornerstone and Glade Knight, directly or indirectly, unless the transaction comes within one of the following exceptions:

•	the transaction consists of the acquisition of property or assets at our formation or shortly thereafter, and is fully disclosed in this prospectus; or

•	the transaction is a borrowing of money by us on terms not less favorable than those then prevailing for comparable arms-length borrowings; or

•	the transaction consists of the acquisition by us of federally insured or guaranteed mortgages at prices not exceeding the currently quoted prices at which the Federal National Mortgage Association is purchasing comparable mortgages; or

•	the transaction consists of the acquisition of other mortgages if an appraisal is obtained concerning the underlying property and on terms not less favorable to us than similar transactions involving unaffiliated parties; or

•	the transaction consists of the acquisition by us of other property at prices not exceeding the fair value thereof as determined by an independent appraisal.

All of the above transactions and all other transactions (other than the entering into, and the initial term under, the advisory agreement and the property acquisition/disposition agreement, each of which agreement is specifically disclosed in this prospectus), whether the transaction involves the transfer of property, the lending of money or the rendition of any services, in which any persons have any direct or indirect interest will be permitted only if:

•	the transaction has been approved by the affirmative vote of the majority of the independent directors; and

•	if the transaction involves the purchase or acquisition of property, the purchase or acquisition from any person is on terms not less favorable to us than those then prevailing for arms-length transactions concerning comparable property (based upon a determination of a majority of the directors, including a majority of the independent directors); and

•	each transaction is in all respects on the terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our shareholders and, in the case of a purchase or acquisition of property, at a price to us no greater than the cost of the asset to other persons (based upon a determination of a majority of the directors, including a majority of the independent directors) or, if the price to us is in excess of such cost, then substantial justification for such excess must exist and such excess is not unreasonable (based upon a determination of a majority of the directors, including a majority of the independent directors).

We will not invest in joint ventures with either Apple Six Advisors or any affiliate of Apple Six Advisors, unless:

•	the transaction has been approved by the affirmative vote of a majority of the independent directors;

•	the transaction is on terms not less favorable to us than those then prevailing for comparable arms-length transactions (based upon a determination of a majority of the directors, including a majority of the independent directors); and

•	each such transaction is in all respects on such terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to our shareholders and on substantially the same terms and conditions as those received by other joint venturers (based upon a determination of a majority of the directors, including a majority of the independent directors).

We reserve the right to dispose of any property if we determine the disposition of a property is in our best interests and the best interests of our shareholders.

Borrowing Policies

We intend to purchase our properties using cash or interim borrowings. We will endeavor to repay any interim borrowings with proceeds from the sale of Units. However, we may not necessarily hold our properties on an unleveraged basis. When advisable, we may incur medium or long-term debt secured by our properties. One purpose of borrowing could be to permit our acquisition of additional properties through the “leveraging” of shareholders’ equity contributions. Alternatively, we might find it necessary to borrow to permit the payment of operating deficits at properties we already own. Furthermore, properties may be financed or refinanced if the board of directors deems it in the best interests of shareholders because, for example, indebtedness can be incurred on favorable terms and the incurring of indebtedness is expected to improve the shareholders’ after-tax cash return on invested capital.

Loans we obtain may be evidenced by promissory notes secured by mortgages on our properties. As a general policy, we would seek to obtain mortgages securing indebtedness which encumber only the particular property to which the indebtedness relates, but recourse on these loans may include all of our assets. If recourse on any loan incurred by us to acquire or refinance any particular property includes all of our assets, the equity in other properties could be reduced or eliminated through foreclosure on that loan.

Subject to the approval of the board of directors, we may borrow from Apple Six Advisors or Apple Six Realty. Those entities are under no obligation to make any loans, however. After the initial closing of $50,000,000, any loans made by Apple Six Realty or Apple Six Realty must be approved by a majority of the directors as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances.

After the initial closing of $50,000,000, our bylaws will prohibit us from incurring debt if the debt would result in aggregate debt exceeding 100% of “Net Assets,” defined generally to mean assets at cost, before subtracting liabilities, unless the excess borrowing is approved by a majority of the directors and disclosed to the shareholders as required by the bylaws. The bylaws also will prohibit us from allowing aggregate borrowings to exceed 50% of our “Adjusted Net Asset Value,” defined generally to mean assets at fair market value, before subtracting liabilities, subject to the same exception described in the previous sentence. In addition, the bylaws will provide that the aggregate borrowings must be reasonable in relation to our net assets and must be reviewed quarterly by the directors. Subject to the limitations on the permitted maximum amount of debt, there is no limitation on the number of mortgages or deeds of trust which may be placed against any particular property.

Assuming the directors approve, we may borrow in excess of the debt limitations described in the previous paragraph in order to acquire a portfolio of properties. If attainable, the acquisition of a portfolio of properties early in our existence would, in the opinion of our management, provide us with greater ability to acquire other properties in the future as proceeds from the sale of Units are received and provide us with economies of scale from the outset. We have no current plan or intention to make loans to other persons or entities.

Reserves

A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with our operations. We will initially allocate not less than 0.5% of the proceeds of the offering to our working capital reserve. As long as we own any properties, we will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the board of directors. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties.

Sale Policies

We are under no obligation to sell our properties, and we currently anticipate that we will hold our properties for a minimum of seven years. However, a sale of one or more properties may occur at any time if Apple Six Advisors deems it advisable for us based upon current economic considerations, and the board of directors concurs with the decision. In deciding whether to sell a property, Apple Six Advisors will also take into consideration factors such as: the amount of appreciation in value, if any, to be realized; federal, state and local tax consequences; the possible risks of continued ownership; and the anticipated advantages to be gained for the shareholders from sale of a property versus continuing to hold property.

Currently, we expect that within approximately seven years from the initial closing, we will:

•	cause the common shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System;

•	dispose of all of our properties in a manner which will permit distributions to our shareholders of cash; or

•	merge, consolidate or otherwise combine with a real estate investment trust or similar investment vehicle.

The taking of any of these actions would be conditioned on the board of directors determining the action to be prudent and in the best interests of the shareholders. Virginia law and our articles of incorporation state that a majority of the common shares then outstanding and entitled to vote is required to approve the sale of all or substantially all our assets. However, we are under no obligation to take any of these actions, and these actions, if taken, might be taken after the seven-year period mentioned above.

Underwriting Policy

We do not intend to underwrite securities of other issuers, including securities of Apple Hospitality Two, Apple Hospitality Five, Cornerstone or any of our other affiliates.

Our bylaws place certain restrictions on the type of activities we conduct. Specifically, our bylaws state that we will not:

•	invest more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property;

•	invest in commodities or commodity future contracts or effect short sales of commodities or securities, except when done solely for hedging purposes;

•	invest in or make mortgage loans on property unless we obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title;

•	invest in contracts for the sale of real estate unless they are recordable in the chain of title;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property (at the time we make or invest in our mortgage loan), including our loans, would exceed 85% of the appraised value of the property;

•	make or invest in junior mortgage loans, provided that this and the preceding limitation will not apply to us taking back secured debt in connection with the sale of any property;

•	issue securities that are redeemable;

•	issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service the higher level of debt or unless our cash flow (for the last fiscal year) excluding extraordinary, nonrecurring items, is sufficient to cover the debt service on all debt securities to be outstanding;

•	invest more than 20% of our total assets in the equity securities of any non-governmental issuer, including other REITs or limited partnerships for a period in excess of 18 months;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	incur any indebtedness, secured or unsecured, which would result in an aggregate amount of indebtedness in excess of 100% of Net Assets (before subtracting any liabilities), unless any excess borrowing over such 100% level shall be approved by a majority of the independent directors and disclosed to the shareholders in our next quarterly report, along with justification for such excess;

•	allow our aggregate borrowings to exceed 50% of our adjusted net asset value (before subtracting any liabilities), unless any excess borrowing over the 50% level is approved by a majority of the independent directors and disclosed to the shareholders in our next quarterly report, along with justification for the excess;

•	invest in single-family residential homes, condominiums, secondary homes, nursing homes or mobile home parks;

•	engage in any short sale, underwrite or distribute, as an agent, securities issued by others, or engage in trading, as compared with investment activities; and

•	acquire securities in any company holding investments or engaging in activities prohibited by the Internal Revenue Code of 1986, as amended, or Virginia law.

Changes in Objectives and Policies

Subject to the limitations in the articles of incorporation, the bylaws and the Virginia Stock Corporation Act, the powers of our company will be exercised by or under the authority of, and the business and affairs of our company will be controlled by, the board of directors. The board of directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor our procedures, investment operations and performance of our company.

In general, the articles of incorporation and the bylaws can be amended only with the affirmative vote of a majority of the outstanding common shares, except that the bylaws may be amended by the board of directors if necessary to comply with the real estate investment trust provisions of the Internal Revenue Code or with other applicable laws, regulations or requirements of any state securities regulator. The bylaws can also be amended by the board of directors to:

•	correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the articles;

•	make changes that are not materially adverse to the rights of shareholders; or

•	allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take.

Within the express restrictions and prohibitions of the bylaws, the articles of incorporation and applicable law, however, the board of directors has significant discretion to modify our investment objectives and policies, as stated in this prospectus. We have no present intention to modify any of our investment objectives and policies, and it is anticipated that any modification would occur only if business and economic factors affecting us make our stated investment objectives and policies unworkable or imprudent. By way of illustration only, the board of directors could elect to acquire primarily commercial properties such as parking garages instead of hotels or apartment communities.

Thus, while this prospectus accurately and fully discloses our current investment objectives and policies, prospective shareholders must be aware that the board of directors, acting consistently with our organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand our objectives and policies from time to time. Any action by the board of directors would be based upon the perceived best interests of us and our shareholders.

DISTRIBUTIONS POLICY

Distributions will be at the discretion of our board of directors and will depend upon factors including:

•	the gross revenues we receive from our properties;

•	our operating expenses;

•	our interest expenses incurred in borrowing;

•	capital expenditures; and

•	our need for cash reserves.

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to the sum of 90% of our REIT taxable income before deduction of dividends paid and excluding any net capital gain and 90% of any net income from foreclosure property less the tax on that income, minus limited categories of excess non-cash income (including, cancellation of indebtedness and original issue discount income).

While we intend to make monthly distributions, there can be no assurance that we will be able to make distributions at any particular time or rate, or at all.

In accordance with applicable real estate investment trust requirements, we will make distributions in compliance with the Internal Revenue Code.

We anticipate distributions will exceed net income determined in accordance with generally accepted accounting principles in the U.S. due to non-cash expenses, primarily depreciation and amortization. We may from time to time distribute funds that include a return of capital and we may from time to time need to borrow to make distributions.

BUSINESS

General

We are based in Richmond, Virginia. We plan to elect to be treated as a real estate investment trust for federal income tax purposes beginning with our taxable year ending December 31, 2004. We plan to acquire and own hotels, residential apartment communities and other income-producing real estate in metropolitan areas throughout the United States. We plan to acquire a diverse portfolio of properties in markets that we believe will continue to perform well over time. There is no specific geographic area in which we propose to acquire or not acquire properties, except that we will not acquire apartment communities in the states in which Cornerstone owns apartment communities at any given time. Currently, these states are Virginia, North Carolina, South Carolina, Georgia and Texas.

Business Strategies

Our primary business objective is to maximize shareholder value by maintaining long-term growth in cash distributions to our shareholders. To achieve this objective, we will focus on maximizing the internal growth of our portfolio by selecting properties that have strong cash flow growth potential.

We have created three wholly-owned subsidiaries to hold our property acquisitions: Apple Six Hospitality, Inc., Apple Six Residential, Inc., and Apple Six Ventures, Inc. The types of properties we will acquire and the entity holding the properties are described below.

Hotels. The hotels we acquire may be full-service or select-service (including extended-stay). Full-service hotels generally provide a full complement of guest amenities including restaurants, concierge, porter and room service or valet parking. Select-service hotels typically do not include these amenities. Extended-stay hotels offer residential style lodging with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. We will only purchase hotels within the United States. Currently, we do not own any hotels. Apple Six Hospitality, or one of its wholly-owned subsidiaries, will own all of the hotels we acquire.

We will seek associations with distinctive brands in the hotel markets. However, we do not anticipate affiliating ourselves with only one brand of franchise or license. Because we are prohibited under the federal tax laws pertaining to qualifying as a real estate investment trust from operating our hotels directly, we will lease each of our hotels to our wholly-owned, taxable REIT subsidiary, Apple Six Hospitality Management, or another lessee for their management. We anticipate that substantially all of our hotels will be leased to Apple Six Hospitality Management or one of its wholly-owned subsidiaries. Apple Six Hospitality Management has so significant assets.

We can own up to 100% of the stock of a taxable REIT subsidiary. The REIT Modernization Act permits us to lease the hotels that we own to Apple Six Hospitality Management, rather than requiring us to lease our hotels to a separate, unaffiliated entity. The hotels that we lease to Apple Six Hospitality Management will still have to be managed by an unaffiliated third party. Any net profit from the leases held by Apple Six Hospitality Management, after payment of any applicable corporate tax, will be available for distribution to us.

We expect that our leases for our hotels with Apple Six Hospitality Management will be long-term leases. We anticipate that each lease will provide for an initial term of ten years. We anticipate that we will have identified and secured an unaffiliated manager and licensor at or prior to entering into a lease agreement with Apple Six Hospitality Management. We anticipate that each lease will provide that rents will be based on a base amount and a percentage of gross income. We anticipate that Apple Six Hospitality Management will pay:

•	fixed monthly base rent;

•	on a monthly basis, the excess of “participating rent” over base rent, with participating rent based on percentages of room revenue, food and beverage revenue (if any) and telephone and other revenue at each property; and

•	other amounts, including interest accrued on any late payments or charges.

Base rent may increase annually by a percentage equal to the percentage increase in the consumer price index compared to the prior year. Base rent will be payable monthly in advance. Participating rent may be payable in arrears based on a monthly schedule adjusted to reflect the seasonal variations in the property’s revenue.

In addition to rent, the leases may require Apple Six Hospitality Management to pay the following items: liability insurance and all costs, expenses, utility and other charges incurred in the operation of the properties. The leases may also provide for rent reductions and abatements in the event of damage or destruction or a partial condemnation of any property. We expect to be responsible for the following items: real estate and personal property taxes and assessments and casualty insurance, including loss of income insurance.

The hotel industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other hotels both in the immediate vicinity and the geographic market where our hotels will be located. Over-building of hotels in the markets in which we operate would increase the number of rooms available and may decrease occupancy and room rates. In addition, increases in operating costs due to inflation may not be offset by increased room rates. We will also face competition from nationally recognized hotel brands with which we will not be associated.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national hotel chains and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other hotel real estate investment trusts and real estate entities.

Apartment Communities. We intend to acquire apartment communities in metropolitan areas throughout the United States. However, so long as Mr. Knight remains connected with us and is subject to the non-competition covenant in his employment agreement with Cornerstone, we will not acquire apartment communities in the states in which Cornerstone owns apartment communities at any given time. These states currently are Virginia, North Carolina, South Carolina, Georgia and Texas. In addition, Cornerstone could acquire apartment communities in other states before we acquire apartment communities in those states. We plan to acquire a diverse portfolio of strong performing properties in markets that we believe will continue to perform well over time. Our apartment communities may be managed by third-party managers. Apple Six Residential, or one of its wholly-owned subsidiaries, will own all of our residential apartment communities. Apple Six Residential has no significant assets.

The apartment community industry is highly competitive. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other apartment communities both in the immediate vicinity and the geographic market where our apartment communities will be located. Over-building of apartment communities in the markets in which we operate would increase the number of apartment communities available and may decrease occupancy and rental rates. In addition, increases in operating costs due to inflation may not be offset by increased rental rates.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts, national apartment community chains and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other apartment community real estate investment trusts and real estate entities.

Other Real Estate. Even though we intend primarily to acquire hotels and apartment communities, we may use a significant portion of the offering proceeds to purchase other real estate. This real estate will be owned by Apple Six Ventures, or one of its wholly-owned subsidiaries. Apple Six Ventures has no significant assets. We believe that approximately 20% of the net proceeds raised in this offering will be used to acquire real estate other than hotels and apartment communities. However, we may use more or less than 20% of the proceeds from this offering to acquire real estate other than hotels and apartment communities and are not bound to that limit. Real estate we acquire may include but will not be limited to parking garages, self-storage facilities, restaurants and retail and office developments.

These industry sectors are known to be highly competitive. This competition could reduce revenues at our properties, which would adversely affect our operations. Regardless of what real estate we purchase, we will undoubtedly face competition from many sources both in the immediate vicinity and the geographic market where our properties will be located. Over-building in any of these industry sectors in the markets in which we operate would increase the competition and may decrease rental rates. In addition, increases in operating costs due to inflation may not be offset by increased rental rates.

We will also face competition for investment opportunities. These competitors may be other real estate investment trusts and other entities that may have substantially greater financial resources than we do. We also will face competition for investors from other hotel real estate investment trusts and real estate entities.

Legal Proceedings

We are not presently subject to any material litigation. To our knowledge, there is no material litigation threatened against us. We may become subject to litigation in the future, including routine litigation arising in the ordinary course of business.

Regulation

Our properties may be subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. We intend to acquire the necessary permits and approvals under present laws, ordinances and regulations to operate our business.

Americans With Disabilities Act

Our properties will need to comply with Title III of the Americans with Disabilities Act of 1990 (the “ADA”) to the extent they are “public accommodations” and/or “commercial facilities” under the ADA. Compliance with ADA requirements could require removal of structural barriers to handicapped access in public areas of the properties where removal is readily achievable.

Environmental Matters

Under federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and remediate hazardous or toxic substances or petroleum product releases at a property. In addition, the owner or operator may be held liable to a government entity or third party for property damage and investigation and remediation costs incurred by parties in connection with the contamination. These laws typically impose cleanup responsibility and liability without regard to whether the owner or operator knew of, or caused the presence of, the contaminants. The costs of investigation, remediation or removal of substances may be substantial, and the presence of these substances, or the failure to properly remediate these substances, may adversely affect the owner’s ability to sell or rent the real estate or to borrow using the real estate as collateral.

In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs incurred in connection with the contamination. Individuals who arrange for the disposal or treatment of hazardous or toxic substances may be held liable for the costs of investigation, remediation or removal of hazardous or toxic substances at or from the disposal or treatment facility regardless of whether the facility is owned or operated by the person. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

Federal, state and local laws, ordinances and regulations also govern the removal, encapsulation or disturbance of asbestos-containing materials (“ACMs”) when the materials are in poor condition or in the event of the remodeling, renovation or demolition of a building. These laws may impose liability for the release of ACMs and may provide for third parties to seek recovery from owners or operators of real estate for personal injury associated with ACMs. In connection with the ownership and operation of its properties, we may be potentially liable for costs in connection with ACMs or other hazardous or toxic substances.

Prior to acquisition, all of our properties will have been the subject of environmental assessments, which are intended to reveal information regarding, and to evaluate the environmental condition of, the surveyed properties and surrounding properties. These assessments will generally include:

•	a historical review;

•	a public records review;

•	a preliminary site investigation of the site and surrounding properties;

•	examining for the presence of asbestos;

•	examining for equipment containing polychlorinated biphenyls;

•	examining for underground storage tanks; and

•	the preparation of a written report.

These assessments generally will not include soil sampling or subsurface investigations.

Nevertheless, it is possible that these assessments will not reveal all environmental liabilities or that there are unknown material environmental liabilities. Moreover, we cannot guarantee that:

•	future laws, ordinances or regulations will not require any material expenditures by or impose any material liabilities in connection with environmental conditions by or on us or our properties;

•	the environmental condition of a property we purchase will not be adversely affected by residents and occupants of the property, by the condition of properties in the vicinity, such as the presence of underground storage tanks, or by unrelated third parties; or

•	prior owners of any property we purchase will not have created unknown environmental problems.

We will endeavor to ensure our properties will be in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products.

Insurance

We will carry comprehensive liability, fire, extended coverage and rental loss insurance with respect to any property we acquire, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses, such as losses arising from earthquakes or wars, that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital invested in the affected property, as well as the anticipated future revenues from the property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. We could be adversely affected by any such loss.

Seasonality

The hotel industry historically has been seasonal in nature. Seasonal variations in occupancy at the hotels may cause quarterly fluctuations in revenues. To the extent that cash flow from operations is insufficient during any quarter, due to temporary or seasonal fluctuations in revenue, we expect to utilize cash on hand to make distributions.

The apartment community industry historically has not been seasonal in nature and we do not expect to realize any effects from seasonality with respect to any apartment communities we acquire.

Available Information

We have filed a registration statement, of which this prospectus is a part, on Form S-11 with the Securities and Exchange Commission (the “Commission”) relating to this offering of Units. This prospectus does not contain all of the information in the registration statement or the exhibits and financial statements included with the registration statement. If we describe the contents of any contract or other document in this prospectus, the description may not necessarily be a complete description. You should refer to the copy of the document filed as an exhibit to the registration statement or incorporated by reference for a complete description. You can obtain copies of the registration statement and the exhibits for a fee from the Commission at its principal office in Washington, D.C.

We will also file periodic reports, proxy statements and other information with the Commission. You can review and copy these documents at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains an Internet web site that contains these documents and other information regarding registrants that file electronically. The Internet address of the Commission’s web site is: http://www.sec.gov.

We will furnish our shareholders with annual reports containing financial statements audited by our independent auditors.

MANAGEMENT

We are managed by a board of directors elected by our shareholders. The directors are responsible for appointing our executive officers and for determining our strategic direction. The executive officers serve at the discretion of the board and are chosen annually by the board at its first meeting following the annual meeting of shareholders. Currently, Glade M. Knight is our sole director and executive officer. The following table sets forth the names and ages of Mr. Knight and those additional persons who will be elected as directors prior to the time of initial closing of the minimum 4,761,905 Units.

Name	Age	Position
Glade M. Knight	59	Chairman, Chief Executive Officer and President (Principal Financial Officer)
Lisa B. Kern	43	Director*
Bruce H. Matson	46	Director*
Michael S. Waters	48	Director*
Robert M. Wily	54	Director*

*	To be elected prior to the initial closing.

Glade M. Knight. Mr. Knight is our chairman, chief executive officer and president. He is also our principal financial officer. Mr. Knight is the chief executive officer and sole shareholder of Apple Six Advisors and Apple Six Realty.

Mr. Knight founded and serves as chairman, chief executive officer and president of Apple Hospitality Five and the chairman and chief executive officer of Apple Hospitality Two and Cornerstone, which are real estate investment trusts. Apple Hospitality Five, which began operations in 2003, acquires and owns upper-end, extended-stay and other hotels in select metropolitan areas throughout the Unites States. Apple Hospitality Two, which began operation in 2001, acquires and owns upper-end, extended-stay hotels in select metropolitan areas throughout the United States. Cornerstone, a publicly traded company, which began operations in 1993, acquires, owns and operates apartment communities in Texas, the mid-Atlantic and southeastern regions of the United States. The common shares of Cornerstone trade on the New York Stock Exchange under the symbol “TCR”.

Mr. Knight is chairman of the board of trustees of Southern Virginia College in Buena Vista, Virginia. Mr. Knight is also a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of and active lecturer for the university’s Entrepreneurial Department of the Graduate School of Business Management.

Lisa B. Kern. Ms. Kern is a portfolio manager and vice president of Davenport & Co., LLC, an investment banking firm in Richmond, Virginia. She has held that position since 1996. Previously, Ms. Kern was a vice president with Crestar Bank’s Trust and Investment Management Group from 1989 to 1996. Ms. Kern is also a director of Apple Hospitality Five and Apple Hospitality Two.

Bruce H. Matson. Mr. Matson is a vice president and director of the law firm of LeClair Ryan, a Professional Corporation in Richmond, Virginia. He has been with LeClair Ryan since 1994. Mr. Matson has practiced law since 1983. He is also a director of Apple Hospitality Five and Apple Hospitality Two.

Michael S. Waters. Mr. Waters is president and co-founder of Partnership Marketing, Inc. He has held that position since 1999. From 1995 through 1998, Mr. Waters served as a vice president and general manager of GT Foods, a division of GoodTimes Home Video. From 1987 to 1995, he served as a vice president and general manager for two U.S. subsidiaries (Instant Products of America and Chocolate Products) of George Weston Ltd. (Canada), a fully-integrated food retailer and manufacturer. He is also a director of Apple Hospitality Five and Apple Hospitality Two.

Robert M. Wily. Mr. Wily is an international judicial consultant. He resides in Lindon, Utah. Mr. Wily was the Director of Client Services of the Center for Claims Resolution from November 2000 through June 2001. Prior to that position, he served as the Deputy Chief, Article III Judges Division, of the Administrative Office of the U.S. Courts from 1999 to 2000. He has served as the Clerk of Court for both the United States Bankruptcy Court for the Eastern District of Virginia from 1986 to 1999 and the District of Utah from 1981 to 1986. Prior to those positions, Mr. Wily was in the private practice of law. He is also a director of Apple Hospitality Five and Apple Hospitality Two.

Our officers and directors will not be permitted to purchase Units in order to reach the minimum offering of 4,761,905 Units.

Classification of the Board

The board will be divided into three classes. The terms of the first, second and third classes will expire in 2005, 2006, and 2007, respectively. Directors of each class will be elected for three year terms upon the expiration of the current class’ term. The staggered terms for directors may affect our shareholders’ ability to effect a change in control even if a change in control was in our shareholders’ best interest. Mr. Knight’s term will expire in 2007.

Committees of the Board

The board will have an Executive Committee, an Audit Committee and a Compensation Committee.

The Executive Committee will have all powers of the board except for those which require action by all directors under our articles or bylaws or under applicable law. The Executive Committee will consist of Messrs. Knight, Matson and Wily.

The Audit Committee’s function will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. The Audit Committee will consist of Ms. Kern, Mr. Waters and Mr. Wily.

The Compensation Committee will administer our stock incentive plans. The Compensation Committee will consist of Messrs. Matson and Wily. In the event Messrs. Matson and Wily do not agree on a decision delegated to the Compensation Committee, the entire board will consider and decide the matter.

Director Compensation

We will pay to each director (other than Glade M. Knight) an annual fee of $6,000 plus $1,000 for each meeting of the full board of directors attended by each director in person ($100 if any are attended by telephonic means). There will be no additional compensation for serving on a committee or attending a committee meeting. We will, however, reimburse all directors for their travel and other out-of-pocket expenses incurred in connection with attending any meeting of the board of directors or any committee, and for carrying on the business of our company, including reimbursement for expenses for any on-site review of properties presented for acquisition or of new markets.

Indemnification and Insurance

We intend to obtain, and pay the cost of, directors’ and officers’ liability insurance coverage which insures (1) the directors and officers from any claim arising out of an alleged wrongful act by the directors and officers in their respective capacities as directors and officers of our company, and (2) us to the extent that we have indemnified the directors and officers for loss.

Officer Compensation

Our officers are not paid salaries by us. Mr. Knight is currently our sole executive officer. In addition, he is currently the sole shareholder of Apple Six Advisors and Apple Six Realty which are entitled to fees for services rendered by them to us. Mr. Knight will not receive any compensation from Apple Six Advisors and Apple Six Realty but will receive income due to his ownership of those entities. See, “Compensation” for a description of the fees payable to Apple Six Advisors and Apple Six Realty.

Stock Incentive Plans

We plan to adopt two stock incentive plans, which are described below. For purposes of the description below, the term “offerings” means the initial offering plus all additional offerings and sales of Units which may occur before termination of the plans. The term “Initial offering” means the offering of Units made pursuant to this prospectus.

The aggregate number of Units reserved for issuance under the two stock incentive plans is (1) 80,000 Units, plus (2) 6.425% of the number of Units sold in the Initial offering in excess of the minimum offering, plus (3) 6.8% of the number of Units sold in any offerings after the Initial offering. While our offering is on-going, any Units issued under either incentive plan will be issued at $11.00 per Unit.

The Incentive Plan

Under one plan (the “Incentive Plan”), incentive awards may be granted to our employees (including officers and directors who are employees). Of the directors, initially Mr. Knight will be a participant in the Incentive Plan. Incentive awards may be in the form of stock options or restricted stock. Under the Incentive Plan, the number of Units reserved for issuance is equal to an aggregate of (1) 35,000 Units, plus (2) 4.625% of the number of Units sold in the Initial offering in excess of the minimum offering, plus (3) 5.0% of the number of the Units sold in the offerings after the Initial offering. If an option is canceled, terminates or lapses unexercised, any un-issued Units allocable to the option may be subjected again to an incentive award. The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified employees who are acting on behalf of us, in a way that enhances the identification of the employees’ interests with those of the shareholders.

The Incentive Plan will be administered by a Compensation Committee of the board of directors (the “Committee”). Notwithstanding anything to the contrary in this prospectus, the Committee must have a minimum of two members who are not eligible to participate in the Incentive Plan or any similar plan other than the Directors’ Plan (described below).

Subject to the provisions of the Incentive Plan, the Committee has authority to determine:

•	when to grant incentive awards;

•	which eligible employees will receive incentive awards; and

•	whether the award will be an option or restricted stock, and the number of Units to be allocated to each incentive award.

The Committee may impose conditions on the exercise of options and upon the transfer of restricted stock received under the Incentive Plan, and may impose other restrictions and requirements as it may deem appropriate.

Stock Options

An option granted under the Incentive Plan will not be transferable by the option holder except by will or under the intestacy laws, and will be exercisable only at the times specified by the Committee. During the lifetime of the option holder, the option may be exercised only while the option holder is in our employ, or within 60 days after termination of employment. In the event the termination is due to death or disability, the option will be exercisable for a 180-day period thereafter.

The exercise price of the options will be not less than 100% of the fair market value of the Units as of the date of grant of the option. Unless the common shares are traded on an exchange or the over-the-counter market, the fair market value will be determined by the Committee using any reasonable method in good faith.

The Committee has discretion to take action as it deems appropriate with respect to outstanding options in the event of a sale of substantially all of our stock or assets, or the occurrence of similar events. Adjustments will be made in the terms of options and the number of Units which may be issued under the Incentive Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of shares.

Options granted under the Incentive Plan are non-qualified stock options. Non-qualified stock options are options that are not intended to qualify for favorable incentive stock option tax treatment under the Internal Revenue Code.

Restricted Stock

Restricted stock issued pursuant to the Incentive Plan is subject to the following general restrictions: (1) none of those shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on those shares shall have lapsed or been removed under the provisions of the Incentive Plan, and (2) if a holder of restricted stock ceases to be employed by us, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

The Committee will establish as to each share of restricted stock issued under the Incentive Plan the terms and conditions upon which the restrictions on those shares shall lapse. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time, or as a result of the disability, death or retirement of the participant. In addition, the Committee may, at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any or all restrictions.

Amendment of the Incentive Plan and Incentive Awards

The board of directors may amend the Incentive Plan as it deems advisable, provided that, to the extent required by Rule 16b-3 of the Securities Act, our shareholders must approve any amendment that would (1) materially increase the benefits accruing to participants under the Incentive Plan, (2) materially increase the number of Units that may be issued under the Incentive Plan, or (3) materially modify the requirements of eligibility for participation in the Incentive Plan. Incentive awards granted under the Incentive Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the plan.

Directors’ Plan

We also plan to adopt a stock option plan for members of our board of directors who are not our employees or employees of Apple Hospitality Two, Apple Hospitality Five, Apple Six Advisors or Apple Six Realty (the “Directors’ Plan”). Under the Directors’ Plan, the number of Units reserved for issuance is equal to 45,000 Units plus 1.8% of the number of Units sold in the offering in excess of the minimum offering of 4,761,905 Units.

A director is eligible to receive an option under the Directors’ Plan if the director is not otherwise our employee or an employee of any subsidiary of ours and was not an employee of any of these entities for a period of at least one year before the date of grant of an option under the Plan. Four members of the board (all of the directors except Mr. Knight) are expected initially to qualify to receive options under the Directors’ Plan.

The Directors’ Plan will be administered by the board of directors. Grants of stock options to eligible directors under the Plan will be automatic. However, the board of directors has powers vested in it by the terms of the Plan, including, without limitation, the authority to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the board of directors in the administration of the Directors’ Plan will be final and conclusive. The board of directors may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer, to execute and deliver documents on behalf of the board of directors.

The Directors’ Plan provides for the following automatic option awards:

•	As of the initial closing of the Units, each eligible director will receive an option to purchase 5,500 Units plus 0.0125% of the number of Units in excess of the minimum offering sold by the initial closing.

•	As of each June 1 during the years 2004 through 2009 (inclusive), each eligible director shall automatically receive an option to purchase 0.02% of the number of Units issued and outstanding on that date.

•	As of the election as a director of any new person who qualifies as an eligible director, the eligible director will automatically receive an option to purchase 5,500 Units.

The purpose of the Directors’ Plan is to enhance the identification of the participating directors’ interests with those of the shareholders.

The exercise price for each option granted under the Directors’ Plan will be 100% of the fair market value on the date of grant; no consideration will be paid to us for the granting of the option. Options granted under the Directors’ Plan will have a term of 10 years and will be fully exercisable six months after the date of grant. If an optionee ceases to serve as a director prior to the expiration of the six-month period following the date of grant, the option will terminate on the date of termination of service as a director. If an optionee ceases to serve as a director after the expiration of the six-month period following the date of grant, the option will terminate three years after the date of termination of service, or on expiration of the option, whichever is earlier.

Options granted under the Directors’ Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him or her. Payment upon exercise of an option under the Directors’ Plan may be made in cash or with our Units of equivalent value.

The board of directors may suspend or discontinue the Directors’ Plan or revise or amend the Plan in any respect; provided, however, that without approval of the shareholders no revision or amendment may increase the number of Units subject to the Plan or materially increase the benefits accruing under the Plan. In addition, the Directors’ Plan may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code or ERISA.

Stock Option Grants

As of the date of this prospectus, there have been no grants under the Incentive Plan or the Directors’ Plan.

APPLE SIX ADVISORS AND APPLE SIX REALTY

General

On or before the initial closing of the minimum offering of $50,000,000, we will enter into an advisory agreement with Apple Six Advisors, who will, among other things,

•	seek to obtain, investigate, evaluate and recommend property investment opportunities for us;

•	serve as property investment advisor and consultant in connection with investment policy decisions made by the board of directors; and

•	subject to the direction of the board, supervise our day-to-day operations.

Apple Six Advisors, a Virginia corporation, was formed on January 20, 2004. All of its outstanding common shares are owned by Glade M. Knight. Glade M. Knight is the sole director of Apple Six Advisors and its sole executive officer.

Apple Six Realty, a Virginia corporation, was formed on January 20, 2004. Apple Six Realty is engaged in the business of management of real property and the solution of financial and marketing problems related to investments in real property. Glade M. Knight is the sole shareholder and director of Apple Six Realty as well as its sole executive officer.

Apple Six Advisors and Apple Six Realty will be staffed in a manner at all times sufficient to fully serve us. We will not obtain, and neither will Apple Six Advisors nor Apple Six Realty obtain, “key-man” life insurance on the life of any officer. In the event a key person ceases to serve us, the staff of Apple Six Advisors or Apple Six Realty will be adjusted to serve us. Neither Apple Six Advisors nor Apple Six Realty currently have employees. Each company may make arrangements with third-parties to provide services for day-to-day operations and for the purchase or sale of real estate. These third-parties may compete with us and may be affiliated with Glade M. Knight, our chairman, chief executive officer and president.

The term “affiliate” as used in this document refers generally to a person or entity which is related to another specific person or entity through common control, through significant (10% or more) equity ownership, or by serving as an officer or director with the specified entity. Affiliates of Apple Six Advisors include Apple Six Realty and Glade M. Knight.

The Advisory Agreement

The advisory agreement will have a seven-year term and will be renewable for additional two-year terms thereafter by the board of directors. The advisory agreement provides that it may be terminated at any time by a majority of the directors or Apple Six Advisors, with or without cause, upon 60 days’ written notice. In addition, Mr. Knight as the sole shareholder of Apple Six Advisors can terminate the Advisory Agreement with or without cause upon 60 days written notice. There is no termination fee payable at the time of termination of the advisory agreement. Under the advisory agreement, Apple Six Advisors undertakes to use its best efforts (1) to supervise and arrange for the day-to-day management of our operations and (2) to assist us in maintaining a continuing and suitable property investment program consistent with our investment policies and objectives. Under the advisory agreement, generally, Apple Six Advisors is not required to, and will not, advise us on investments in securities, i.e., the temporary investment of offering proceeds pending investment of those proceeds in real property. It is expected that we will generally make our own decisions with respect to temporary investments.

Pursuant to the advisory agreement, Apple Six Advisors will be entitled to an annual asset management fee. The asset management fee is payable quarterly in arrears. The amount of the asset management fee is a percentage of the amount raised in this offering. The applicable percentage used to calculate the asset management fee is based on the ratio of our modified funds from operations to the amount raised in this offering for the preceding calendar quarter. This ratio is referred to as the “return ratio.” The per annum asset management fee is initially equal to the following with respect to each calendar quarter:

•	0.1% if the return ratio for the preceding calendar quarter is 6% or less;

•	0.15% if the return ratio for the preceding calendar quarter is more than 6% but not more than 8%; and

•	0.25% if the return ratio for the preceding calendar quarter is above 8%.

Assuming the minimum offering amount of $50,000,000 in Units is sold, the annual asset management fee would be:

•	$50,000 if the return ratio is 6% or less;

•	$75,000 if the return ratio is more than 6% but no more than 8%; or

•	$125,000 if the return ratio is more than 8%.

Assuming the maximum offering amount of $1,000,000,000 in Units is sold, the annual asset management fee would be:

•	$1,000,000 if the return ratio is 6% or less;

•	$1,500,000 if the return ratio is more than 6% but no more than 8%; or

•	$2,500,000 if the return ratio is more than 8%.

Our modified funds from operations is defined as net income excluding gains or losses from debt restructuring and sales of property, plus depreciation of real property, after adjustments for significant non-recurring items and unconsolidated partnerships and joint ventures, if any.

We believe that modified funds from operations is an appropriate measure to use in determining the fees to be paid to Apple Six Advisors. Modified funds from operations differs from funds from operations as defined by the National Association of Real Estate Investment Trust’s (“NAREIT”) October 1999 White Paper. Funds from operations is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles), excluding gains on sales of depreciable property, plus depreciation and amortization of real estate property used in operations, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. Modified funds from operations includes the NAREIT definition but allows for adding back non-recurring items which are not indicative of on-going performance. Modified funds from operations does not represent cash flow from operating, investing or financing activities in accordance with GAAP and is not indicative of cash available to fund all of our cash needs. Modified funds from operations should not be considered as an alternative to net income or any other GAAP measure as an indicator of performance and should not be considered as an alternative to cash flow as a measure of liquidity or the ability to service debt or to pay dividends.

The bylaws require our directors to monitor Apple Six Advisors’ performance under the advisory agreement and to determine at least annually that the amount of compensation we pay to Apple Six Advisors is reasonable, based on factors as they deem appropriate, including:

•	the amount of the asset management fee in relation to the size, composition and profitability of our investments;

•	the success of Apple Six Advisors in selecting opportunities that meet our investment objectives;

•	the rates charged by other investment advisors performing comparable services;

•	the amount of additional revenues realized by it for other services performed for us;

•	the quality and extent of service and advice furnished by it;

•	the performance of our investments; and

•	the quality of our investments in relation to any investments generated by it for its own account.

Our bylaws generally prohibit our operating expenses from exceeding in any year the greater of 2% of our total “Average Invested Assets” or 25% of our “Company Net Income” for the year. Operating expense means, generally, all operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition. Average Invested Assets means, generally, the monthly average of the aggregate book value of assets invested in real estate, before deducting depreciation. Company Net Income means, generally, the revenues for any period, less expenses other than depreciation or similar non-cash items.

Unless the directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, Apple Six Advisors must reimburse us for the amount of any excess operating expenses. It must make reimbursement within 120 days from the end of our fiscal year. Apple Six Advisors will be entitled to be repaid reimbursements in succeeding fiscal years to the extent actual operating expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the directors will be entitled to consider all relevant factors pertaining to our business and operations, and will be required to explain their conclusion in written disclosure to the shareholders. Apple Six Advisors generally would expect to pay any required reimbursement out of compensation received from us in the current or prior years. However, there can be no assurance that it would have the financial ability to fulfill its reimbursement obligations.

Our bylaws further prohibit the total organizational and offering expenses, including selling commissions, from exceeding 15% of the amount raised in this offering. Furthermore, the total of all acquisition fees and acquisition expenses paid by us in connection with the purchase of a property by us shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the property, unless a majority of the board of directors approves the transaction as being commercially competitive, fair and reasonable to us. For purposes of this limitation, the “contract price for the property” means the amount actually paid or allocated to the purchase, development, construction or improvement of the property, exclusive of acquisition fees and acquisition expenses. Any organizational and offering expenses or acquisition fees and acquisition expenses incurred by us in excess of the permitted limits shall be payable by Apple Six Advisors immediately upon our demand.

In addition, we issued to Glade M. Knight 240,000 Series B convertible preferred shares. We issued the Series B convertible preferred shares for payment by Mr. Knight of $24,000. Upon the occurrence of certain events, including termination of the advisory agreement, the Series B convertible preferred shares are convertible into common shares. No additional consideration is due upon the conversion of the Series B convertible preferred shares into Units. In addition, to the extent not previously converted, upon our liquidation, the holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would be convertible, subject to and after the priority liquidation payment to the holders of the Series A preferred shares. In the event that the liquidation of our assets results in proceeds that exceed the priority distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. The priority distribution to the holders of the Series A preferred shares will terminate upon the conversion of the Series B convertible preferred shares into common shares.

The conversion of the Series B convertible preferred shares into common shares will result in an economic benefit for the holder of those shares.

This discussion is only a summary of the material terms of the advisory agreement. A copy of the form of agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete statement of its provisions.

Apple Six Realty

We will enter into a Property Acquisition/Disposition Agreement with Apple Six Realty under which Apple Six Realty has agreed to act as a real estate broker in connection with our purchases and sales of properties.

Under the agreement, Apple Six Realty is entitled to a fee equal to 2% of the gross purchase prices of our properties, payable by us in connection with each purchase, including any debt incurred in order to purchase the property. The fee amount is estimated at $858,000 if the minimum offering is sold (assuming no debt is incurred) and at $17.4 million if the maximum offering is sold (assuming no debt is incurred). If debt is incurred in each acquisition to the maximum permitted by our bylaws and the maximum offering is sold, the amount of compensation could be $34.8 million. Under the agreement, Apple Six Realty is also entitled to a fee in connection with the disposition of some or all of our properties equal to 2% of the gross sales prices, whether these dispositions are dispositions of individual properties or of interests in us, the purpose or effect of which is to dispose of some or all of our properties, or the entities holding our properties, payable by us in connection with each property sale if, but only if, any property is sold and the sales price exceeds the sum of our cost basis in the property plus 10% of the cost basis. The cost basis is the original purchase price plus any and all capitalized costs and expenditures connected with the property. For purposes of this calculation, our cost basis will not be reduced by depreciation. If the sales price of a particular property does not equal the required amount, no real estate commission is payable. If the person from whom we purchase or to whom we sell a property pays any fee to Apple Six Realty, that amount will decrease the amount of our obligation to Apple Six Realty. The agreement will have an initial term of five years and will renew automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

This discussion is only a summary of the material terms of the Property Acquisition/Disposition Agreement. A copy of the form of Property Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Please refer to the agreement for a complete description of its provisions.

Subject to the conditions applicable generally to transactions between us and affiliates of Apple Six Advisors or Apple Six Realty, an affiliate may render services to us in connection with our financings or refinancings and would be entitled to compensation for those services. As of the date of this prospectus, there are no specific agreements for any of these services.

Prior Performance of Programs Sponsored by Glade M. Knight

The following paragraphs contain information on prior programs sponsored by Glade M. Knight to invest in real estate. This discussion is a narrative summary of Mr. Knight’s experience in the last ten years (and, in certain contexts, a longer period) with all other programs sponsored by him, both public and nonpublic, that have invested in real estate regardless of the investment objectives of the program. The information set forth is current as of December 31, 2003, except where a different date is specified. This information should not be considered to be indicative of our capitalization or operations. Purchasers of our Units will not have any interest in the entities referred to in this section or in any of the properties owned by those entities.

In general, the investment objectives of the five real estate investment trusts previously organized by Mr. Knight (Cornerstone, Apple Residential, Apple Suites, Apple Hospitality Two and Apple Hospitality Five), and the two publicly-offered partnerships organized by Mr. Knight (Southeastern Income Properties Limited Partnership and Southeastern Income Properties II Limited Partnership) were similar to our investment objectives of achieving long-term growth in cash distributions, together with possible capital appreciation, through the acquisition, ownership and ultimate disposition of real properties. However, the types and locations of properties we may acquire and own will differ in varying degrees from the property portfolios of these previously-organized entities with similar investment objectives. In addition, as discussed below, in the period before 1990, Mr. Knight organized 38 privately-offered partnerships whose investment objectives were substantially dissimilar to our investment objectives. The investment objectives of these privately-offered partnerships featured the potential realization of tax losses that could be used to offset investors’ other sources of income, and these privately-offered partnerships often utilized high levels of debt.

Prior REITS

Cornerstone and Apple Residential

Mr. Knight was responsible for the organization of Cornerstone, a real estate investment trust organized to acquire, own and operate apartment complexes in the mid-Atlantic and southeastern regions of the country. Mr. Knight is the chairman and chief executive officer of Cornerstone. Between December 1992 and October 1996, Cornerstone sold approximately $300 million in common shares in a continuous best-efforts offering to approximately 12,000 investors. Since that initial offering, Cornerstone has completed additional firm-commitment offerings totaling approximately $132 million. The net proceeds of the Cornerstone best-efforts public offering and subsequent offerings were used to acquire 107 new apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Cornerstone has sold 18 of the properties it has acquired.

In addition, Mr. Knight was responsible for the organization of Apple Residential Income Trust, Inc. (“Apple Residential”), a real estate investment trust organized to acquire, own and operate apartment complexes in the southwestern region of the country. Mr. Knight was the chairman, chief executive officer and president of Apple Residential. Between January 1997 and February 1999, Apple Residential sold approximately $300 million in common shares in a continuous best-effort offering to approximately 11,000 investors. The net proceeds of the Apple Residential public offering were used to acquire 28 new apartment communities in Texas. On July 23, 1999, Apple Residential was merged into a subsidiary of Cornerstone. Thus, as a result of that merger, Apple Residential ceased to exist and its properties became properties of Cornerstone.

Cornerstone’s common shares are listed and traded on the New York Stock Exchange under the symbol “TCR.” As of December 31, 2003, Cornerstone owned a total of 89 apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Cornerstone with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

Apple Suites

Mr. Knight was responsible for the organization of Apple Suites, a real estate investment trust formed to acquire and own extended-stay hotels in selected metropolitan areas. Mr. Knight was the chairman, chief executive officer and president of Apple Suites. Between August 1999 and April 2001, Apple Suites sold approximately $125 million in common shares in a continuous best-effort offering to approximately 4,500 investors. The net proceeds of the Apple Suites public offering were used to acquire 17 previously owned extended-stay hotels in selected metropolitan areas in the United States. All hotels owned by Apple Suites were franchised with Homewood Suites® by Hilton. Effective on January 31, 2003, Apple Suites merged with and into Hospitality Acquisition Company, a subsidiary of Apple Hospitality Two. To date, Apple Suites has not disposed of any of these properties. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple Suites with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

Apple Hospitality Two

Mr. Knight was responsible for the organization of Apple Hospitality Two, a real estate investment trust formed to acquire and own upper-end, extended-stay hotels in selected metropolitan areas. Mr. Knight is the chairman, chief executive officer and president of Apple Hospitality Two. Between May 1, 2001 and November 26, 2002, Apple Hospitality Two sold approximately $300 million in Units in a continuous best-effort offering to approximately 9,700 investors. The net proceeds of the Apple Hospitality Two public offering were used to acquire 49 previously owned extended-stay hotels in select metropolitan areas in the United States. To date, Apple Hospitality Two has not disposed of any of these properties. All hotels owned by Apple Hospitality

Two are franchised with Residence Inn® by Marriott® or Homewood Suites® by Hilton. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple Hospitality Two with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

Apple Hospitality Five

Mr. Knight was responsible for the organization of Apple Hospitality Five, a real estate investment trust formed to acquire and own upper-end, extended-stay and other select-service hotels in selected metropolitan areas. Mr. Knight is the chairman, chief executive officer and president of Apple Hospitality Five. From September 17, 2002 (initial capitalization) to the present time, Apple Hospitality Five has sold approximately $397 million in Units in a continuous best-effort offering to approximately 12,400 investors. The net proceeds of the Apple Hospitality Five public offering have been used to acquire 22 hotels in select metropolitan areas in the United States. Approximately 10% (based on purchase price) of the hotels acquired were new and the remainder were previously owned. To date, Apple Hospitality Five has not disposed of any of these properties. All hotels owned by Apple Hospitality Five are franchised with Marriott® or Hilton® or their affiliates. We will, upon request of any investor or prospective investor, provide at no cost a copy of the most recent Report on Form 10-K filed by Apple Hospitality Five with the Securities and Exchange Commission. For a reasonable charge, we will also provide copies of the exhibits to the Report on Form 10-K.

Additional Information on Cornerstone, Apple Suites, Apple Hospitality Two and Apple Hospitality Five

Table VI of Part II on pages II-5 through II-9 of our registration statement (which is not a part of this prospectus) contains a more detailed summary of the 89 property acquisitions by Cornerstone (excluding properties subsequently disposed of), 17 property acquisitions by Apple Suites, 49 property acquisitions by Apple Hospitality Two and 22 property acquisitions by Apple Hospitality Five on or before December 31, 2003. We will provide a copy of the summary without charge upon request of any investor or prospective investor.

Prior Partnerships

Mr. Knight, in the period before 1989, organized 40 partnerships for the purpose of investing in real estate. Interests in 38 of these partnerships, in which Mr. Knight served as a general partner and all but one of which were limited partnerships, were sold to investors in privately-offered transactions. Two of the partnerships were publicly-offered.

Publicly-Offered Partnerships

Two partnerships sponsored by Mr. Knight were issuers in public offerings of assignee units of limited partnership interest. They were known as Southeastern Income Properties Limited Partnership and Southeastern Income Properties II Limited Partnership. The affiliates of Mr. Knight, which originally served as the general partners for these two partnerships, transferred management control over these partnerships to a third party in February 1992 by converting to limited partner status. Thus, those affiliates of Mr. Knight ceased to serve as the general partners. Thereafter, those affiliates ceased to hold their limited partnership interests.

Privately-Offered Partnerships

The 38 privately-offered partnerships were all organized before 1990. All of the privately-offered partnerships had investment objectives dissimilar to those of Apple REIT Six, Inc. The privately-offered partnerships collectively owned and operated 40 apartment complexes with a total of 5,972 apartment units and one motel with 144 rooms.

The privately-offered partnerships used borrowings which varied from substantial to 100% of required funds in the acquisition of their properties. A significant objective of the privately-offered partnerships was the realization of tax losses which could be used to offset some or all of investors’ other sources of income. The investment objectives of these partnerships were dissimilar to our investment objectives in that we do not seek to generate tax losses based in part on high levels of borrowing. Rather, we seek to realize increasing cash distributions to shareholders with no, low, or moderate levels of debt.

Seven of these partnerships with investment objectives dissimilar to ours filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Five of these seven partnerships subsequently reached agreements with their lenders to allow foreclosure on their properties on terms which were more favorable to the partnerships than were available before the filing of the petition for reorganization. The other two of the seven partnerships emerged from their Chapter 11 reorganizations with restructured debt. In addition, two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner.

Six of the dissimilar partnerships acquiesced to negotiated foreclosures on their properties upon terms which were more favorable to the partners than would have been available in the absence of negotiation.

Each of the partnerships described in the preceding two paragraphs owned a single property, and the adverse business development affecting the partnership therefore resulted in the partnership ceasing all cash distributions to investors. In the opinion of Mr. Knight, the bankruptcy filings and foreclosures described above were attributable to a combination of high borrowing, a downturn in economic conditions generally and the real estate industry in particular, a fundamental change in tax laws, which decreased the perceived value of real estate to potential buyers and lenders, and the unavailability of favorable financing. As a result of these factors, each of the partnerships was unable to meet debt obligations or dispose of its property on terms that would allow repayment of its debt obligations.

Mr. Knight does not expect that the combination of factors applicable to the privately-offered partnerships will be applicable to our operations. Mr. Knight no longer holds any interests in any of the partnerships organized by him.

Additional Information on Prior Programs

Prospective investors should also refer to the tabular information on prior programs sponsored by Mr. Knight appearing under the heading “Experience of Prior Programs” in this prospectus.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

Beneficial ownership of our Units, and options to purchase our Units, held by our directors and officers as of the date of this prospectus, are indicated in the table below. Each person named in the table has sole voting and investment powers as to the shares or shares those powers with his spouse and minor children, if any.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Units	Glade M. Knight* 10 South Third Street Richmond, VA 23219	10 Units	100%

*	Glade M. Knight is the sole beneficial owner of Apple Six Advisors which is the record owner of the ten Units issued and outstanding.

In addition to the foregoing, Glade M. Knight, who is our chairman, chief executive officer and president, owns 240,000 Series B convertible preferred shares. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below. We issued the Series B convertible preferred shares to Mr. Knight in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of any of the following triggering events:

•	we sell or transfer substantially all of our assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Six Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event as discussed above, and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material United States federal income tax considerations that may be relevant to a holder of Units. This summary is not intended to provide specific tax advice. It does not discuss all aspects of United States federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances, nor does it discuss any state, local, foreign or other tax laws or considerations. Further, this summary deals only with shareholders that hold Units as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”. It does not discuss the United States federal income tax consequences that may be relevant to certain types of shareholders who are subject to special treatment under the United States federal income tax laws, such as insurance companies, tax-exempt entities, financial institutions, regulated investment companies, broker-dealers, foreign corporations, persons holding Units as part of a “straddle,” “hedge,” or other integrated investment, persons who receive Units through the exercise of employee stock options or otherwise as compensation, and persons who are not citizens or residents of the United States.

The statements in this discussion are based on:

•	current provisions of the Code;

•	current, temporary and proposed regulations promulgated by the U.S. Treasury Department;

•	the legislative history of the Code;

•	current court decisions; and

•	current administrative interpretations of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS.

Future legislation, regulations, administrative interpretations or court decisions could adversely change current law or cause any statement in this prospectus to be inaccurate, possibly with retroactive effect.

We have not obtained any rulings from the IRS concerning the tax matters discussed below, and thus can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.

This discussion is not intended as a substitute for careful tax planning. Each prospective purchaser of Units is advised to consult with his or her own tax advisor regarding the specific tax consequences to him or her of the purchase, ownership and disposition of Units in an entity electing to be taxed as a REIT, including the United States federal, state, local, foreign and other tax consequences of the purchase, ownership, disposition and election, and of potential changes in applicable tax laws.

Tax Status of Our Company

We will elect to be treated as a REIT for United States federal income tax purposes commencing with our taxable year ended December 31, 2004, and intend to operate in a manner that will allow us to qualify for taxation as a REIT. McGuireWoods LLP, our legal counsel, has rendered to us an opinion to the effect that commencing with our taxable year ended December 31, 2004, we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code and our proposed method of operations described in this prospectus will enable us to satisfy the requirements for qualification as a REIT. The opinion of McGuireWoods LLP is not binding on the IRS. Further, the opinion is based on existing federal income tax laws governing qualification as a REIT (which are subject to change either prospectively or retroactively) and on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers.

The rules governing REITs are highly technical and complex. They require ongoing compliance with a variety of tests that depend, among other things, on future operations and, in addition, an election under sections 856 through 860 of the Code. McGuireWoods LLP will not review or monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, we cannot ensure we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. The following is a summary of the material United States federal income tax considerations affecting us as a REIT and our shareholders.

REIT Qualification

In order to maintain our REIT qualification, we must meet the following criteria:

•	We must be organized as an entity that would, if we did not maintain our REIT status, be taxable as a regular domestic corporation;

•	We must not be either a financial institution referred to in section 582(c)(2) of the Code or an insurance company to which subchapter L of the Code applies;

•	We must be managed by one or more directors;

•	Our taxable year must be the calendar year;

•	Our beneficial ownership must be evidenced by transferable shares;

•	Beneficial ownership of our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

•	Not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years; and

•	We must satisfy the 95% and 75% income tests and the 75%, 25%, 10% and 5% asset tests described below.

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income tests and asset tests. Thus, our proportionate share of the assets, liabilities, and items of income of a partnership (including a partnership’s share of the assets, liabilities, and items of income with respect to any partnership in which we hold an interest) will be treated as assets, liabilities, and items of income of the REIT for purposes of applying the requirements described herein.

To protect against violations of these requirements, our bylaws provide restrictions on transfers of our shares, as well as provisions that automatically convert shares into nonvoting, non-dividend paying excess shares to the extent that the ownership otherwise might jeopardize our REIT status.

To monitor our compliance with the share ownership requirements, we are required to and will maintain records disclosing the actual ownership of shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares. A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and other information.

We expect to satisfy each of the requirements discussed above. We also expect to satisfy the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

Sources of Gross Income

In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT’s income, the REIT will be treated as receiving its proportionate share of the income produced by any partnership in which the REIT holds an interest as a partner, and that income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries which are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of the REIT.

75% Gross Income Test

At least 75% of a REIT’s gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

•	rents from real property;

•	interest on loans secured by real property;

•	gain from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of a company’s trade or business, referred to below as “dealer property”);

•	income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property (referred to as “foreclosure property”);

•	distributions on, or gain from the sale of, shares of other qualifying REITs;

•	abatements and refunds of real property taxes; and

•	“qualified temporary investment income” (described below).

In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from “prohibited transactions.” In general, a prohibited transaction is one involving a sale of dealer property, and does not include foreclosure property and dealer property held by us for at least four years provided we meet specified additional safe harbor requirements.

We expect that substantially all of our gross operating income will be considered rent from real property. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is less than 15% of the total rent. We do not expect to earn material amounts in these categories. Rent from real property generally does not include rent based on the income or profits derived from the property. We do not intend to lease property and receive rentals based on the tenant’s net income or profit. However, rent based on a percentage of gross income is permitted as rent from real property, and we will have leases where rent is based on a percentage of gross income.

With the exception for certain rents received from a taxable REIT subsidiary, “rents from real property” also excludes amounts received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in section 318 of the Code, own a 10% or greater interest. As described below, we expect that amounts received from Apple Six Hospitality Management, our wholly-owned, taxable REIT subsidiary, will satisfy the conditions of the exception for rents received from a taxable REIT subsidiary with the result that such amounts will be considered rents from real property. A third exclusion covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an “independent contractor” from whom we do not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant. Further, if the value of the non-customary service income with respect to a property (valued at no less than 150% of our direct cost of performing the services) is 1% or less of the total income derived from the property, then all rental income from that property except the non-customary service income will qualify as rents from real property. If the value exceeds 1%, then none of the rental income from that property will qualify as rents from real property.

A REIT may jointly elect with a corporation, in which the REIT directly or indirectly owns stock, to cause the corporation to be treated as a taxable REIT subsidiary. We expect to make a joint election that would cause Apple Six Hospitality Management to be treated as a taxable REIT subsidiary. In connection with that election, we intend to lease all our hotels to Apple Six Hospitality Management, or its subsidiaries.

Amounts received as rent from a taxable REIT subsidiary are not excluded from rents from real property by reason of the related party rule described above, if the activities of the taxable REIT subsidiary and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from Apple Six Hospitality Management or its subsidiaries with respect to any hotels we own will be considered rents from real property only if the following conditions are met:

•	each hotel must not be managed or operated by Apple Six Hospitality Management or its subsidiaries, but rather must be managed or operated by an entity that qualifies for federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or Apple Six Hospitality Management;

•	Apple Six Hospitality Management or its subsidiaries may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any hotel facility is operated, except with respect to an independent contractor in relation to facilities it owns or leases from us; and

•	no wagering activities may be conducted at or in connection with our hotels by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all our hotels will be operated in accordance with these requirements with the result that amounts received from Apple Six Hospitality Management will be considered rents from real property. Apple Six Hospitality Management, as a taxable REIT subsidiary, will pay regular corporate rates on any income it earns from the lease of our hotels. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income tests described here and the asset tests applicable to REITs summarized below. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by a REIT, including single member limited liability companies, are also generally disregarded as a separate entity for federal income tax purposes, including for purposes of the REIT income and asset tests. If a disregarded subsidiary ceases to be wholly owned, the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and income test applicable to REITs, including the requirement described below that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

95% Gross Income Test

In addition to earning 75% of its gross income from the sources listed above, at least an additional 20% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional “passive” investment sources that are not necessarily real estate related. The term “interest” (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

Failing the 75% or 95% Tests; Reasonable Cause

As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources such as brokerage commissions or other fees for services rendered. We may receive this type of income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant, and this income, together with other non-qualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our status as a REIT. As \described above, we will establish one or more taxable REIT subsidiaries with whom we will enter into leases for all of our hotels. The gross income generated by these taxable REIT subsidiaries would not be included in our gross income, however, we will realize gross income from these subsidiaries in the form of rents. In addition, any dividends from subsidiaries to us would be included in our gross income and qualify for the 95% income test.

If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if

•	we report the source and nature of each item of our gross income in our federal income tax return for that year;

•	the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

•	the failure to meet the tests is due to reasonable cause and not to willful neglect.

However, in that case, we would be subject to a 100% tax based on (i) the greater of (a) the amount by which we fail either the 75% income test for the year or (b) the amount by which 90% of our gross income exceeds the amount of gross income we derive from sources that count toward satisfying the 95% gross income test (ii) multiplied by a fraction intended to reflect our profitability.

Character of Assets Owned

On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items and government securities. For this purpose, real estate assets include interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

Second, although the balance of our assets generally may be invested without restriction, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Also, with exception for securities includible for purposes of the 75% test as well as the securities of a taxable REIT subsidiary and qualified REIT subsidiary, we will not be permitted to own:

•	securities of any one issuer that represent more than 5% of the value of our total assets;

•	more than 10% of the outstanding voting securities of any single issuer; or

•	more than 10% of the value of the outstanding securities of any single issuer.

The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that certain “straight debt” securities are not treated as securities for purposes of the 10% value test described above. As noted, a REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT’s assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

Our ability to satisfy these asset tests will depend upon the fair market values of the assets we own directly or indirectly. These values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy these requirements for qualification and taxation as a REIT.

Annual Distributions to Shareholders

To maintain REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income. More precisely, we must distribute an amount equal to (1) 90% of the sum of (a) our REIT taxable income before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on the income, minus (2) limited categories of excess non-cash income (including, cancellation of indebtedness and original issue discount income).

REIT taxable income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred. To the extent that we have any net operating losses carried forward, these losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. These losses, however, generally will not affect the character, in the hands of our shareholders, of any distributions that are actually made by us.

A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

•	Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid in the prior year for ourselves and our shareholders.

•	Dividends declared before the due date of our tax return for the taxable year (including extensions) also will be treated as paid in the prior year for ourselves if they are paid (1) within 12 months of the end of the taxable year and (2) no later than our next regular distribution payment occurring after that declaration.

Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed on a company for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of a company’s “ordinary income” plus (b) 95% of a company’s capital gain net income plus (c) any undistributed income from prior periods.

We will be taxed at regular corporate rates to the extent we retain any portion of our taxable income. It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or because of timing differences between tax reporting and cash receipts and disbursements. Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends and meet the 90% distribution requirement.

If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to retroactively cure the failure by paying a deficiency dividend, as well as applicable interest and penalties, within a specified period.

Taxation as a REIT

If we qualify as a REIT, we generally will not be subject to federal corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the double taxation imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income which we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent a class is entitled to a preference. We do not anticipate we will pay any preferential dividends.

Even as a REIT, we will be subject to tax in the following circumstances:

•	certain income or gain from foreclosure property will be taxed at the highest corporate rate;

•	a tax of 100% applies to any net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than sales of foreclosure property;

•	if we fail to meet either the 75% or 95% source of income tests, a 100% tax would be imposed equal to the amount obtained by multiplying (1) the greater of the amount, if any, by which (a) we failed either the 75% income test or (b) 90% of our gross income exceeds the amount of gross income we derive from sources that count toward satisfying the 95% income test, times (2) the ratio of our REIT taxable income to our gross income (excluding capital gain and other items);

•	items of tax preference, excluding items specifically allocable to our shareholders, will be subject to the alternative minimum tax;

•	if we fail to distribute with respect to each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•	under regulations, we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets we acquire in tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire the assets.

Failure to Qualify as a REIT

If we fail to qualify as a REIT and are not successful in seeking relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing that taxable income, and we would no longer be required to make distributions. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect upon us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated.

Taxation of U.S. Shareholders

As used herein, the term “U.S. shareholder” means a holder of preferred or common shares who (for United States federal income tax purposes):

•	is a citizen or resident of the United States;

•	is a corporation, partnership, or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise);

•	is an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or a trust that has a valid election to be treated as a U.S. person in effect.

In general, distributions will be taxable to U.S. shareholders as ordinary income to the extent of our earnings and profits. Specifically, dividends and distributions will be treated as follows:

•	Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year generally are treated as if received by the U.S. shareholders on December 31 of the calendar year during which they were declared.

•	Distributions paid to U.S. shareholders will not constitute passive activity income, and as a result generally cannot be offset by losses from passive activities of a U.S. shareholder who is subject to the passive activity rules.

•	Distributions we designate as capital gains dividends generally will be taxed as long-term capital gains to U.S. shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate U.S. shareholders may be required to treat up to 20% of any capital gains dividends as ordinary income. Capital gain dividends, if any, will be allocated among different classes of shares in proportion to the allocation of earnings and profits discussed below.

•	As long as we qualify as a REIT, distributions made to our U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income.

•

If we elect to retain and pay income tax on any net long-term capital gain, our U.S. shareholders would include in their income as long-term capital gain their proportionate share of net long-term capital gain. Our U.S. shareholders would receive a credit for the U.S. shareholder’s proportionate share of the tax paid by us on retained capital gains and an increase in basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

•	Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations.

•	U.S. Shareholders are not permitted to deduct our losses or loss carry-forwards.

•	Foreign tax credits and our other tax attributes, if any, will generally not pass through to our shareholders.

•	U.S. Shareholders who elect the Additional Share Option will be taxed as if they had received their distributions that are used to purchase additional Units.

We may generate cash in excess of our net earnings. If we distribute cash to our U.S. shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a return of capital to each U.S. shareholder to the extent of the adjusted tax basis of the U.S. shareholder’s shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A U.S. shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

Generally, gain or loss realized by a U.S. shareholder upon the sale of shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend, or has included a share of our retained net long-term capital gain, as described above, and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain income received or included.

In any year in which we fail to qualify as a REIT, our U.S. shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction, and the U.S. shareholders will not be required to report any share of our tax preference items.

Legislative Changes

On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003. The Jobs and Growth Tax Relief Reconciliation Act of 2003 generally reduces the maximum tax rate applicable to you on capital gains recognized on the sale or other disposition of shares from 20% to 15%.

The Jobs and Growth Tax Relief Reconciliation Act of 2003 also generally reduces the maximum marginal rate of tax payable by individuals on dividends received from corporations that are subject to a corporate level of tax. Except in limited circumstances, this reduced tax rate will not apply to dividends paid to you by us, because generally we are not subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our stockholders. The reduced maximum federal income tax rate will apply to that portion, if any, of dividends received by you that are attributable to

•	dividends received by us from non-REIT corporations or taxable REIT subsidiaries;

•	income from the prior year with respect to which we were required to pay federal corporate income tax during the prior year (if, for example, we did not distribute 100% of our REIT taxable income for the prior year); and

•	distributions by us that we designate as long-term capital gains dividends (except for certain distributions taxable to you at a maximum rate of 25%).

The dividend and capital gains tax rate reductions provided in the Jobs and Growth Tax Relief Reconciliation Act of 2003 generally are effective for taxable years ending on or after May 6, 2003 through

December 31, 2008. Without future legislative changes, the maximum long-term capital gains and dividend rates discussed above will increase in 2009.

Although this legislation does not adversely affect the taxation of real estate investment trusts or dividends paid by real estate investment trusts, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends to be more attractive relative to stocks of real estate investment trusts. It is not possible to predict whether this change in perceived relative value will occur, or what the effect will be on the market price of our stock.

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in us.

Backup Withholding

We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. Under current law, if a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 28%. These rules may apply in the following circumstances:

•	when a shareholder fails to supply a correct taxpayer identification number;

•	when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number; or

•	in the case of corporations or others within exempt categories, when they fail to demonstrate that fact when required.

A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder’s United States federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

The United States Treasury has issued final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and clarify reliance standards. You should consult your own tax advisor concerning the adoption of the final withholding and information reporting regulations and their potential effect on your ownership of Units.

Taxation of Foreign Investors

The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in Units, including any withholding and reporting requirements, as well as the tax treatment of an investment under the laws of their home country.

State and Local Taxes

We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business. In addition, it is not clear that subsequent to December 31, 2000, all of the states have legislation similar to the federal legislation permitting taxable REIT subsidiaries. In those states where legislation similar to the federal legislation regarding taxable REIT subsidiaries is not in force, the state tax treatment will not conform to the federal treatment described above. If we were to transact business in a state whose tax laws do not conform to the Code, the rents received from Apple Six Hospitality Management or its subsidiaries may be treated as related party rents with the result that for state income tax purposes we may not qualify as a REIT. In addition, our shareholders may also be subject to state or local taxation. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

ERISA CONSIDERATIONS

ERISA and the Internal Revenue Code impose requirements on Plans and Plan fiduciaries. The term “Plan” means an employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA; a plan, as defined in section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans; and an entity whose underlying assets include plan assets by reason of a plan’s investment in that entity, including insurance company general accounts. A Plan fiduciary considering an investment in the Units should determine, among other factors, whether that investment is permitted under the governing Plan, is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent considering the factors discussed in this prospectus.

ERISA and the Code prohibit various transactions involving the assets of a Plan and persons referred to as parties in interest under ERISA or disqualified persons under the Code. A prohibited transaction could subject disqualified persons to excise taxes and Plan fiduciaries to other liabilities, unless exemptive relief is available under an applicable statutory or administrative exemption. The administrative exemptions include Prohibited Transaction Class Exemption (“PTCE”) 96-23, for certain transactions effected by in-house asset managers, PTCE 95-60, for certain transactions involving insurance company general accounts, PTCE 91-38, for certain transactions involving bank collective investment funds, PTCE 90-1, for certain transactions involving insurance company pooled separate accounts, and PTCE 84-14, for certain transactions determined by independent qualified professional asset managers. A Plan fiduciary considering an investment in the Units should consider whether that investment might constitute a prohibited transaction under ERISA or the Code and whether exemptive relief is available.

A number of employee benefit plans, such as foreign plans, governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to the restrictions of ERISA. As a result, assets of these plans may be invested in the Units without regard to the ERISA restrictions, subject to the provisions of any other applicable federal or state law. You should note, however, that any governmental plan or church plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

Prohibited Transaction Considerations

Treatment of REIT Assets as Plan Assets. A transaction involving the operation of the REIT might constitute a prohibited transaction under ERISA and the Code if assets of the REIT were deemed to be assets of an investing Plan. The United States Department of Labor has issued regulations, called the plan asset regulations, addressing whether the assets of a Plan would include the assets of an entity in which the Plan has invested for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. In general, under the plan asset regulations, when a Plan acquires an equity interest in an entity such as a REIT, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity unless the exceptions set forth in the regulations apply. In general, an equity interest is defined under the plan asset regulations as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and includes a beneficial interest in a trust.

If the assets of the REIT are deemed to be the assets of an investing Plan, any person who has discretionary authority or control with respect to the REIT assets, and any person who provides investment advice for a fee with respect to the REIT assets, will be a fiduciary of the investing Plan. This fiduciary status would increase the scope of activities that would constitute prohibited transactions under ERISA and the Code.

Exception for Real Estate Operating Company. The plan asset regulations provide an exception where a Plan acquires an interest in certain operating companies. In particular, when a Plan acquires an equity interest in a real estate operating company, the assets of the Plan will include the equity interest but not an undivided interest in the assets of the operating company. An entity is a real estate operating company for purposes of the plan asset regulations if (i) at least 50% of its assets are invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate in management or development activities, and (ii) such entity in the ordinary course of its business is engaged directly in real estate management or development activities. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because the company is a blind pool company, we cannot assure you that it will be a real estate operating company within the meaning of the plan asset regulations.

Exception for Insignificant Participation by Benefit Plan Investors. The plan asset regulations provide that the assets of an entity such as the REIT will not be deemed to be the assets of an investing Plan if equity participation in the entity by benefit plan investors, such as employee benefit plans or individual retirement accounts, is not significant. An equity participation in an entity is not deemed to be significant if benefit plan investors hold less than 25% of the value of each class of equity interests in that entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We cannot assure you that benefit plan investors will hold less than 25% of the value of each class of equity interests in the REIT.

Exception for Publicly Offered Securities. The plan asset regulations provide that the issuer of a publicly-offered security acquired by a Plan will not be deemed to hold Plan assets solely because of that acquisition. A publicly-offered security is a security that is “freely transferable,” part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and either:

•	part of a class of securities registered under the Exchange Act; or

•	sold to the Plan as part of an offering of securities to the public under the Securities Act; provided, however, that the class of securities of which the security is a part must be registered under the Exchange Act within 120 days, or later if allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of the securities to the public occurred.

The plan asset regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations provide that when a security is part of an offering in which the minimum investment is $10,000 or less, the existence of certain restrictions ordinarily will not, alone or in combination, affect the finding that the securities are freely transferable.

The Units offered are securities that will be registered under the Securities Act and are or will be registered under the Exchange Act. Furthermore, we believe that the restrictions imposed under our bylaws on the transfer of the Units are limited to the restrictions on transfer generally permitted under the plan asset regulation, and are not likely to result in the failure of the Units to be “freely transferable.” We also believe that the restrictions that apply to the Units held by us, or which may be derived from contractual arrangements requested by David Lerner Associates in connection with Units, are unlikely to result in the failure of the Units to be “freely transferable.” Nonetheless, no assurance can be given that the Department of Labor could not reach a contrary conclusion.

In addition, we cannot assure you that the Units will be held by 100 or more independent investors, and no monitoring or other measures will be taken to insure that this requirement of the publicly offered security exception will be satisfied. If the Units do not qualify as publicly offered securities under the plan asset regulations, the assets of the REIT may be deemed the assets of any Plan that invests in the Units. In that event, transactions involving the REIT and either parties in interest or disqualified persons with respect to an investing Plan might be prohibited under ERISA or the Code and could subject disqualified persons to excise taxes and impose other liabilities on Plan fiduciaries, unless exemptive relief is available under an applicable statutory or administrative exemption.

We suggest that Plan fiduciaries or other persons considering an investment in the Units on behalf of or with the assets of a Plan consult their own counsel regarding the consequences to the Plan of that investment, including the consequence to the Plan if the assets of the REIT were to become subject to the fiduciary and prohibited transaction rules of ERISA and the Code.

Additional Considerations for Insurance Company General Accounts

In John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), the United States Supreme Court held that, under some circumstances, assets held in an insurance company’s general account may be deemed to be assets of Plans that were issued policies supported by that general account.

The Small Business Job Protection Act of 1996 added a new section of ERISA relating to the status of the assets of insurance company general accounts under ERISA and the Code. This new section provides that assets underlying general account policies issued before December 31, 1998 will not be considered assets of a Plan to the extent the criteria set forth in DOL regulations are satisfied. This new section also requires the DOL to issue regulations establishing those criteria. On January 5, 2000, the DOL issued final regulations, called the general account regulations, for this purpose. The general account regulations became generally applicable July 5, 2001. The general account regulations provide that, when a Plan acquires a policy issued by an insurance company on or before December 31, 1998 which is supported by assets of the insurance company’s general account, the assets of the Plan will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the general account regulations are satisfied. The general account regulations do not apply to any general account policies issued after December 31, 1998.

We suggest that Plan fiduciaries or other persons considering an investment in the Units on behalf of an insurance company general account consult their own counsel regarding the effect of the John Hancock decision and the general account regulations on that investment.

CAPITALIZATION

Our capitalization as of January 20, 2004, and as adjusted to reflect the issuance and sale of the Units offered assuming the minimum offering and maximum offering and after deducting anticipated offering expenses, selling commissions and the marketing expense allowance is as follows:

		As Adjusted
	Actual	Minimum offering	Maximum offering
Units; no par value; 10 Units issued, 4,761,905 and 91,125,541 Units issued as adjusted, respectively	$110	$44,250,000	$895,000,000
240,000 Series B convertible preferred shares issued	24,000	24,000	24,000
Number of Units to be issued on conversion of 240,000 Series B convertible preferred shares		221,571	5,801,050

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We were organized on January 20, 2004 and have no significant operations to date. In addition, we currently own no properties. We intend to qualify as a REIT under the Internal Revenue Code.

Liquidity and Capital Resources

Our principal source of liquidity will be the proceeds of this offering and the cash flow generated from properties we will acquire and any short term investments. In addition, we may borrow funds, subject to the approval of our board of directors.

To fund start-up costs prior to receiving proceeds from this offering we have obtained an unsecured line of credit in a principal amount of $400,000. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, our chairman, chief executive officer and president, has guaranteed repayment of the line of credit. Mr. Knight did not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is July 31, 2004. We may prepay the line of credit without premium or penalty. We expect to repay this debt with proceeds from the sale of Units. Of the $400,000 received, we have used approximately $150,000 to fund registration and related fees necessary to begin the offering. We have approximately $250,000 cash on hand.

Once we begin the offering and acquire properties, we anticipate that our cash flow from operations and the offering will be adequate to cover our operating expenses and to permit us to meet our anticipated liquidity requirements, including distribution requirements. As REIT’s are required to distribute substantially all of their earnings and profits annually, there may be distributions that include a return of capital. Earnings and profits is less than operating cash flow due to non-cash expenses such as depreciation. Inflation may increase our operating costs, including our costs on bank borrowings, if any. As of the date of this prospectus, we have no material commitments for capital expenditures.

We intend to establish a working capital reserve of at least 0.5% of the proceeds from this offering. This reserve, in combination with income from our properties and short term investments, is anticipated to satisfy our liquidity requirements.

Critical Accounting Policies

The following contains a discussion of what we believe to be critical accounting policies. These items should be read to gain a further understanding of the principals used to prepare our financial statements. These principals include application of judgment; therefore, changes in judgments may have a significant impact on our reported results of operations and financial condition.

We account for acquisitions utilizing the purchase method, and accordingly, the results of the acquisition properties are included in our results of operations from the date of acquisition. We allocate the purchase price to the acquired tangibles, consisting of land, building and improvements and if material, identified intangible assets and liabilities, including above/below market leases and at-market leases in place based on their fair values. All liabilities with maturities in excess of one year assumed in connection with an acquisition are marked to market at the date of the acquisition using a market interest rate in effect at that date for similar debt agreements with similar maturities. The resulting premium or discount is amortized into interest expense over the life of the related debt agreement using the effective interest method. Determinations of fair values used in purchase price allocation is by its nature subjective and may have a significant impact on reported asset and liability balances in the consolidated balance sheets and in the reported amounts of depreciation expense and interest expense in the consolidated statements of operations.

Capitalization Policy

We consider expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $300, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets; the unit cost for each asset must be at least $50, with the aggregate cost of the group purchase being at least $750, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; and (3) for major repairs to buildings, furniture, fixtures and equipment, the repair must be at least $2,000, and the useful life of the asset must be substantially extended. Most repair costs are considered routine repair and replacement costs and are expensed as incurred to hotel operating expenses.

Impairment Losses Policy

We record impairment losses on properties used in operations if indicators of impairment are present, and the sum of the undiscounted cash flows (cash inflows less associated cash outflows) estimated to be generated by the respective properties are less than the properties’ carrying amounts. Impairment losses are measured as the difference between the asset’s fair value, and its carrying value.

Related Party Transactions

We have significant transactions with related parties. These transactions cannot be construed to be arms length and the results of our operations may be different if these transactions were conducted with non-related parties.

We will contract with Apple Six Realty to provide brokerage services for the acquisition and disposition of our real estate assets. In accordance with the contract, Apple Six Realty is to be paid a fee of 2% of the gross purchase price of any acquisitions or 2% of the gross sale price of any dispositions of real estate investments, subject to certain conditions. The fees paid to Apple Six Realty will be capitalized as part of the purchase price of the properties.

We will contract with Apple Six Advisors to advise and provide day-to-day management services for us and due-diligence services on acquisitions. In accordance with the contract, we will pay Apple Six Advisors a fee equal to 0.1% to 0.25% of total equity contributions received by us in addition to certain reimbursable expenses.

Apple Six Advisors and Apple Six Realty are 100% owned by Mr. Knight. Apple Six Advisors and Apple Six Realty may purchase in the “best efforts” offering up to 2.5% of the total number of our shares sold in the “best efforts” offering, once the minimum offering is completed.

We issued 240,000 Series B convertible preferred shares to Mr. Knight. The Series B convertible preferred shares were issued in exchange for payment of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. There are no dividends payable on the Series B convertible preferred shares. On liquidation, the holder of the Series B convertible preferred shares will be entitled to a liquidation payment of $11 per share before any distributions of liquidation proceeds to holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred share, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares on an as converted basis.

Each holder of outstanding Series B convertible preferred shares has the right to convert any of such shares into common shares upon and for 180 days following the occurrence of any of the following conversion events:

•	substantially all of our assets, stock or business, is transferred through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Six Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

Upon the occurrence of any conversion event, the 240,000 Series B convertible preferred shares may be converted into a maximum of 5,801,050 common shares, based upon the gross proceeds raised through the date of conversion in this $1 billion offering made by our prospectus. In addition, upon conversion of the Series B convertible preferred shares into common shares, the Series A preferred shares will terminate and the priority distribution in liquidation associated with the Series A preferred shares will disappear. If we terminate or fail to renew the advisory agreement with Apple Six Advisors, the Series B convertible preferred shares will be entitled to dividend distributions and voting rights on an as converted basis. In this event, the liquidation preference of the Series A preferred shares will continue.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. Upon the probable occurrence of a conversion event, we will record expense for the difference between the fair value of our common stock and issue price of the Series B convertible preferred shares. At present, the fair market value of the common stock cannot be estimated. As a result, the expense associated with the Series B convertible preferred shares cannot be estimated.

Compensation expense related to issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares is probable. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, compensation expenses if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value).

The reason the Series B convertible preferred shares were issued was to give Mr. Knight a financial position between 4-6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from .92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight’s ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4-6% of the outstanding Units at any given time.

We have obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, our chairman, chief executive officer and president, has guaranteed repayment of the line of credit. Mr. Knight did not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is July 25, 2004. We may prepay the line of credit without premium or penalty. We expect to repay this debt with proceeds from the sale of Units.

PLAN OF DISTRIBUTION

We are selling the Units using the service of David Lerner Associates as the managing dealer. The Units are being offered on a “best efforts” basis, meaning that the managing dealer is not obligated to purchase any Units. No Units will be sold unless at least a minimum of 4,761,905 Units has been sold no later than one year after the date of this prospectus. Our officers and directors, Apple Six Advisors, Apple Six Realty, Apple Six Hospitality Management, or any officers and directors of these entities will not be permitted to purchase Units in order to reach the minimum offering of 4,761,905 Units. If the minimum offering of Units is not sold by that date, the offering will terminate and all funds deposited by investors into the interest-bearing escrow account will be promptly refunded in full, with interest. We will not charge fees on funds returned if the minimum offering is not met. Wachovia Bank, National Association (“Wachovia Bank”) will act as escrow agent for the escrow account until the minimum offering of Units is sold.

The Units are offered at $10.50 per unit until the minimum offering of $50,000,000 in Units is achieved and the minimum 4,761,905 Units have been sold. Thereafter, the Units will be offered at $11 per share.

Neither prospective investors nor shareholders should assume that the per-Unit prices reflect the intrinsic or realizable value of the Units or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-Unit offering price from $10.50 to $11 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. If we were to list the Units on a national securities exchange, the Unit price might drop below our shareholders’ original investment.

The offering of Units is expected to terminate when all Units offered by this prospectus have been sold or one year from the date hereof, unless extended by us for up to an additional year in order to achieve the maximum offering of 91,125,541 Units. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the Units, we may be required to make certain filings, including the filing of new applications, with the state administrators, to extend the offering.

Purchasers will be sold Units at one or more closings. Following the sale of the minimum offering, additional closings will be held monthly during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the Units. It is expected that after the initial closing of the sale of the minimum offering, purchasers will be sold Units no later than the last day of the calendar month following the month in which their orders are received. Funds received during the offering but after the initial disbursement of funds will be held in purchasers’ accounts with David Lerner Associates until the next closing, and then disbursed to us.

In no event are we required to accept the subscription of any prospective investor, and no subscription shall become binding on us until a properly completed subscription agreement prepared and executed by the prospective investor has been accepted by our duly authorized representative, David Lerner Associates. By executing the subscription agreement, the investor is not waiving any rights under the Securities Act of 1933.

We intend to hold investors’ funds in escrow in an interest-bearing account with Wachovia Bank until the minimum offering of 4,761,905 Units is achieved and the initial closing has occurred. The account will pay interest to investors from the date the investors’ funds are received until the date of the initial closing. Wachovia Bank will remit the aggregate interest on escrowed funds to David Lerner Associates, and David Lerner Associates will pay the individual investors their interest. After the initial closing, investors’ funds will be held in each purchaser’s account with David Lerner Associates or other broker-dealers pending each applicable closing. Investors’ subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the initial closing.

Each investor who desires to purchase Units will be required to complete and sign a Subscription Agreement in the form attached to this prospectus as Exhibit A. In addition to requesting basic identifying information concerning the investor, such as his or her name and address, the number of Units subscribed for, and the manner in which ownership will be held, the Subscription Agreement requires the investor to make a series of representations to us set forth in paragraphs designated “(a)” through “(h).”

We ask for these representations to help us determine whether you have received the disclosure materials pertaining to the investment, meet certain suitability requirements we have established, and understand what you are investing in. Should a dispute later arise between you and us concerning matters that are the subject of any representation, we would expect to rely upon your making of that representation in the Subscription Agreement if you later claim that that representation is not correct.

We have established certain suitability standards in determining whether we should accept a subscription agreement from any purchaser. These suitability standards include those standards established by certain states where we plan to offer the Units. Except for the State of North Carolina, each purchaser of Units must certify that he has either:

•	a minimum annual gross income of $45,000 and a net worth (exclusive of equity in home, home furnishings and personal automobiles) of at least $45,000, or

•	a net worth (similarly defined) of at least $150,000.

Each North Carolina purchaser must certify that he has either:

•	a minimum annual gross income of $60,000 and a net worth (similarly defined) of at least $60,000, or

•	a net worth (similarly defined) of at least $225,000.

These standards impose minimum income and net worth standards which we believe are reasonable considering our planned business activities and the risks associated with a purchase of the Units. These risk factors include the potential income tax implications to purchasers, the lack of liquidity in the Units, potential variances in cash distributions to purchasers, our use of leverage, the financial condition of our sole promoter, Mr. Knight, the relationship between Mr. Knight, Apple Six Advisors and purchasers, past and potential future transactions between Mr. Knight, Apple Six Advisors and us, and the risks generally inherent in the hotel, apartment and other income-producing real estate industry. See the discussion of “Risk Factors” beginning on page 12 of this Prospectus.

We will require each purchaser to review and complete a Subscription Agreement in which he will represent that he meets the applicable suitability standards described above. The form of the Subscription Agreement is attached as Appendix A. We rely on the representations made by the purchaser in the Subscription Agreement in assuring adherence to these suitability standards by David Lerner Associates, Inc.

Set forth below is a brief summary of the nature of each representation in the lettered paragraphs of the Subscription Agreement. You should, however, carefully review the Subscription Agreement in its entirety.

(a) You acknowledge that you have received a copy of the prospectus and that you understand that your investment will be governed by the terms of that prospectus.

(b) You represent that you are of majority age and, therefore, can enter into a binding contract to purchase the Units.

(c) You represent that you have adequate financial resources, understand the financial risks of an investment in Units, and understand that there is no ready ability to sell or otherwise dispose of your investment in Units.

(d) You specifically represent that you either have a net worth (excluding home, furnishings and automobiles) of at least $50,000 (higher in certain states) and gross income of $50,000 (higher in certain states), or a net worth (with the same exclusions) of at least $100,000 (higher in certain states). This representation helps us determine that your proposed investment is suitable for you based on your financial condition.

(e) If you are acting on behalf of an entity, you represent that you have authority to bind the entity.

(f) You represent that the taxpayer identification number (social security number in the case of an individual) provided is correct and that you are not subject to backup withholding. This representation allows us to make distributions to you without any requirement to withhold for income tax purposes.

(g) You understand that we have the right, in our sole discretion, to accept or reject your subscription for Units.

(h) You agree to settle by arbitration any controversy between you and your broker concerning the Subscription Agreement and the investment represented by the Subscription Agreement.

It is expected that shareholders will be able to elect to reinvest any distributions from us in additional Units available in this offering, for as long as this offering continues. This option is referred to as the Additional Share Option. Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing reinvestment, as well as the right to modify or terminate the Additional Share Option at any time. We estimate that approximately 2,000,000 Units offered through this prospectus will be purchased through shareholders’ reinvestment of distributions in Units pursuant to the Additional Share Option, but the number of shares which will be purchased cannot be determined at this time.

Subject to the Additional Share Option being available through the broker-dealer which initially sells a shareholder its Units, a shareholder will be able to elect the option by directing, on its subscription agreement, that cash distributions be reinvested in additional Units. Distributions attributable to any calendar quarter will then be used to purchase Units in this offering. As described under “Federal Income Tax Considerations — Taxation of U.S. Shareholders,” a shareholder who elects the Additional Share Option will be taxed as if it had received its distributions that are used to purchase additional Units. A shareholder may elect to terminate its participation in the Additional Share Option at any time by written notice sent by it to the broker-dealer through which the shareholder initially purchased Units. The notice will be effective with respect to distributions attributable to any calendar quarter if it is sent at least 10 days before the end of that calendar quarter.

We intend to establish at a later date a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional Units.

Funds not invested in real properties may be invested by us only in:

(a) bank accounts, including savings accounts and bank money market accounts (as bank is defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including bank money market accounts managed by the escrow agent and its affiliates);

(b) short-term direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

(c) short-term certificates of deposit issued by any bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including the escrow agent and its affiliates) located in the United States and having net worth of at least $50,000,000; or

(d) similar highly liquid investments to the extent permitted by applicable laws and regulations.

We will pay to David Lerner Associates selling commissions on all sales made, including shares sold through the Additional Share Option, in an amount equal to 7.5% of the purchase price of the Units or $0.7875 per Unit purchased at $10.50 per Unit and $0.825 per Unit purchased at $11 per Unit. We will also pay to David Lerner Associates a marketing expense allowance equal to 2.5% of the purchase price of the Units, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Units. The marketing expense allowance will equal $0.2625 per Unit purchased at $10.50 per Unit and $0.275 per Unit purchased at $11 per Unit. The maximum selling commission payable to David Lerner Associates is

$75,000,000. The maximum marketing expense allowance payable to David Lerner Associates is $25,000,000. The selling commissions and marketing expense allowance are payable to David Lerner Associates at the times of the issuance of Units to purchasers.

The following table reflects the compensation payable to David Lerner Associates

	Price To Public	Commissions	Marketing Expense Allowance
Per Unit Minimum offering	$10.50	$0.7875	$0.2625
Per Unit Maximum offering	$11.00	$0.8250	$0.2750
Total Minimum offering	$50,000,000	$3,750,000	$1,250,000
Total Maximum offering	$1,000,000,000	$75,000,000	$25,000,000

Prospective investors are advised that David Lerner Associates reserves the right to purchase Units, on the same terms applicable generally to sales pursuant to this prospectus, for its own account, at any time and in any amounts, to the extent not prohibited by relevant law. If David Lerner Associates, Inc. purchases Units, we will not count any of the Units purchased by David Lerner Associates, Inc. to reach the minimum offering amount. It is not expected that the managing dealer or other broker-dealers will purchase Units.

The agency agreement between us and David Lerner Associates permits David Lerner Associates to use the services of other broker-dealers in offering and selling the Units, subject to our approval. David Lerner Associates will pay the compensation owing to the broker-dealers out of the selling commissions or marketing expense allowance payable to it. Sales by the broker-dealers will be carried on in accordance with customary securities distribution procedures. David Lerner Associates may be deemed to be an “underwriter” for purposes of the Securities Act of 1933 in connection with this offering. Purchasers’ checks are to be made payable to David Lerner Associates unless the investor elects to use a portion of the proceeds in his or her David Lerner brokerage account. David Lerner Associates will forward to the escrow agent funds representing subscription payments by noon of the next business day following receipt by David Lerner Associates of the subscription payments.

David Lerner Associates is a member of the NASD. Any other broker-dealers allowed to sell Units will be NASD members.

Purchasers are required to purchase a minimum of $5,000 in Units or $2,000 in Units for Plans. After the minimum offering is achieved, Apple Six Advisors and Apple Six Realty may purchase in this offering up to 2.5% of the total number of Units sold in the offering, on the same terms and conditions as the public. If Apple Six Advisors and Apple Six Realty purchase any Units, they will be permitted to vote on any matters submitted to a vote of holders of the common shares. Any purchase of Units in this offering by Apple Six Advisors and Apple Six Realty must be for investment, and not for resale or distribution. The Units described in this paragraph are exclusive of the Units which may be issued under our stock incentive plans.

There has been no previous market for any of our Units. The initial offering price for the Units is arbitrary and was determined on the basis of our proposed capitalization, market conditions and other relevant factors.

We have agreed to indemnify David Lerner Associates against a limited number of liabilities under the Securities Act. These liabilities include liabilities arising out of untrue statements of a material fact contained in this registration statement or arising out of the omission of a material fact required to be stated in this registration statement. We will also indemnify David Lerner Associates for losses from a breach of any warranties made by us in the agency agreement.

DESCRIPTION OF CAPITAL STOCK

The information set forth below is only a summary of the material terms of our common shares, Series A preferred shares, and Series B convertible preferred shares. You should refer to our articles of incorporation, and bylaws for a complete description of the common shares, the Series A preferred shares and the Series B convertible preferred shares.

Our authorized capital stock consists of:

•	200,000,000 common shares, no par value;

•	200,000,000 Series A preferred shares, no par value;

•	240,000 Series B convertible preferred shares, no par value; and

•	15,000,000 additional preferred shares.

Each common share and accompanying Series A preferred share will be fully paid and non-assessable upon issuance and payment therefor. As of the date of this prospectus, there were 10 common shares and accompanying Series A preferred share issued and outstanding and 240,000 Series B convertible preferred shares issued and outstanding. All 240,000 authorized Series B convertible preferred shares are held by Glade M. Knight.

Common Shares

Dividend and Distribution Rights

Our common shares have equal rights in connection with:

•	dividends;

•	distributions; and

•	liquidations.

If our board of directors determines, in its sole discretion, to declare a dividend, the right to a dividend is subject to the following restrictions:

•	the dividend rights of the common shares may be subordinate to any other of our shares ranking senior to the common shares; and

•	the amount of the dividend may be limited by law.

If we liquidate our assets or dissolve entirely, the holders of the common shares will share, on a pro rata basis, in the assets we are legally allowed to distribute. We must pay all of our known debts and liabilities or have made adequate provision for payment of these debts and liabilities before holders of common shares can share in our assets. Upon liquidation, the rights of the holders of the common shares will initially arise out of their rights as holders of the Series A preferred shares. In addition, in the event that the liquidation of our company results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the holders of the common shares and the holder of the Series B convertible preferred shares, on an as converted basis.

Holders of common shares do not have the right to convert or redeem their shares. In addition, they do not have rights to a sinking fund or to subscribe for any of our securities.

Voting Rights

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. The holders of common shares have exclusive voting power with respect to the election of directors, except as otherwise required by law or except as provided with respect to any other class or series of stock. There is no cumulative voting in the election of directors. Therefore the holders of a majority of the outstanding common shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Our articles state that a majority of common shares outstanding and entitled to vote on a matter may approve our company to take any of the following actions:

•	dissolve;

•	amend our charter or articles of incorporation;

•	merge;

•	sell all or substantially all of our assets; or

•	engage in a share exchange or similar transaction;

except for amendments to our articles of incorporation relating to the classification of the board of directors. This matter requires the approval of at least two-thirds of the shares entitled to vote.

The transfer agent and registrar for the common shares will be Wachovia Bank.

Series A Preferred Shares

The Series A preferred shares have no voting rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The only right associated with each Series A preferred share is a priority distribution upon the sale of our assets in liquidation, dissolution or winding up of our business. The priority distribution will be equal to $11.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution, the Series A preferred shares will have no other distribution rights. In the event we pay special dividends on our common shares, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by our board. In order to be a special dividend for this purpose, our board of directors must specifically designate the dividend as a special dividend which reduces the priority distribution to Series A preferred shares. We anticipate that we will not pay any Special Dividend from ordinary operating revenue.

The Series A preferred shares will terminate and have no liquidation preference or any other rights upon:

•	the conversion of the Series B convertible preferred shares into common shares, as described below; or

•	the reduction of the $11.00 priority distribution payment to zero as a result of the payment of one or more special dividends which aggregates $11.00.

Once the Series B convertible preferred shares are converted into common shares, a Unit holder will only hold common shares and will no longer have the priority distribution upon the sale of our assets in liquidation associated with the Series A preferred shares.

Series B Convertible Preferred Shares

Our authorized capital stock includes 240,000 Series B convertible preferred shares. Mr. Knight is the sole holder of the Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

•	substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Six Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Mr. Knight is our chairman of the board and chief executive officer. As chairman of our board, Mr. Knight will chair meetings of the board and vote with our four other directors. As chief executive officer, Mr. Knight also has in-depth knowledge of our day-to-day operations. Even though Mr. Knight, as a board member and as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether the advisory agreement is terminated or expired without renewal, or we cease to use Apple Six Realty to provide property acquisition and disposition services or whether our common shares are listed or quoted, board approval is required for us to take any of these actions. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders.

Termination of the advisory agreement will result in conversion of the Series B convertible preferred shares and will entitle the Series B convertible preferred shares to dividend distributions and voting rights on an as converted basis. Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of Series B convertible preferred shares, the 240,000 Series B convertible preferred shares are convertible into a maximum of 5,801,050 common shares, based upon the gross proceeds raised through the date of conversion in the offering made by this $1 billion prospectus. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment $24,000.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

The reason the Series B convertible preferred shares were issued was to give Mr. Knight a financial position between 4-6% of our outstanding Units as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies from .92 to 24.17 depending upon the number of Units sold in this offering, Mr. Knight’s ownership position as a result of the Series B convertible preferred shares will remain relatively constant between 4-6% of the outstanding Units at any given time.

Preferred Shares

Our articles of incorporation authorize our issuance of up to 15 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares have been issued.

We believe that the authorization to issue additional preferred shares benefit us and our shareholders by permitting flexibility in financing additional growth, giving us additional financing options in our corporate planning and in responding to developments in our business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred shares available for issuance in the future gives us the ability to respond to future developments and allow preferred shares to be issued without the expense and delay of a special shareholders’ meeting.

At present, we have no specific financing or acquisition plans involving the issuance of additional preferred shares and we do not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares. We cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be.

The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Restrictions On Transfer

To qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of our issued and outstanding shares may be owned, directly or indirectly, by five or fewer individuals or, in limited circumstances, entities such as qualified private pension plans, during the last half of a taxable year or during a proportionate part of a shorter taxable year.

Since our board of directors believes it is essential that we maintain our REIT status, our bylaws provide that no person may own or be deemed to own more than 9.8% of the issued and outstanding shares. The board may exempt a proposed transferee from this ownership limit. The board may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our status as a REIT.

Any acquisition or transfer of shares that would: (1) result in the common shares and any other stock being owned by fewer than 100 persons or (2) result in our being “closely-held” within the meaning of section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the shares. These restrictions on transferability and ownership will not apply if the board determines it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT and our articles are amended accordingly.

Any purported transfer of common shares or any other stock that would result in a person owning shares of capital stock in excess of the ownership limit will result in the transfer being declared null and void. The shares subject to the purported transfer will be considered to be “excess shares.” Under our bylaws, excess shares will be deemed to have been acquired and to be held on our behalf. The excess shares will not be considered to be outstanding for quorum and voting purposes. The excess shares will not be entitled to receive dividends or any other distributions. Any dividends or distributions paid to a purported transferee of excess shares prior to our discovery that the shares have been transferred in violation of our bylaws must be repaid to us upon demand.

Our bylaws provide that we may redeem any excess shares. The redemption price for any excess share will be equal to:

•	the price paid for the excess shares by the intended transferee; or

•	if no consideration was paid, the fair market value of the shares measured on the last business day prior to date on which we elect to redeem the excess shares.

Fair market value means the average daily closing price of a share if listed on a national securities exchange. If the shares are quoted on the NASD National Market System, fair market value will be the average of closing bid prices and closing asked prices. If there have been no sales or published bid and asked quotations with respect to the shares, the fair market value will be as determined in good faith by our board.

In addition, each shareholder shall, upon demand, be required to disclose in writing all information regarding the direct and indirect beneficial ownership of shares of capital stock as our board deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any compliance with those provisions or requirements.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock might receive a premium for their shares over the then-prevailing market price or which these holders might believe to be otherwise in their best interest.

Facilities for Transferring Common Shares

No public market for the Units currently exists. We do not plan to cause the common shares nor the Series A preferred shares to be listed on any securities exchange or quoted on any system or in any established market either immediately or at any definite time in the future. While we may cause the Units to be listed or quoted if our board of directors determines that action to be prudent, there can be no assurance that this event will ever occur. In addition, the Units are uncertificated securities, are not represented by stock certificates, and may be difficult to transfer. Prospective shareholders should view the Units as illiquid and must be prepared to hold their investment for an indefinite length of time.

Share Redemption Program

Following the conclusion of our offering and prior to the time that our Units are listed on a national securities exchange, our shareholders who have held their Units for at least one year may receive the benefit of limited liquidity by presenting for redemption all or any portion of their Units to us at any time in accordance with the procedures outlined in this prospectus. At that time, we may, subject to the conditions and limitations described below, redeem the Units presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. If your redemption request is granted, you will receive the redemption amount within 30 days following the end of the quarter in which your redemption request is granted. We will not reject a request for redemption unless you have not held the units for one year or you have failed to fill out a redemption request form completely.

If you have held our Units for the required one-year period, you may redeem your Units for a purchase price equal to the lesser of $11 per Unit, or the purchase price per Unit that you actually paid for your Units. In the event that you are redeeming all of your Units, Units purchased pursuant to our dividend reinvestment plan we plan to implement following the conclusion of this offering may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. The board of directors reserves the right in its sole discretion at any time and from time to time to:

•	waive the one-year holding period in the event of the death or bankruptcy of a shareholder or other exigent circumstances;

•	reject any request for redemption;

•	change the purchase price for redemptions; or

•	otherwise amend the terms of, suspend or terminate our share redemption program.

Redemption of Units, when requested, will be made quarterly. Following the closing of this offering and subject to funds being available, we will limit the number of Units redeemed pursuant to our share redemption program to the lesser of as follows: (1) during any calendar year, we will not redeem in excess of three percent

(3.0%) of the weighted average number of Units outstanding during the prior calendar year; and (2) funding for the redemption of Units will come exclusively from the net proceeds we receive from the sale of Units under our dividend reinvestment plan we plan to implement following the conclusion of the offering so that in no event will the aggregate amount of redemptions under our share redemption program exceed aggregate net proceeds received by us from the sale of Units (after commissions), pursuant to our dividend reinvestment plan. If funds available for our share redemption program are not sufficient to accommodate all requests, Units will be redeemed on a pro-rata basis. The board of directors, in its sole discretion, may choose to suspend or terminate the share redemption program or to reduce the number of Units purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes.

We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any year. If we do not have such funds available, at the time when redemption is requested, you can withdraw your request for redemption by submitting a written request to withdraw your request for redemption to David Lerner Associates. If no withdrawal is requested, we will honor your request at such time, if any, when sufficient funds become available. You may withdraw your request for redemption at any time up until the time at which units are redeemed. Such pending requests will be honored on a pro-rata basis if funds available for our share redemption program are not sufficient to accommodate all such pending requests.

The share redemption program is only intended to provide limited liquidity for shareholders until a secondary market develops for the Units. No such market presently exists, and we cannot assure you that any market for your Units will ever develop. If you redeem Units under the share redemption program, you will not be permitted to purchase additional Units in this offering for a period of one year from the date of redemption.

The Units we purchase under the share redemption program will be cancelled, and will have the status of authorized, but unissued shares. We will not reissue such Units unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

We will not begin the share redemption program until we have concluded this offering. If we terminate, suspend, reduce the scope of or otherwise change the share redemption program, we will disclose the changes in reports filed with the Commission. We also will send written notification to all of our shareholders reporting the change.

We intend to establish at a later date a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional Units. Once the DRIP is established, funding for the redemption of shares will come from the proceeds we receive from the sale of Units under our DRIP. At that time, subject to funds being available, we will limit the number of Units redeemed pursuant to our share redemption program to the lesser of as follows: during any calendar year, we will not redeem in excess of three percent (3.0%) of the weighted average number of shares outstanding during the prior calendar year; and funding for the redemption of shares will come exclusively from the proceeds we receive from the sale of shares under our dividend reinvestment plan provided that in no event will the aggregate amount of redemptions under our share redemption program exceed aggregate proceeds received from the sale of shares pursuant to our dividend reinvestment plan. Notwithstanding the foregoing, we may consider other sources of funding other than the DRIP to fund the redemption of shares under the share redemption program. No commissions will be payable under the dividend reinvestment plan.

SUMMARY OF ORGANIZATIONAL DOCUMENTS

The following is a summary of the material provisions of our articles of incorporation and bylaws, some of which may be described or referred to elsewhere in this prospectus. Neither this summary nor the descriptions appearing elsewhere in this prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the articles of incorporation or bylaws or any specific provision thereof. The articles of incorporation and bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Board of Directors

The board of directors, subject to specific limitations in the articles of incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over our property and business. The board of directors, without approval of the shareholders, may alter our investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the bylaws.

A director may be removed if the director is declared of unsound mind by an order of court or if the director has pled guilty to or been convicted of a felony involving moral turpitude. In addition, a director may be removed (1) for cause by the vote or written consent of all directors other than the director whose removal is being considered, or (2) with or without cause at a special meeting of the shareholders by vote of a majority of the outstanding common shares. “For cause” is defined as willful violations of the articles of incorporation or bylaws, or gross negligence in the performance of a director’s duties. Any vacancies in the office of director may be filled by a majority of the directors continuing in office or at a special meeting of shareholders by vote of a majority of the common shares present at a meeting at which there is a quorum. Any director so elected shall hold office for the remainder of his predecessor’s term. The number of directors shall not be less than three nor more than 15. At the time of initial closing, there will be five directors. The holders of the common shares are entitled to vote on the election or removal of the board of directors, with each common share entitled to one vote.

The board of directors is empowered to fix the compensation of all officers and the board of directors. Under the bylaws, directors may receive reasonable compensation for their services as directors and officers and reimbursement of their expenses, and we may pay a director such compensation for special services, including legal and accounting services, as the board of directors deems reasonable. The board of directors may delegate some of its powers to one or more committees, each comprised of at least two directors.

Responsibility of Board of Directors, Apple Six Advisors, Officers and Employees

Our articles of incorporation provide that the directors and officers shall have no liability to us or our shareholders in actions by or in the right of the company unless the officer or director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. The advisory agreement provides that Apple Six Advisors shall have no liability to us or our shareholders unless it has engaged in gross negligence or willful misconduct. Generally, claimants must look solely to our property for satisfaction of claims arising in connection with our affairs. The articles of incorporation and the advisory agreement, respectively, provide that we shall indemnify any present or former director, officer, employee or agent, and Apple Six Advisors against any expense or liability in an action brought against the person if the directors, excluding the indemnified party, determine in good faith that the director, officer, employee or agent, or Apple Six Advisors was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in our best interests or of our shareholders, and that the liability was not the result of willful misconduct, bad faith, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys’ fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Units unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnity; or

•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnity; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnity.

To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, the indemnification is contrary to public policy and therefore unenforceable.

The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement have been adopted to help induce the beneficiaries of these provisions to agree to serve on our behalf or on behalf of Apple Six Advisors by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. The exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders’ litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the articles of incorporation and the advisory agreement may result in a shareholder or our company having a more limited right of action against a director, Apple Six Advisors or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, Apple Six Advisors and its affiliates in making decisions and taking actions with respect to us. Subject to the exculpation and indemnification provisions in the articles of incorporation, the advisory agreement, and as otherwise provided by law, Apple Six Advisors and the directors and officers are accountable to us and our shareholders as fiduciaries and must exercise good faith and integrity in handling our affairs. As noted above, however, the exculpation and indemnification provisions in the articles of incorporation and the advisory agreement represent a material change from the accountability which would be imposed upon the directors, officers, Apple Six Advisors and its affiliates in the absence of the contractual provisions. Thus, the fiduciary duties will be materially different from the fiduciary duties as they would exist in the absence of the provisions of the articles of incorporation and the advisory agreement.

Issuance of Securities

Subject to the number of shares authorized in the articles of incorporation, the board of directors may in its discretion issue additional common shares, preferred shares, or other equity or debt securities, including options, warrants and other rights, on such terms and for such consideration as it may deem advisable. The board of directors may, in its sole discretion, issue shares of stock or other equity or debt securities, (1) to persons from whom we acquire property, as part or all of the purchase price of the property, or (2) to Apple Six Advisors and Apple Six Realty in lieu of cash payments required under the advisory agreement or other contract or obligation. The board of directors, in its sole discretion, may determine the value of any shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to us, except that while Units are offered by us to the public, the public offering price of the Units shall be deemed their value.

We have adopted two stock incentive plans for the benefit of our directors and employees.

Our authorized capital stock includes 240,000 Series B convertible preferred shares. Mr. Knight is the sole holder of the Series B convertible preferred shares. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of our assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

The Series B convertible preferred shares are convertible into common shares upon and for 180 days following the occurrence of either of the following events:

•	substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;

•	the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Six Realty to provide property acquisition and disposition services; or

•	our common shares are listed on any securities exchange or quotation system or in any established market.

The Series A preferred shares terminate on conversion of the Series B convertible preferred shares even if the value of any consideration received in the transaction resulting in conversion, or the value of our common shares at that time, is less than the $11.00 priority distribution on liquidation associated with the Series A preferred shares.

Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Mr. Knight, as our chief executive officer, can influence whether substantially all of our assets, stock or business is transferred, whether the advisory agreement is terminated or expired without renewal or if we cease to use Apple Six Advisors to provide property acquisition and disposition services or whether our common shares are listed or quoted. Accordingly, Mr. Knight can influence both the conversion of the Series B convertible preferred shares issued to him and the resulting dilution of other shareholders.

Termination of the advisory agreement will result in conversion of the Series B convertible preferred shares and will entitle the Series B convertible preferred shares to dividend distributions and voting rights on an as converted basis. Upon the occurrence of any triggering event and for purposes of determining the liquidation payment due to the holder of Series B convertible preferred shares, the 240,000 Series B convertible preferred shares are convertible into a maximum of 5,801,050 common shares, based upon the gross proceeds raised through the date of conversion in the offering made by this $1 billion prospectus. The effect of the conversion of the Series B convertible preferred shares is that Mr. Knight would own approximately 4.45% to 5.98% of the total number of common shares outstanding following the conversion in exchange for an aggregate payment $24,000.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Redemption and Restrictions on Transfer

For us to qualify as a REIT under the Internal Revenue Code, not more than 50% of the value of our outstanding shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the bylaws provide that we may prohibit any person from directly or indirectly acquiring ownership, beneficial or otherwise, of more than 9.8% of the issued and outstanding shares.

Amendment

The articles of incorporation and the bylaws may be amended or altered or we may be dissolved by the affirmative vote of the holders of a majority of the outstanding common shares, with each shareholder entitled to cast one vote per common share held. Our articles and bylaws may not be amended unless approved by the vote of the holders of a majority of the common shares except that the directors may amend the bylaws if they determine the amendment to be necessary to comply with the REIT provisions of the Internal Revenue Code or other applicable laws and regulations or the requirements of any state securities regulator or similar official. The bylaws can also be amended by the board of directors to: correct any ambiguity in the bylaws or resolve inconsistencies between the bylaws and the articles; make changes that are not materially adverse to the rights of shareholders; or allow us to take any action or fulfill any obligation which we are legally obligated or permitted to take. No amendment that would change any rights with respect to any outstanding common shares, or diminish or eliminate any voting rights pertaining thereto, may be made unless approved by the vote of the holders of two-thirds of the outstanding common shares so affected.

Shareholder Liability

The holders of our Units shall not be liable personally on account of any of our obligations.

Antitakeover Provisions

Our bylaws contain restrictions on stock ownership that may discourage or preclude third parties from making acquisition proposals. These same antitakeover provisions may also impede our shareholders’ ability to change our management.

In order to maintain our qualification as a REIT, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals or entities. As a result, our bylaws prohibit ownership, either directly or indirectly, of more than 9.8% of the outstanding shares by any shareholder. Our board may waive this ownership limitation on a case-by-case basis, but has no obligation to do so. As a result, without our board’s approval, no person may acquire more than 9.8% of our outstanding shares, limiting a third-party’s ability to acquire control of us.

Our articles of incorporation authorize the board, without shareholder approval, to issue up to 15,000,000 preferred shares and to establish the preference and rights of those shares. These preferred shares would be in addition to the Series A preferred shares and Series B convertible preferred shares. Thus, our board could create a new class of preferred shares with voting or other rights senior to any existing class of stock. These rights could be structured and implemented in a manner that could delay or prevent a change in control even if a change were in our shareholders’ best interest. Rights of this type are sometimes referred to as a “poison pill.”

We also have a staggered board. This means that all of our directors are not elected on an annual basis but elected for three year terms with only a portion of the directors being elected annually. Having a staggered board makes it difficult for shareholders to effectuate a change in control because more than one annual meeting of shareholders may be necessary to replace a majority of the members of the board.

SALES LITERATURE

The offering is made only by means of this prospectus. We have not authorized the use of any other supplemental literature in connection with the offering.

REPORTS TO SHAREHOLDERS

Financial information contained in all reports to shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid or accrued by us to Apple Six Advisors and Apple Six Realty together with a description of any new agreements. Under the bylaws, we are also obligated to send to our shareholders quarterly reports after the end of the first three calendar quarters of each year. Quarterly reports will include un-audited financial statements prepared in accordance with generally accepted accounting principles, a statement of fees paid during the quarter to Apple Six Advisors and Apple Six Realty and a reasonable summary of our activities during the quarter. The shareholders also have the right under applicable law to obtain other information about us.

We will file a report meeting the requirements of Form 8-K under the Securities Exchange Act of 1934 if, after the termination of the offering, a commitment is made involving the use of 10% or more of the net proceeds of the offering and will provide the information contained in the report to the shareholders at least once each quarter after the termination of this offering.

LEGAL MATTERS

The validity of the Units offered by this prospectus will be passed upon for us by McGuireWoods LLP, Richmond, Virginia. McGuireWoods LLP will also pass upon specified matters relating to federal income tax considerations.

EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated balance sheet at January 20, 2004, as set forth in their report. We’ve included our balance sheet in the prospectus and in the registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

EXPERIENCE OF PRIOR PROGRAMS

The tables following this introduction set forth information with respect to all of the prior real estate programs sponsored by Glade M. Knight, who is sometimes referred to as the “prior program sponsor.” These tables provide information for use in evaluating the programs, the results of the operations of the programs, and compensation paid by the programs. Information in the tables is current as of December 31, 2003. The tables are furnished solely to provide prospective investors with information concerning the past performance of entities formed by Glade M. Knight. Regulatory filings and annual reports of Cornerstone, Apple Hospitality Two and Apple Suites will be provided upon request for no cost (except for exhibits, for which there is a minimal charge). In addition, Part II of our registration statement contains detailed information on the property acquisitions of Cornerstone, Apple Hospitality, and Apple Suites and is available without charge upon request of any investor or prospective investor. Please send all requests to Apple REIT Six, Inc., 10 South Third Street, Richmond, VA 23219, Attn: Jenny Owen; telephone: 804-344-8121.

In the five years ending December 31, 2003, Glade M. Knight sponsored only Cornerstone, Apple Residential, Apple Hospitality Two, Apple Hospitality Five and Apple Suites, which have investment objectives similar to ours. Cornerstone, Apple Residential, Apple Hospitality Two, Apple Hospitality Five and Apple Suites were formed to invest in existing residential rental properties and extended-stay and select-service hotels for the purpose of providing regular quarterly distributions to shareholders and the possibility of long-term appreciation in the value of properties and shares.

The information in the following tables should not be considered as indicative of our capitalization or operations. Purchasers of shares offered by our offering will not have any interest in the entities referred to in the following tables or in any of the properties owned by those entities as a result of the acquisition of shares in us.

See, “Apple Six Advisors and Apple Six Realty—Prior Performance of Programs Sponsored by Glade M. Knight” in the prospectus for additional information on certain prior real estate programs sponsored by Mr. Knight, including a description of the investment objectives which are deemed by Mr. Knight to be similar and dissimilar to those of the Company.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms.

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

•	“Cash Generated From Operations” means the excess (or the deficiency in the case of a negative number) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.

•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.

•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.

•	“Return of Capital” refers to distributions to investors in excess of net income.

TABLE I: EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents a summary of the funds raised and the use of those funds by Apple Hospitality Five, Apple Hospitality Two, Apple Suites, Inc. and Cornerstone whose investment objectives are similar to those of Apple Six and whose offering closed within three years ending December 31, 2003.

	Apple Hospitality Five	Apple Hospitality Two	Apple Suites	Cornerstone
Dollar Amount Offered	$500,000,000	$300,000,000	$300,000,000	$432,309,058
Dollar Amount Raised	$396,914,000	$300,000,000	$125,000,000	$432,309,058
LESS OFFERING EXPENSES:
Selling Commissions and Discounts	10.00%	10.00%	10.00%	8.45%
Organizational Expenses	0.30%	0.60%	1.13%	0.75%
Other	0.00%	0.00%	0.00%	0.00%
Reserves	0.50%	0.50%	0.50%	3.00%
Percent Available from Investment	89.2%	88.90%	88.37%	87.80%
ACQUISITION COSTS:
Prepaid items and fees to purchase property	87.2%	86.90%	85.29%	86.80%
Cash down payment	0.00%	0.00%	0.00%	0.00%
Acquisition fees(1)	2.00%	2.00%	3.08%	1.00%
Other	0.00%	0.00%	0.00%	0.00%
Total Acquisition Costs	89.2%	88.90%	88.37%	87.80%
Percentage Leverage (excluding unsecured debt)	1.32%	51.0%	45.49%	57.48%
Date offering began	January 2003	May 2001	August 1999	May 1993
Length of offering (in months)	12	19	21	104
Months to investment 90% of amount available for investment (measured from beginning of offering)	N/A	19	29	104

(1)	Substantially all of the acquisition fees were paid to the sponsor or affiliates of the sponsor.

TABLE II: COMPENSATION TO SPONSOR AND ITS AFFILIATES

Table II summarizes the compensation paid to the Prior Program Sponsor and its Affiliates (i) by programs organized by it and closed within three years ended December 31, 2003, and (ii) by all other programs during the three years ended December 31, 2003.

	Apple Hospitality Five		Apple Hospitality Two			Apple Suites (3)		Cornerstone
Date offering commenced		January 2003		May 2001		August 1999		May 1993
Dollar amount raised		$396,914,000		$300,000,000		$125,000,000		$432,309,058
Amounts Paid To Prior Program Sponsor From Proceeds of Offering:
Acquisition fees
Real Estate commission		$6,328,000		$8,246,784		$3,389,000		$4,075,337
Advisory fees		$296,435		$749,386		$706,425		$515,689
Other		$—		$—		$—		$—
Cash generated from operations before deducting payments to Prior Program Sponsor		$10,802,000		$67,042,000		$22,415,909		$347,351,373
Aggregate Compensation To Prior Program Sponsor	$		$
Management and accounting fees		$—		$—		$(1)		$3,088,348
Reimbursements		$—		$423,000		$572,284		$2,717,655
Leasing fees		$—		$—		$—		$—
Other fees		$—	$ $	15,700,000	(4)	$3,840,000	(5)	$13,266,402	(2)

There have been no fees from property sales or refinancings

(1)	Effective January 1, 2001, Apple Suites acquired Apple Suites Management and its subsidiaries. In 2000, Apple Suites paid Mr. Glade M. Knight, its President and Chairman, a deposit of $900,000 in exchange for all of the issued and outstanding stock of Apple Suites Management. For financial reporting purposes, Apple Suites recorded the $900,000 of cash plus the fair value of net liabilities assumed of $513,520 from Apple Suites Management and its subsidiaries as a management termination fee (total of $1,413,520) in 2001. Effective January 1, 2001, all inter-company transactions, including lease revenue and rental expenses, between Apple Suites and Apple Suites Management were eliminated in consolidation.
(2)	Upon the merger transaction in which Cornerstone acquired Apple Residential, the Class B convertible shares of Apple Residential, all of which were held by management of Cornerstone, were converted into Series A convertible preferred shares of Cornerstone. The amount shown is the expense that resulted upon conversion.
(3)	Effective January 31, 2003 Apple Suites merged with and into a subsidiary of Apple Hospitality Two.
(4)	Effective January 31, 2003, Apple Hospitality Two acquired all shares of Apple Suites Advisors (previously owned by Glade Knight). As a result of this transaction, Mr. Knight received $2 million in cash a note due in 2007 in the amount of $3.5 million. Additionally as the result of this transaction, Apple Two’s Series B Preferred Shares were converted into approximately 1.3 million Series C Preferred Shares. The Series C Preferred Shares were valued at $10.2 million.
(5)	Effective with the merger of Apple Suites and Apple Hospitality Two the 24,000 Series B Shares owned by Mr. Knight or affiliates were converted into 480,000 common shares which were exchanged for 480,000 common shares of Apple Hospitality Two valued at $8 per share.

TABLE III: OPERATING RESULTS OF PRIOR PROGRAMS*

Table III presents a summary of the annual operating results for Apple Hospitality Two, Apple Suites, Cornerstone and Apple Residential Income Trust, Inc. of the offerings closed in the five years ending December 31, 2003. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2003 Cornerstone	2002 Cornerstone	2001 Cornerstone	2000 Cornerstone	1999 Cornerstone	1998 Cornerstone	2003 Apple Hospitality Five	2003 Apple Hospitality Two	2002 Apple Hospitality Two
Gross revenues	$171,652,000	$162,718,000	$152,667,698	$146,555,033	$125,041,524	$93,637,948	$33,130,000	$195,840,000	$106,219,804
Profit on sale of properties
Less: Operating expenses	$82,668,000	$74,860,000	$62,171,562	$56,105,776	$46,940,388	$33,797,439	$20,944,000	$150,840,000	$67,682,402
Interest income (expense)	$(45,622,000)	$(41,653,000)	$(30,454,911)	$(17,125,452)	$(14,953,613)	$(12,175,940)	$(33,000)	$(24,205,000)	$(12,109,218)
Depreciation	$52,794,000	$46,021,000	$39,998,916	$36,295,408	$29,310,325	$20,741,130	$4,001,000	$19,264,000	$7,561,545
Net income (loss) GAAP basis	$(7,298,000)	$(83,000)	$17,989,530	$58,144,303	$30,037,102	$23,210,642	$8,152,000	$1,497,000	$18,866,639
Taxable income	$—	—	$—	$—	$—	$—	$—	$—	—
Cash generated from operations	$41,678,000	$46,815,000	$50,826,085	$53,726,841	$62,310,895	$45,027,655	$10,802,000	$38,346,000	$24,002,069
Cash generated from sales
Cash generated from refinancing
Less cash distributions to investors	$47,304,000	$55,743,000	$45,905,786	$40,251,087	$42,050,415	$38,317,602	$15,566,000	$54,244,000	$17,330,704
Cash generated after cash distribution	$(5,626,000)	$8,928,000	$4,920,299	$13,475,754	$20,260,480	$6,710,053	$(4,764,000)	$(15,898,000)	$6,671,365
Less: Special items
Cash generated after cash distributions and special items
Capital contributions, net	$51,666,000	$6,774,000	$6,468,580	$6,108,737	$9,168,728	$38,905,636	$355,989,000	$74,300,000	$145,242,291
Fixed asset additions	$17,160,000	$17,355,000	$79,956,049	$77,213,771	$332,558,553	$97,863,162	$1,364,000	$48,613,000	$6,882,614
Line of credit-change in(1)	$13,604,000	—	$—	$—	$(44,392,999)	$50,323,852	$—	$—	—
Cash generated(2)	$13,000	$(7,276,072)	$4,515,431	$(12,127,695)	$13,677,972	$(1,923,622)	$23,817,000	$(108,226,000)	$110,052,964
End of period cash	$1,393,000	$1,380,000	$8,656,072	$4,140,641	$16,268,336	$2,590,364	$23,820,000	$17,296,000	$125,521,805
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary Income	5	33	76	46	95	82	46	105	61
Capital gain	2	—	—	19	—	—	—	—	—
Cash distributions to investors Source (on GAAP basis)
Investment income	$5	$33	$76	$46	$95	$82	$46	$105	$61
Long-term capital gain	$2		$—	$19	$—	$—	$—	$—
Return of capital	$81	$79	$36	$45	$12	$21	$42	$20	$39
Source (on Cash basis)
Sales	$—		$—	$—	$—	$—	$—	$—
Refinancings	$—		$—	$—	$—	$—	$—	$—
Operations	$88	$112	$112	$110	$107	$103	$88	$125	$100
Other	$—		$—	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)	87%						100%	100%

* Any rows not reflected from SEC Industry Guide 5 are not applicable to the programs.

(1)	Amount reflects change in Company’s short term credit facilities.
(2)	Amount reflects the net change in Company’s cash balance during the year.

TABLE III – PART 2: OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents a summary of the annual operating results for Apple Hospitality Two, Apple Suites, Cornerstone and Apple Residential Income Trust, Inc. of the offerings closed in the five years ending December 31, 2003. Table III is shown on both an income tax basis as well as in accordance with generally accepted accounting principles, the only significant difference being the methods of calculating depreciation.

	2001 Apple Hospitality Two	2002 Apple Suites	2001 Apple Suites	2000 Apple Suites	1999 Apple Suites	1999 Apple Residential	1998 Apple Residential
Gross revenues	$10,436,765	$48,724,590	$45,861,995	$16,202,929	$2,687,117	$26,243,431	$30,764,904
Profit on sale of properties
Less: Operating expenses	$2,262,543	$32,958,196	$28,886,841	$2,083,533	$426,592	$15,307,051	$14,958,699
Interest income (expense)	$633,466	$(6,907,362)	$(5,833,448)	$(6,611,716)	$(1,245,044)	$(302,919)	$900,669
Depreciation	$1,084,933	$5,555,431	$4,787,486	$2,990,381	$496,209	$5,893,349	$5,788,476
Net income (loss) GAAP basis	$3,316,719	$3,303,601	$4,030,649	$3,469,087	$365,465	$(16,328,050)	$10,079,908
Taxable income	$—	—	$—	$—	$—	$—	$—
Cash generated from operations	$4,694,360	$7,237,462	$9,118,278	$5,512,154	$548,015	$10,680,641	$17,122,276
Cash generated from sales
Cash generated from refinancing
Less cash distributions to investors	$2,767,054	$10,887,004	$10,719,530	$4,099,158	$169,990	$19,346,455	$13,040,936
Cash generated after cash distribution	$1,927,276	$(3,649,542)	$(1,601,252)	$1,412,996	$378,025	$(8,665,814)	$4,081,340
Special items
Cash generated after cash distributions and special items
Less: Capital contributions, net	$122,888,957	—	$35,862,615	$46,631,958	$28,591,160	$32,497,218	$142,800,094
Fixed asset additions	$121,078,235	$1,828,836	$34,148,451	$11,195,756	$26,509,326	$44,755,816	$125,017,627
Line of credit-change in(1)	$—	$1,500,000	$—	$—	$—	$—	$—
Cash generated(2)	$15,468,741	$(4,489,590)	$5,678,833	$2,071,714	$581,244	$(21,366,155)	$15,910,626
End of period cash	$15,468,841	$3,842,301	$8,331,891	$2,653,058	$581,344	$18,707,044	$40,073,198
Tax and distribution data per $1,000 invested
Federal income tax results
Ordinary Income	$41	$37	$52	$71	$22	$46	$—
Capital gain	$—	$—	$—	$—	$—	$—	$—
Cash distributions to investors Source (on GAAP basis)
Investment income	$41	$37	$52	$71	$22	$46	$—
Long-term capital gain	$—	$—	$—	$—	$—	$—	$—
Return of capital	$34	$49	$25	$31	$11	$21	$82
Source (on Cash basis)
Sales	$—	$—	$—	$—	$—	$—	$—
Refinancings	$—	$—	$—	$—	$—	$—	$—
Operations	$75	$86	$77	$102	$33	$67	$82
Other	$—	$—	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program)		100%				100%

(1)	Amount reflects change in Company’s short term credit facilities.
(2)	Amount reflects the net change in Company’s cash balance during the year.

TABLE V: SALES OR DISPOSALS OF PROPERTIES

On July 23, 1999, Apple Residential merged with Cornerstone. Prior to the merger, Apple Residential owned 29 apartment communities containing 7,503 apartment homes. The aggregate purchase price of these apartment communities was $311 million. In addition, Apple Residential’s debt of approximately $32 million was assumed by Cornerstone.

On January 31, 2003, Apple Suites, Inc. merged into a subsidiary of Apple Hospitality Two. Prior to the merger, Apple Suites owned 17 extended-stay hotels.

Sale of 16 Cornerstone apartment communities:

Selling Price, Net of Closing Costs and GAAP Adjustments

Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Polo Club	Jun-93	Mar-00	$6,981,271	—	—	—	$6,981,271	—	$6,316,249	$6,316,249	$665,022
The Hollows	Jun-93	Mar-00	9,022,300	—	—	—	9,022,300	—	5,399,048	5,399,048	3,623,252
County Green	Dec-93	Mar-00	6,968,193	—	—	—	6,968,193	—	4,513,698	4,513,698	2,454,495
Wimbledon Chase	Feb-94	Mar-00	9,642,424	—	—	—	9,642,424	—	4,921,443	4,921,443	4,720,981
Chase Mooring	Aug-94	Mar-00	9,708,525	—	—	—	9,708,525	—	6,349,566	6,349,566	3,358,959
Wind Lake	Apr-95	Mar-00	11,719,900	—	—	—	11,719,900	—	10,034,679	10,034,679	1,685,221
Magnolia Run	Jun-95	Mar-00	7,083,707	—	—	—	7,083,707	—	6,062,839	6,062,839	1,020,868
Breckinridge	Jun-95	Mar-00	7,087,026	—	—	—	7,087,026	—	6,482,929	6,482,929	604,097
Bay Watch Pointe	Jul-95	Mar-00	5,202,102	—	—	—	5,202,102	—	4,629,336	4,629,336	572,766
Hanover Landing	Aug-95	Mar-00	7,844,760	—	—	—	7,844,760	—	6,912,569	6,912,569	932,191
Osprey Landing	Nov-95	Mar-00	7,117,989	—	—	—	7,117,989	—	5,187,648	5,187,648	1,930,341
Sailboat Bay	Nov-95	Mar-00	14,033,626	—	—	—	14,033,626	—	13,618,785	13,618,785	414,841
West Eagle Green	Mar-96	Mar-00	6,270,754	—	—	—	6,270,754	—	5,681,319	5,681,319	589,435
Savannah West	Jul-96	Mar-00	12,477,233	—	—	—	12,477,233	—	12,738,393	12,738,393	(261,160)
Paces Arbor	Mar-97	Mar-00	6,135,943	—	—	—	6,135,943	—	5,894,202	5,894,202	241,741
Paces Forest	Mar-97	Mar-00	7,158,690	—	—	—	7,158,690	—	6,781,827	6,781,827	376,863
Signature Place	Aug-96	Mar-00	6,900,000	—	—	—	6,900,000	—	7,792,000	7,792,000	(892,000)
Polo Run	Jul-99	Feb-03	9,000,000	—	—	—	9,000,000	—	9,156,000	9,156,000	(156,000)

			$150,354,443				$150,354,443		$128,472,530	$128,472,530	$21,881,913

APPLE REIT SIX, INC.

INDEX TO CONSOLIDATED BALANCE SHEET

January 20, 2004

F-1

[For purposes of this filing, the following report is hereby changed to read as follows in its entirety in accordance with applicable accounting standards]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholder of Apple REIT Six, Inc.

We have audited the accompanying consolidated balance sheet of Apple REIT Six, Inc. as of January 20, 2004. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Apple REIT Six, Inc. at January 20, 2004 in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Richmond, Virginia

January 20, 2004

F-2

APPLE REIT SIX, INC.

CONSOLIDATED BALANCE SHEET

January 20, 2004

ASSETS
Cash	$24,110

Total Assets	$24,110

LIABILITIES AND SHAREHOLDER’S EQUITY
Liabilities	$—

Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—
Series A preferred stock, no par value, authorized 200,000,000 shares; issued and outstanding 10 shares	—
Series B convertible preferred stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	24,000
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding 10 shares	110

Total Shareholder’s Equity	24,110

Total Liabilities and Stockholder’s Equity	$24,110

See accompanying notes to consolidated balance sheet.

F-3

APPLE REIT SIX, INC.

NOTES TO CONSOLIDATED BALANCE SHEET

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Apple REIT Six, Inc. (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which has no operating history, was formed to invest in hotels, residential apartment communities and other income-producing real estate assets in selected metropolitan areas in the United States. Initial capitalization occurred on January 20, 2004, when 10 shares of common stock and Series A preferred stock were purchased by Apple Six Advisors, Inc. (see Notes 2 and 3). The Company’s fiscal year end is December 31. The consolidated balance sheet includes the accounts of the company and its subsidiaries Apple Six Hospitality, Apple Six Residential, Apple Six Ventures and Apple Six Hospitality Management. All intercompany accounts and transactions have been eliminated.

Significant Accounting Policies

Income Taxes

The Company intends to make an election to be treated, and expects to qualify, as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the Company to taxation only at the shareholder level. The Company’s continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

The Company has established Apple Six Hospitality Management, Inc. as a 100% owned taxable REIT subsidiary (“TRS”). The TRS will lease all hotels from the Company and be subject to income tax at regular corporate rates on any income that it would earn.

Start Up Costs

Start up costs incurred other than offering costs will be expensed upon the successful completion of the minimum offering (see Note 3). We have not incurred significant costs to date.

Stock Based Compensation

As permitted under Statement of Financial Accounting Standards No. 123 Accounting for Stock Based Compensation, for stock awards issued to employees, the Company has elected to follow Accounting Principles Board opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and related interpretations. For awards granted to employees, compensation expense, if any, is measured as the difference between the award price and market price of the shares at the date in which both the number of shares and price are known.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Offering Costs

Offering costs are recorded as a reduction to shareholder equity.

F-4

APPLE REIT SIX, INC.

NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

Investments in Real Estate

The real estate will be stated at cost, net depreciation, and including real estate brokerage commissions paid to Apple Six Reality Group, Inc. (“ASRG”) and other due-diligence costs reimbursed to Apple Six Advisors, Inc. (“ASA”). Repair and maintenance costs will be expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation will be computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings and major improvements are three to seven years for furniture and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: 1) For a single asset, the cost must be at least $300, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year. 2) For group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, with the aggregate cost of the group purchase being at least $750, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year. 3) For major repairs to buildings, furniture, fixtures and equipment, the repair must be at least $2,000, and the useful life of the asset must be substantially extended.

The Company will record impairment losses on real estate used in the operations if indicators of impairment are present, and the undiscounted cash flows (cash inflows less associated cash outflows) estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset’s fair value, and its carrying value. No impairment losses have been recorded to date.

The Company accounts for acquisitions utilizing the purchase method, and accordingly, the results of the acquisition real estate are included in the Company’s results of operations from the date of acquisition. The Company allocates the purchase price to the acquired tangibles, consisting of land, building and improvements and if material, identified intangible assets and liabilities including above/below market leases and at-market leases in place based on their fair values. All liabilities with maturities in excess of one year assumed in connection with an acquisition are marked to market at the date of the acquisition using a market interest rate in effect at that date for similar debt agreements with similar maturities. The resulting premium or discount is amortized into interest expense over the life of the related debt agreement using the effective interest method.

2. OFFERING OF SHARES

The Company intends to raise capital through a “best-efforts” offering of shares by David Lerner Associates (the “Managing Dealer”), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold.

The minimum offering must be sold within one year from the beginning of this offering or the offering will terminate and investors’ subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors’ subscription payments will be placed in an escrow account with Wachovia Bank.

With each purchase of one common share, the Company will issue one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority would be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. In the event the Company pays special dividends, the amount of the $11.00 priority will be reduced by the amount of any special dividends approved by the board. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

F-5

APPLE REIT SIX, INC.

NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

3. RELATED PARTIES

The Company has negotiated, but not signed, a Property Acquisition and Disposition Agreement with ASRG, to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or 1% of the gross sale price in addition to certain reimbursable expenses will be payable for these services. The fees paid to ASRG will be capitalized as part of the purchase price of the properties.

The Company has negotiated, but not signed, an advisory agreement with ASA to provide management of the Company and its assets. An annual fee ranging from 0.1% to 0.25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services.

ASRG and ASA are 100% owned by Glade M. Knight, chairman and president of the Company. ASRG and ASA may purchase in the “best efforts” offering up to 2.5% of the total number of shares sold in the offering.

4. STOCK INCENTIVE PLANS

The Company intends to adopt two stock incentive plans (the “Incentive Plan” and “Directors’ Plan”) to provide incentives to attract and retain directors, officers and key employees. The plans provide for the grant of options to purchase a specified number of shares of common stock (“Options”) or grants of restricted shares of common stock (“Restricted Stock”) to selected employees and directors of the Company. Following consummation of the offering, a Compensation Committee (“Committee”) will be established to implement and administer the plans. The Committee will be responsible for granting Options and shares of Restricted Stock and for establishing the exercise price of Options and the terms and conditions of Restricted Stock.

5. SERIES B CONVERTIBLE PREFERRED STOCK

The Company has authorized 240,000 shares of Series B convertible preferred stock. The Company has issued 240,000 Series B convertible preferred shares to Glade M. Knight, chairman, chief executive officer and president of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon our liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

F-6

APPLE REIT SIX, INC.

NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

(2) the termination or expiration without renewal of the advisory agreement, or if we cease to use Apple Six Realty to provide property acquisition and disposition services; or

(3) our common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, we raise additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Compensation expense related to issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares is probable. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, compensation expense if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value).

F-7

APPLE REIT SIX, INC.

NOTES TO CONSOLIDATED BALANCE SHEET—(Continued)

6. LINE OF CREDIT

The Company has obtained an unsecured line of credit in a principal amount of $400,000 to fund some of our offering expenses. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, the Company’s chairman, chief executive officer and president, will guarantee repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is July 25, 2004. The Company may prepay the line of credit without premium or penalty. Although there are no amounts outstanding as of the date of this financial statement, any borrowings by the Company will be repaid with proceeds from the sale of Units.

F-8

APPENDIX A

SUBSCRIPTION AGREEMENT

To: Apple REIT Six, Inc. 10 South Third Street Richmond, VA 23219

Gentlemen:

By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of Units set forth on the reverse hereof in Apple REIT Six, Inc. (“REIT”) at the purchase price set forth on the reverse hereof. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

(a) acknowledge receipt of a copy of the Prospectus of Apple REIT Six, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

(b) represent that I am (we are) of majority age;

(c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

(d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 ($60,000 in the case of North Carolina purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $45,000 ($60,000 in the case of North Carolina purchasers), or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000 ($225,000 in the case of North Carolina purchasers);

(e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

(f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and

(g) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

(h) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE FOLLOWING:

1. ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

4. THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER’S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER’S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

APPLE REIT SIX, INC.

Signature Page of the Subscription Agreement

1.	Social Security Number(s)

Tax ID Number(s)

Account # (If applicable)

2.	Name(s) in which Units are to be registered:

3.	Manner in which title is to be held (Please check one).

☐	Individual	☐ Joint Tenants WROS	☐ Corporation	☐ Community Property
☐	Tenants in Common	☐ Partnership	☐ Trust

☐	As Custodian for

☐	For Estate of

☐	Other

4.	Address for correspondence

5.	Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8BEN Form. ☐ Yes ☐ No

6.	Amount of Investment $ for Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed). ☐ Liquidate funds from money market ☐ Check enclosed

7.	Instructions for cash distributions ☐ Deposit to money market ☐ Reinvest in additional Units

8.	I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

9.	Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

By executing this Subscription Agreement, the Investor is not waiving any rights under the Securities Act of 1933.

X
	Signature		Date

X
	Signature		Date

X
	Signature		Date

10.	Broker/Dealer Information:

X
	Registered Representative’s Name and Number		Second Registered Representative’s Name and Number

X
	Broker/Dealer Firm		Registered Representative’s Office Address

X

	City/State/Zip		Telephone Number

11.	To substantiate compliance with Rule 2810 of the NASD Conduct Rules, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

	Registered Representative	Date

	General Securities Principal	Date

Apple REIT Six Use Only

SUBSCRIPTION AGREEMENT

To: Apple REIT Six, Inc.

10 South Third Street

Richmond, VA 23219

Gentlemen:

By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of Units set forth on the reverse hereof in Apple REIT Six, Inc. (“REIT”) at the purchase price set forth on the reverse hereof. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:

(a) acknowledge receipt of a copy of the Prospectus of Apple REIT Six, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;

(b) represent that I am (we are) of majority age;

(c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;

(d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 ($60,000 in the case of North Carolina purchasers) and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $45,000 ($60,000 in the case of North Carolina purchasers), or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000 ($225,000 in the case of North Carolina purchasers);

(e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;

(f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me (us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and

(g) it is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion. The REIT will either accept or reject this subscription within four business days from the receipt of the subscription by the Managing Dealer or Selected Dealer.

To the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

(h) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE FOLLOWING:

1. ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

4. THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (I) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER’S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER’S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

APPLE REIT SIX, INC.

Signature Page of the Subscription Agreement

1.	Social Security Number(s)

Tax ID Number(s)

Account# (If applicable)

2.	Name(s) in which Units are to be registered:

3.	Manner in which title is to be held (Please check one).

☐	Individual	☐ Joint Tenants WROS	☐ Corporation	☐ Community Property
☐	Tenants in Common	☐ Partnership	☐ Trust

☐	As Custodian for

☐	For Estate of

☐	Other

4.	Address for correspondence

5.	Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8BEN Form. ☐ Yes ☐ No

6.	Amount of Investment $ for Units (Investment must be for a minimum of $5,000 in Units or $2,000 in Units for qualified plans). Make check payable to: David Lerner Associates, Inc. (or as otherwise instructed). ☐ Liquidate funds from money market ☐ Check enclosed

7.	Instructions for cash distributions ☐ Deposit to money market ☐ Reinvest in additional Units.

8.	I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (H).

9.	Signature(s) of Investor(s) (Please sign in same manner in which shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

By executing this Subscription Agreement, the Investor is not waiving any rights under the Securities Act of 1933.

X
	Signature		Date

X
	Signature		Date

10.	Broker/Dealer Information:

X
	Registered Representative’s Name and Number	Second Registered Representative’s Name and Number

X
	Broker/Dealer Firm	Registered Representative’s Office Address

X
	City/State/Zip	Telephone Number

11.	To substantiate compliance with Rule 2810 of the NASD Conduct Rules, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

	Registered Representative	Date

	General Securities Principal	Date

Apple REIT Six Use Only

APPLE REIT SIX, INC.

PROSPECTUS

DAVID LERNER ASSOCIATES, INC.

as Managing Dealer

April 23, 2004

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, any other information or representations must not be relied upon. This prospectus does not constitute an offer in any state in which an offer may not legally be made. The delivery of this prospectus at any time does not imply that information contained in this prospectus has not changed as of any time after its date.

SUPPLEMENT NO. 2 DATED JUNE 15, 2004

TO PROSPECTUS DATED APRIL 23, 2004

APPLE REIT SIX, INC.

The following information supplements the prospectus of Apple REIT Six, Inc. dated April 23, 2004 and is part of the prospectus. This Supplement No. 2 updates and replaces the prior Sticker Supplement. Prospective investors should carefully review the prospectus and this Supplement No. 2.

Status of the Offering	S – 2
Recent Developments	S – 2
Acquisitions and Related Matters	S – 3
Summary of Contracts	S – 4
Our Properties	S – 5
Selected Financial Data	S – 6
Management’s Discussion and Analysis of Financial Condition and Results of Operations	S – 7
Index to Financial Statements	F – 1

The prospectus, and each supplement, contains forward-looking statements within the meaning of the federal securities laws, and such statements are intended to be covered by the safe harbors created by those laws. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on April 29, 2004. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of May 25, 2004, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	4,761,905	$50,000,000	$45,000,000
$11.00	4,684,150	51,525,647	46,373,082

Total	9,446,055	$101,525,647	$91,373,082

RECENT DEVELOPMENTS

On May 28, 2004, we closed on the purchase of a hotel in Ft. Worth, Texas for a gross purchase price of $13,340,000. The seller was SSFW Property, L.P., an affiliate of W.I. Realty I, L.P., d/b/a “Western International.”

On June 8, 2004, we closed on the purchase of a hotel in Myrtle Beach, South Carolina for a gross purchase price of $9,200,000. The seller was GBI of South Carolina, LLC.

The aggregate gross purchase price of $22,540,000 for these hotels was funded by our ongoing offering of units. We also used the proceeds of our ongoing offering to pay 2% of the aggregate gross purchase price for these hotels, which equals $450,800, as a commission to Apple Six Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

As a result of our recent purchases, we currently own two hotels, which are located in the states indicated in the map below:

ACQUISITIONS AND RELATED MATTERS

Overview

We purchased the hotels through our wholly-owned subsidiaries. The hotels have been leased by their respective owners to separate wholly-owned subsidiaries, as lessees, under separate hotel lease agreements, which are among the contracts described in the next section.

These lessees have entered into separate agreements for the management of the hotels. Each of the hotels is managed by Marriott International, Inc. or an affiliate. For simplicity, each applicable manager will be referred to below as a “manager.” The following table summarizes the franchises, owners, lessees and managers for the hotels (with additional hotel information provided in a following section):

Hotel	Franchise (a)	Owner/Lessor	Lessee	Manager
Fort Worth, Texas	Springhill Suites	Apple Six Hospitality Texas, L.P.	Apple Six Services, L.P.	Springhill SMC Corporation

Myrtle Beach, South Carolina	Courtyard by Marriott	Apple Six Hospitality, Inc.	Apple Six Hospitality Management, Inc.	Courtyard Management Corporation

Note for Table:

(a)	Trademarked (symbol omitted). The Springhill Suites and Courtyard trademarks are the property of Marriott International, Inc. or one of its affiliates.

Neither the sellers nor the managers are related to or affiliated with us, except through their respective management and related agreements. No manager or any hotel management or licensing corporation (including Marriott International, Inc.) or any of their affiliates will be deemed an issuer, obligor, sponsor or guarantor in respect of any securities described in our prospectus, nor will they have any responsibility or liability for any statement or omission in our prospectus or for such securities.

SUMMARY OF CONTRACTS

Hotel Lease Agreements

Our wholly-owned subsidiaries are serving as the lessees of the hotels under separate and substantially identical hotel lease agreements, as specified in the preceding section. For simplicity, each lease agreement will be referred to below as a “lease.” Each lease provides for an initial term of 10 years. Each lessee has the option to extend the lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised. Each lease provides for the payment of an annual base rent, a quarterly percentage rent and a quarterly sundry rent. These types of rent are described in the following paragraphs.

The annual base rents and lease commencement dates for the hotels are shown below:

Hotel	Annual Base Rent	Date of Lease Commencement
Fort Worth, Texas	$1,279,389	May 28, 2004
Myrtle Beach, South Carolina	842,634	June 8, 2004

The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The quarterly percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from guest rentals less sales and room taxes, credit card fees and sundry rent (as described below). The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus (b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and the percentage rent paid year to date. The quarterly sundry rent equals 55% of all sundry revenue, which consists of revenue other than suite revenue, less the amount of sundry rent paid year-to-date.

Management Agreements

The hotels are being managed by the applicable manager under separate management agreements. The managers are responsible for managing and supervising the daily operations of the hotels and for collecting guest rents for the benefit of the applicable lessee. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate.

Other Agreements

In separate owner agreements regarding each hotel, the applicable manager granted its consent to the lease for the hotel. In return, the applicable owner/lessor agreed to guarantee the performance of the obligations, including monetary obligations, of the lessee under the applicable management agreement.

OUR PROPERTIES

Our hotels typically offer guest rooms and suites, together with related amenities, that are consistent with their operation as select service or full service hotels. The hotels are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their respective markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, our hotels are adequately covered by insurance. Further information about our hotels is presented in the tables below:

Table 1. General Information

Location of Hotel	Franchise (a)	Gross Purchase Price	Number of Rooms/ Suites	Average Daily Rate (Price) per Room/ Suite (b)
Fort Worth, Texas	Springhill Suites	$13,340,000	145	$100 — 110
Myrtle Beach, South Carolina	Courtyard by Marriott	9,200,000	135	89 — 129

	TOTAL	$22,540,000	280

Notes for Table 1:

(a)	Trademarked (symbol omitted). The Springhill Suites and Courtyard trademarks are the property of Marriott International, Inc. or one of its affiliates.
(b)	Amounts shown exclude discounts that may be offered to corporate and frequent customers.

Table 2. Operating Information (a)

	Avg. Daily Occupancy Rates (%)					Revenue per Available Room/Suite ($)
Location of Hotel	2000	2001	2002	2003	2004	2000	2001	2002	2003	2004
Fort Worth, Texas	—	—	—	—	—	—	—	—	—	—
Myrtle Beach, South Carolina	58.4%	57.5%	59.5%	62.6%	54.7%	$47	$45	$48	$46	$36

Note for Table 2:

(a)	The periods presented begin with the opening year of each hotel. Results of operations for periods before the effective date of our ownership were provided by the applicable seller or manager.

Table 3. Tax and Related Information

Location of Hotel	2003 Real Property Tax Rate (a)	2003 Real Property Tax
Fort Worth, Texas	3.190277%	$44,672
Myrtle Beach, South Carolina	24.450000%	$66,068

Notes for Table 3:

(a)	Property tax rate is an aggregate figure for county, city and other local taxing authorities (to the extent applicable).

The federal tax basis for depreciation purposes for the depreciable real property component of each hotel is as follows: (a) for the hotel in Fort Worth, $11,138,840, and (b) for the hotel in Myrtle Beach, $7,193,760. The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the personal property component of each hotel.

SELECTED FINANCIAL DATA

For the three months Ended March 31, 2004
Expenses
General and administrative	3,220
Interest and other expenses	3,067

Total Expenses	6,287

Net Loss	$(6,287)
Per Share
Loss per common share	$(629)
Distributions paid to common shareholders	$—
Weighted-average common shares outstanding—basic	10
Balance Sheet Data
Total assets	$518,123
Shareholders’ equity	$17,823
Other Data
Cash flow from:
Operating activities	$(6,287)
Investing activities	$—
Financing activities	$244,573
Number of hotels owned at end of period	—

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(for the quarter ended March 31, 2004)

Overview

Apple REIT Six, Inc. together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which owns no properties and has no operating history, was formed to invest in hotels, residential apartment communities and other selected real estate in selected metropolitan areas in the United States. Initial capitalization occurred on January 20, 2004, when 10 shares of common stock and Series A preferred stock were purchased by Apple Six Advisors, Inc. and 240,000 shares of Series B Preferred shares were purchased by Mr. Glade M. Knight, the Company’s Chairman, Chief Executive Officer and President. The Company’s fiscal year end is December 31. The consolidated financial statements include the accounts of the Company and its subsidiaries Apple Six Hospitality, Apple Six Residential, Apple Six Ventures and Apple Six Hospitality Management. All intercompany accounts and transactions have been eliminated.

Results of Operations (January 20, 2004 through March 31, 2004)

Liquidity and Capital Resources

The Company intends to raise capital through a “best-efforts” offering of shares by David Lerner Associates, Inc. (the “Managing Dealer”), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold.

The minimum offering of 4,761,905 Units at $10.50 per Unit was sold as of April 29, 2004, with proceeds net of commissions and marketing expenses totaling $45 million. The Company is continuing its offering at $11.00 per Unit.

Each Unit consists of one common share and one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority would be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

During the period ending March 31, 2004, the Company incurred $255,727 of offering costs which are reflected in prepaid expense on the Company’s balance sheet. Upon closing the minimum offering, the offering costs will reduce the proceeds recorded in shareholders’ equity.

Line of Credit

The Company has obtained an unsecured line of credit in a principal amount of $400,000 to fund some of its offering expenses. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate. Interest is payable monthly. Glade M. Knight, the Company’s chairman, chief executive officer and president, has guaranteed repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is July 25, 2004. The Company may prepay the line of credit without premium or penalty. As of March 31, 2004, the outstanding balance was $400,000.

Related Party Transactions

Subsequent to March 31, 2004, the Company entered into a Property Acquisition and Disposition Agreement with Apple Six Realty Group, Inc. (“ASRG”), to acquire and dispose of real estate assets for the

Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services.

Subsequent to March 31, 2004, the Company entered into an advisory agreement with Apple Six Advisors, Inc. (“ASA”) to provide management of the Company and its assets. An annual fee ranging from .1% to .25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services.

ASRG and ASA are 100% owned by Glade M. Knight, Chairman and President of the Company.

Mr. Knight is also Chairman and Chief Executive Officer of Apple Hospitality Two, Inc. and Apple Hospitality Five, Inc.

Series B Convertible Preferred Stock

The Company has authorized 240,000 shares of Series B convertible preferred stock. The Company has issued 240,000 Series B convertible preferred shares to Glade M. Knight, chairman, chief executive officer and president of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use Apple Six Realty to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$ 1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Compensation expense related to issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares is probable. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, compensation expense if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value).

INDEX TO FINANCIAL STATEMENTS

Consolidated Balance Sheets—March 31, 2004 and January 20, 2004 (initial capitalization) (unaudited)	F-2
Consolidated Statement of Operations—For the period January 20, 2004 (initial capitalization) through March 31, 2004 (unaudited)	F-3
Consolidated Statement of Cash Flows—For the period January 20, 2004 (initial capitalization) through March 31, 2004 (unaudited)	F-4
Notes to Consolidated Financial Statements (unaudited)	F-5

F-1

APPLE REIT SIX, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31, 2004	January 20, 2004 (initial capitalization)
Assets
Cash and cash equivalents	$262,396	$24,110
Prepaid offering costs	255,727	—

Total Assets	$518,123	$24,110

Liabilities
Notes payable-unsecured	$400,000	$—
Accounts payable and accrued expenses	100,300	—

Total Liabilities	500,300	—
Shareholders’ Equity
Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 200,000,000 shares; issued and outstanding 10 shares	—	—
Series B preferred convertible stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	24,000	24,000
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding 10 shares	110	110
Retained deficit	(6,287)	—

Total Shareholders’ Equity	17,823	24,110

Total Liabilities and Shareholders’ Equity	$518,123	$24,110

See notes to consolidated financial statements.

F-2

APPLE REIT SIX, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

For the period January 20, 2004 (initial capitalization) through March 31, 2004
Expenses
General and administrative	$3,220

Total expenses	3,220

Operating loss	(3,220)
Interest expense	(3,067)

Net loss	$(6,287)

Loss per common share	$(629)

See notes to consolidated financial statements.

F-3

APPLE REIT SIX, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

For the period January 20, 2004 (initial capitalization) through March 31, 2004
Cash flow from operating activities:
Net loss	$(6,287)
Adjustments to reconcile net loss to cash provided by operating activities:
Changes in operating assets and liabilities	—

Net cash used in operating activities	(6,287)
Cash flow from investing activities:
Net cash used in investing activities	—
Cash flow from financing activities
Cash paid for offering costs	(155,427)
Borrowings under a line of credit	400,000

Net cash provided by financing activities	244,573
Increase in cash and cash equivalents	238,286
Cash and cash equivalents, beginning of period	24,110

Cash and cash equivalents, end of period	$262,396

See notes to consolidated financial statements.

F-4

Notes to Consolidated Financial Statements

Note 1

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited financials should be read in conjunction with the Company’s audited financial statements included in its registration statement filed with the Securities and Exchange Commission. Operating results for the period ended March 31, 2004 are not necessarily indicative of the results that may be expected for the period ending December 31, 2004.

General Information and Summary of Significant Accounting Policies

Organization

Apple REIT Six, Inc. together with its wholly owned subsidiaries (the “Company”) is a Virginia corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company, which has no operating history, was formed to invest in hotels, residential apartment communities and other selected real estate in selected metropolitan areas in the United States. Initial capitalization occurred on January 20, 2004, when 10 shares of common stock and Series A preferred stock were purchased by Apple Six Advisors, Inc. and 240,000 shares of Series B Preferred shares were purchased by Mr. Glade M. Knight. The Company’s fiscal year end is December 31. The consolidated financial statements include the accounts of the Company and its subsidiaries Apple Six Hospitality, Apple Six Residential, Apple Six Ventures and Apple Six Hospitality Management. All intercompany accounts and transactions have been eliminated.

Earnings per Common Share

Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. Series B convertible shares are not included in earnings per common share until such time it becomes probable that such shares can be converted to common shares.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value. Cash equivalents are placed with high credit quality institutions and the balances may, at times, exceed federal depository insurance limits.

Comprehensive Income

The Company recorded no comprehensive income during the period reported.

Income Taxes

The Company intends to make an election to be treated, and expects to qualify, as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company will be allowed a deduction for the amount of dividends paid to its shareholders, thereby subjecting the distributed net income of the Company to taxation only at the shareholder level. The Company’s continued qualification as a REIT will depend on its compliance with numerous requirements, including requirements as to the nature of its income and distribution of dividends.

The Company has established Apple Six Hospitality Management, Inc. as a 100% owned taxable REIT subsidiary (“TRS”). The TRS will lease all hotels from the Company and be subject to income tax at regular corporate rates on any income that it would earn.

F-5

Start Up Costs

Start up costs incurred other than offering costs are expensed as incurred.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Note 2

Offering Costs

The Company intends to raise capital through a “best-efforts” offering of Units by David Lerner Associates, Inc. (the “Managing Dealer”), which will receive selling commissions and a marketing expense allowance based on proceeds of the shares sold.

The minimum offering must be sold within one year from the beginning of this offering or the offering will terminate and investors’ subscription payments, with interest, will be refunded to investors. Pending sale of such minimum offering amount, investors’ subscription payments will be placed in an escrow account with Wachovia Bank.

Each Unit consists of one common share and one Series A preferred share. The Series A preferred shares will have no voting rights, no conversion rights and no distribution rights. The only right associated with the Series A preferred shares will be a priority distribution upon the sale of the Company’s assets. The priority would be equal to $11.00 per Series A preferred share, and no more, before any distributions are made to the holders of any other shares. The Series A preferred shares will not be separately tradable from the common shares to which they relate.

From the Company’s initial capitalization on January 20, 2004 through March 31, 2004, the Company incurred costs of approximately $255,727 related to its offering. These costs have been reflected as a prepaid asset on the Company’s March 31, 2004 balance sheet and will reduce shareholders’ equity upon the first closing under the offering.

Note 3

Line of Credit

The Company has obtained an unsecured line of credit in a principal amount of $400,000 to fund some of its offering expenses. The lender is Wachovia Bank, N.A. The line of credit bears interest at the bank’s prime rate, or 4% as of March 31, 2004. Interest is payable monthly. Glade M. Knight, the Company’s chairman, chief executive officer and president, guarantees repayment of the line of credit. Mr. Knight will not receive any consideration in exchange for providing this guarantee. The maturity date of the line of credit is July 25, 2004. The Company may prepay the line of credit without premium or penalty. As of March 31, 2004, the outstanding balance was $400,000.

Note 4

Related Parties

Subsequent to March 31, 2004, the Company entered into a Property Acquisition and Disposition Agreement with Apple Six Realty Group, Inc. (“ASRG”), to acquire and dispose of real estate assets for the Company. A fee of 2% of the gross purchase price or gross sale price in addition to certain reimbursable expenses will be payable for these services.

Subsequent to March 31, 2004, the Company entered into an advisory agreement with Apple Six Advisors, Inc. (“ASA”) to provide management of the Company and its assets. An annual fee ranging from .1% to .25% of total equity proceeds received by the Company in addition to certain reimbursable expenses will be payable for these services.

ASRG and ASA are 100% owned by Glade M. Knight, Chairman and President of the Company.

F-6

Note 5

Series B Convertible Preferred Stock

The Company has issued 240,000 Series B convertible preferred shares to Glade M. Knight, chairman, chief executive officer and president of the Company, in exchange for the payment by him of $0.10 per Series B convertible preferred share, or an aggregate of $24,000. The Series B convertible preferred shares are convertible into common shares pursuant to the formula and on the terms and conditions set forth below.

There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Series B convertible preferred shares.

Upon the Company’s liquidation, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment before any distribution of liquidation proceeds to the holders of the common shares. However, the priority liquidation payment of the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares each Series B convertible preferred share would be convertible into according to the formula described below. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis.

Each holder of outstanding Series B convertible preferred shares shall have the right to convert any of such shares into Common Shares of the Company upon and for 180 days following the occurrence of any of the following events:

(1) substantially all of the Company’s assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company;

(2) the termination or expiration without renewal of the advisory agreement, or if the Company ceases to use Apple Six Realty to provide property acquisition and disposition services; or

(3) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

F-7

Upon the occurrence of any conversion event, each Series B convertible preferred share may be converted into a number of common shares based upon the gross proceeds raised through the date of conversion in the $1 billion offering made by this prospectus according to the following table:

Gross Proceeds Raised from Sales of Units through Date of Conversion	Number of Common Shares Through Conversion of One Series B Convertible Preferred Share
$ 50 million	0.92321
$100 million	1.83239
$150 million	3.19885
$200 million	4.83721
$250 million	6.11068
$300 million	7.29150
$350 million	8.49719
$400 million	9.70287
$450 million	10.90855
$500 million	12.11423
$550 million	13.31991
$600 million	14.52559
$650 million	15.73128
$700 million	16.93696
$750 million	18.14264
$800 million	19.34832
$850 million	20.55400
$900 million	21.75968
$950 million	22.96537
$ 1 billion	24.17104

In the event that after raising gross proceeds of $1 billion, the Company raises additional gross proceeds in a subsequent public offering, each Series B convertible preferred share may be converted into an additional number of common shares based on the additional gross proceeds raised through the date of conversion in a subsequent public offering according to the following formula: (X/50 million) x 1.20568, where X is the additional gross proceeds rounded down to the nearest 50 million.

No additional consideration is due upon the conversion of the Series B convertible preferred shares. The conversion into common shares of the Series B convertible preferred shares will result in dilution of the shareholders’ interests.

Compensation expense related to issuance of 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares is probable. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. Although the fair market value cannot be determined at this time, compensation expense if the maximum offering is achieved could range from $0 to in excess of $63 million (assumes $11 per unit fair market value).

Note 6

Subsequent Event

As of April 29, 2004, the Company had sold the minimum offering of 4,761,905 Units at $10.50 per Unit and raised gross proceeds of $50 million. Proceeds net of commissions and marketing expenses were $45 million. On April 29, 2004, the Company filed with the Securities and Exchange Commission its Post-Effective No. 1 to its Form S-11 Registration Statement. The Company is continuing its “best-efforts” offering of Units at $11.00 per Unit.

F-8

SUPPLEMENT NO. 3 DATED JULY 19, 2004

TO PROSPECTUS DATED APRIL 23, 2004

APPLE REIT SIX, INC.

The following information supplements the prospectus of Apple REIT Six, Inc. dated April 23, 2004 and is part of the prospectus. This Supplement updates the information presented in the prospectus and in prior Supplements. Prospective investors should carefully review the prospectus, Supplement No. 2 (which replaced the first Supplement) and this Supplement No. 3.

Status of the Offering	S–2
Recent Development	S–2
Acquisition and Related Matters	S–3
Summary of Contracts	S–3
Description of Property	S–4

The prospectus, and each supplement, contains forward-looking statements within the meaning of the federal securities laws, and such statements are intended to be covered by the safe harbors created by those laws. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

S-1

STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on April 29, 2004. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of June 21, 2004, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	4,761,905	$50,000,000	$45,000,000
$11.00	7,201,558	79,217,140	71,295,426

Total	11,963,463	$129,217,140	$116,295,426

RECENT DEVELOPMENT

On July 7, 2004, we closed on the purchase of a full service Marriott® hotel in Redmond, Washington for a gross purchase price of $64,000,000. The effective date of this purchase for certain accounting, rent pro-ration and other purposes was June 12, 2004, when the hotel opened for business. The seller was an affiliate of W.I. Realty I, L.P., d/b/a “Western International.”

The gross purchase price for this hotel was funded by our ongoing offering of units. We also used the proceeds of our ongoing offering to pay 2% of the aggregate gross purchase price for this hotel, which equals $1,280,000, as a commission to Apple Six Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

As a result of this purchase, we currently own three hotels, which are located in the states indicated in the map below:

S-2

ACQUISITION AND RELATED MATTERS

Overview

We caused our wholly-owned subsidiary, Apple Six Hospitality, Inc., to purchase the hotel in Redmond, Washington. The hotel has been leased by this subsidiary to another of our wholly-owned subsidiaries, Apple Six Hospitality Management, Inc. as lessee, under a hotel lease agreement, which is among the contracts described in the next section.

The lessee entered into a management agreement for the hotel with Marriott International, Inc., as manager. For simplicity, the manager will be referred to below as a “manager.”

Neither the seller nor the manager is related to or affiliated with us, except through the management and other agreements executed in connection with the hotel. No manager or any hotel management or licensing corporation (including Marriott International, Inc.) or any of their affiliates will be deemed an issuer, obligor, sponsor or guarantor in respect of any securities described in our prospectus, nor will they have any responsibility or liability for any statement or omission in our prospectus or for such securities. The Marriott® trademark, and any related trademarks, are the property of Marriott International, Inc. or one of its affiliates.

SUMMARY OF CONTRACTS

Hotel Lease Agreement

Our wholly-owned subsidiary, Apple Six Hospitality Management, Inc., is serving as the lessee of the hotel under a hotel lease agreement, as indicated in the preceding section. For simplicity, this lease agreement will be referred to below as a “lease.” The lease provides for an initial term of 10 years. The lessee has the option to extend the lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.

The lease has an effective date of June 12, 2004, which is the date when the hotel opened for business, and provides for the payment of an annual base rent and an annual percentage rent. The annual base rent is $5,808,091. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The annual percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from guest rentals less sales and room taxes and credit card fees. The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the annual percentage rent is equal to the sum of (a) 17% of all suite revenue for the year, up to the applicable suite revenue breakpoint; plus (b) 55% of the suite revenue for the year in excess of the applicable suite revenue breakpoint, as reduced by base rent paid for the year.

Management Agreement

Our wholly-owned subsidiary, Apple Six Hospitality Management, Inc., assumed the existing management agreement with the manager that originally had been executed by the seller and the manager during hotel construction. Under the management agreement, the manager is responsible for managing and supervising the daily operations of the hotel and for collecting revenues for the benefit of the lessee. The fees and other terms of this agreement are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotel and the market in which it operates.

Other Agreements

In an owner agreement regarding the hotel, the manager granted its consent to the lease for the hotel. In return, Apple Six Hospitality, Inc., as the owner, agreed to guarantee the performance of the obligations, including monetary obligations, of the lessee under the management agreement.

S-3

DESCRIPTION OF PROPERTY

The hotel we recently purchased in Redmond, Washington offers guest rooms, together with related amenities, that are consistent with its operation as a full service hotel. The hotel is located in a developed area and in a competitive market. We believe the hotel is well-positioned to compete in its market based on location, amenities, rate structure and franchise affiliation. In the opinion of management, the hotel is adequately covered by insurance.

The hotel has a total of 262 guest rooms. The average daily rate (price) per room ranges from $200 to $250 (excluding any discounts that may be available for corporate accounts or to frequent guests). The hotel opened for business on June 12, 2004 and therefore has no significant occupancy or other operating history.

The 2004 real property tax rate for the hotel is 1.01916% and the 2004 real property tax is currently estimated to be $314,798. (The stated percentage and tax amount are aggregate figures for applicable county, city and other local taxing authorities.) The federal tax basis for depreciation purposes for the depreciable real property component of the hotel is $53,809,757. The depreciable life is 39 years (or less, as may be permitted by federal tax laws) using the straight-line method. The modified accelerated cost recovery system will be used for the personal property component of the hotel.

(Remainder of Page is Intentionally Blank)

S-4

SUPPLEMENT NO. 4 DATED JULY 29, 2004

TO PROSPECTUS DATED APRIL 23, 2004

APPLE REIT SIX, INC.

The following information supplements the prospectus of Apple REIT Six, Inc. dated April 23, 2004 and is part of the prospectus. This Supplement updates the information presented in the prospectus and in prior Supplements. Prospective investors should carefully review the prospectus, Supplement No. 2 (which replaced the first Supplement), Supplement No. 3 and this Supplement No. 4.

Status of the Offering	S – 2
Recent Developments	S – 2
Experts	S – 2
Index to Financial Statements	F – 1

The prospectus, and each supplement, contains forward-looking statements within the meaning of the federal securities laws, and such statements are intended to be covered by the safe harbors created by those laws. These forward-looking statements may involve our plans and objectives for future operations, including future growth and availability of funds. These forward-looking statements are based on current expectations, which are subject to numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, the continuation of our offering of units, future economic, competitive and market conditions and future business decisions, together with local, national and international events (including, without limitation, acts of terrorism or war, and their direct and indirect effects on travel and the economy). All of these matters are difficult or impossible to predict accurately and many of them are beyond our control. Although we believe the assumptions relating to the forward-looking statements, and the statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

S-1

STATUS OF THE OFFERING

We completed the minimum offering of units (with each unit consisting of one Common Share and one Series A Preferred Share) at $10.50 per unit on April 29, 2004. We are continuing the offering at $11 per unit in accordance with the prospectus.

As of July 26, 2004, we had closed on the following sales of units in the offering:

Price Per Unit	Number of Units Sold	Gross Proceeds	Proceeds Net of Selling Commissions and Marketing Expense Allowance
$10.50	4,761,905	$50,000,000	$45,000,000
$11.00	10,126,595	111,392,541	100,253,287

Total	14,888,500	$161,392,541	$145,253,287

RECENT DEVELOPMENTS

The following presentation contains updated information about us, including audited financial statements with respect to our three hotels and our related pro forma financial information.

EXPERTS

The audited financial statements for our hotels in Fort Worth, Texas and Redmond, Washington are set forth below. These financial statements have been included herein in reliance on the reports of L.P. Martin & Company, P.C., independent certified public accountants, which are also included herein, and upon the authority of that firm as an expert in accounting and auditing.

The audited financial statements for the seller of our hotel in Myrtle Beach, South Carolina are set forth below. These financial statements have been included herein in reliance on the report of McGladrey & Pullen, LLP, independent certified public accountants, which is also included herein, and upon the authority of that firm as an expert in accounting and auditing.

S-2

INDEX TO FINANCIAL STATEMENTS

Financial Statements of Businesses Acquired

Fort Worth, Texas Springhill Suites by Marriott® Hotel

Independent Auditors’ Report	F-2
Balance Sheets – December 31, 2003 and 2002	F-3
Statements of Partners’ Capital (Deficit) – Years Ended December 31, 2003 and 2002	F-4
Statements of Cash Flows – Years Ended December 31, 2003 and 2002	F-5
Notes to the Financial Statements	F-6

GBI of South Carolina, LLC (Seller of Myrtle Beach, South Carolina Courtyard by Marriott® Hotel)

Independent Auditors’ Report	F-8
Balance Sheets – December 31, 2003 and 2002	F-9
Statements of Income – Years Ended December 31, 2003 and 2002	F-10
Statements of Members’ Equity – Years Ended December 31, 2003 and 2002	F-11
Statements of Cash Flows – Years Ended December 31, 2003 and 2002	F-12
Notes to the Financial Statements	F-13

Redmond, Washington Marriott® Town Center Hotel

Independent Auditors’ Report	F-16
Balance Sheets – December 31, 2003 and 2002	F-17
Statements of Partners’ Capital – Years Ended December 31, 2003 and 2002	F-18
Statements of Operations – Years Ended December 31, 2003 and 2002	F-19
Statements of Cash Flows – Years Ended December 31, 2003 and 2002	F-20
Notes to the Financial Statements	F-21

Unaudited Financial Statements

Fort Worth, Texas Springhill Suites by Marriott® Hotel

Balance Sheet – March 31, 2004 (unaudited)	F-23
Statements of Partners’ Deficit
For the Period January 1, 2004 through March 31, 2004 (unaudited)	F-24
Statements of Operations
For the Period January 1, 2004 and March 31, 2004 (unaudited)	F-24
Statements of Cash Flows
For the Period January 1, 2004 through March 31, 2004 (unaudited)	F-25

GBI of South Carolina, LLC
(Seller of Myrtle Beach, South Carolina Courtyard by Marriott® Hotel)

Balance Sheet – March 31, 2004 (unaudited)	F-26
Statements of Income – Three Months Ended March 31, 2004 and 2003 (unaudited)	F-27
Statements of Cash Flows – Three Months Ended March 31, 2004 and 2003 (unaudited)	F-28

Redmond, Washington Marriott® Town Center Hotel

Balance Sheet – March 31, 2004 (unaudited)	F-29
Statements of Partners’ Capital
For the Period January 1, 2004 through March 31, 2004 (unaudited)	F-30
Statements of Operations
For the Period January 1, 2004 and March 31, 2004 (unaudited)	F-30
Statements of Cash Flows
For the Period January 1, 2004 through March 31, 2004 (unaudited)	F-31

Pro Forma Financial Information

Apple REIT Six, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2004 (unaudited)	F-32
Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)	F-33
Pro Forma Condensed Consolidated Statements of Operation for the Three Months Ended March 31, 2004 (unaudited)	F-34
Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited)	F-35

Independent Auditors’ Report

To the Board of Directors

Apple REIT Six, Inc.

Richmond, Virginia

We have audited the accompanying balance sheets of the Fort Worth, Texas—Springhill Suites by Marriott Hotel (the Hotel) as of December 31, 2003 and 2002, and the related statements of partners’ capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2003 and 2002, and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ L.P. Martin & Company, P.C.

July 9, 2004

FORT WORTH, TEXAS—SPRINGHILL SUITES BY MARRIOTT HOTEL

BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
INVESTMENT IN HOTEL PROPERTY:
Land	$1,168,138	$979,229
Furniture and Equipment	86,250	—
Construction in Progress	5,780,514	358,440

TOTAL INVESTMENT IN HOTEL PROPERTY	7,034,902	1,337,669

Cash	57,112	1,761
Affiliate Loans	18,083	—
Deposits	2,400	—

	77,595	1,761

TOTAL ASSETS	$7,112,497	$1,339,430

LIABILITIES AND PARTNERS’ DEFICIT
LIABILITIES:
Mortgage Payable	$6,282,629	$600,000
Accounts Payable	1,174,717	114,022
Affiliate Loans	665,000	368,619
Accrued Liabilities	18,126	—

TOTAL LIABILITIES	8,140,472	1,082,641
PARTNERS’ CAPITAL (DEFICIT)	(1,027,975)	256,789

TOTAL LIABILITIES AND PARTNERS’ DEFICIT	$7,112,497	$1,339,430

The accompanying notes are an integral part of these financial statements.

FORT WORTH, TEXAS—SPRINGHILL SUITES BY MARRIOTT HOTEL

STATEMENTS OF PARTNERS’ CAPITAL (DEFICIT)

YEARS ENDED DECEMBER 31, 2003 AND 2002

Balance, January 1, 2002	$274,821
Capital Contributions	—
Distributions	(18,032)

Balance, December 31, 2002	256,789
Capital Contributions	1,000
Distributions	(1,285,764)

Balance, December 31, 2003	$(1,027,975)

The accompanying notes are an integral part of these financial statements.

FORT WORTH, TEXAS—SPRINGHILL SUITES BY MARRIOTT HOTEL

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	$(4,618,412)	$(53,813)
Deposits	(2,400)	—

NET CASH FLOWS TO INVESTING ACTIVITIES	(4,620,812)	(53,813)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Mortgage Loan Proceeds	6,282,629	—
Mortgage Loan Curtailments	(600,000)	—
Increase in Affiliate Loans, Net	278,298	55,769
Equity Contributions	1,000	—
Equity Distributions	(1,285,764)	(18,032)

NET CASH FLOWS FROM FINANCING ACTIVITIES	4,676,163	37,737

NET INCREASE (DECREASE) IN CASH	55,351	(16,076)
CASH, BEGINNING OF YEAR	1,761	17,837

CASH, END OF YEAR	$57,112	$1,761

NONCASH FINANCING AND INVESTING ACTIVITIES:

2003 Hotel property purchases in the amounts of $1,060,695 and $18,126, respectively, were financed with accounts payable and accrued liabilities. 2002 Hotel property purchases in the amounts of $368,619 and $114,022, respectively, were financed with affiliate loans and accounts payable.

The accompanying notes are an integral part of these financial statements.

FORT WORTH, TEXAS—SPRINGHILL SUITES BY MARRIOTT HOTEL

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

The accompanying financial statements present the financial information of the Fort Worth, Texas—Springhill Suites by Marriott Hotel (the Hotel) as of December 31, 2003 and 2002 and for the years then ended and include financial transactions from both owners during the period; FWSS Property, L. P. and SSFW Property, L.P. Material transactions and balances between these commonly controlled entities have been eliminated in the accompanying financial statements.

FWSS Property, L. P., a limited partnership, was formed in 2001 to acquire and develop the Hotel property. FWSS Property, L.P. acquired the land in 2001 and incurred certain preliminary development and holding costs. On April 14, 2003, FWSS Property, L.P. sold the Hotel land to SSFW Property, L P., a related limited partnership. FWSS Property, L.P.’s basis of the land, as adjusted for closing costs of the sale, transferred to SSFW Property, L.P. Since April 14, 2003, substantial additional construction and development costs have been incurred by SSFW Property, L.P.

At December 31, 2003, the Hotel was under construction and accordingly had not opened for business. Hotel construction was completed and the Hotel opened for business in May, 2004. The Hotel will provide 145 guest rooms and will specialize in providing full service lodging for business or leisure travelers.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents—Cash and cash equivalents include short-term interest bearing accounts with original maturities of 90 days or less.

Concentrations—Cash balances maintained at major financial institutions may, at times during the year, exceed the FDIC-insured limit. However, these deposits may be redeemed upon demand, and therefore, bear minimal risk.

Investment in Hotel Property—Land, furniture and equipment and construction in progress are stated at the Owner’s cost, not to exceed fair market value. Costs of improvements, including interest, financing costs and real estate taxes during the construction period, are capitalized. Capitalized interest totaled $151,438 in 2003 and $34,023 in 2002. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Construction in progress consists of costs incurred to construct the hotel and develop the site up to the time the Hotel is placed in operation. No depreciation has been recorded to date since the Hotel has not been placed in operation.

Entity Transactions—Certain income and costs that are entity specific and do not pertain to the hotel operations have been classified as partners’ capital transactions.

FORT WORTH, TEXAS—SPRINGHILL SUITES BY MARRIOTT HOTEL

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003 AND 2002

Asset Impairment—Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. No impairment losses have been recorded to date.

NOTE 3—RELATED PARTY TRANSACTIONS

SSFW Property, L.P. owes FWSS Property, L.P. $665,000 for the transfer of the Hotel land on April 14, 2003.

The Owner has agreed to pay development fees totaling $435,000 to an affiliate in connection with development of the Hotel property. Through December 31, 2003, $304,500 was accrued and paid and has been included in construction in progress. The remaining $130,500 is to be paid in six monthly installments in 2004.

NOTE 4—MORTGAGE LOAN PAYABLE

In 2001, FWSS Property, L.P. obtained a $600,000 mortgage with Compass Bank to finance the acquisition of the Hotel land. The loan, which was secured by the Hotel land, was paid April 14, 2003, commensurate with the sale of the Hotel land to SSFW Property, L.P.

SSFW Property, L.P. obtained a $12,735,000 development loan from Compass Bank, to finance construction of the Hotel property, in April 2003. The loan bore interest on cumulative advances at a rate of Libor plus 2.0%. Through December 31, 2003, $6,282,629 had been advanced. The loan was secured by the Hotel’s tangible and intangible assets and was guaranteed by W. I. Realty I, L.P., a related party. The loan was paid May 28, 2004 upon the sale of the Hotel property. (See Note 5)

NOTE 5—SUBSEQUENT EVENT

On May 28, 2004, the Owner sold the Hotel property and certain related assets, net of liabilities to an affiliate of Apple Hospitality Six, Inc. for $13,340,000.

Independent Auditor’s Report

To the Board of Directors

Apple REIT Six, Inc.

Richmond, Virginia

We have audited the accompanying balance sheets of GBI of South Carolina, LLC as of December 31, 2003 and 2002, and the related statements of income, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GBI of South Carolina, LLC as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 6, in June 2004, the Company sold its hotel investment.

/s/ McGladrey & Pullen, LLP

Richmond, Virginia

July 16, 2004

GBI of South Carolina

(A Limited Liability Company)

Balance Sheets

December 31, 2003 and 2002

	2003	2002
Assets
Investment in hotel, net of accumulated depreciation of $1,689,800 and $1,331,585, respectively	$7,248,018	$7,616,861
Cash	7,621	4,596
Restricted funds held for capital improvements	221,304	161,397
Due from affiliates	491,675	130,344
Other assets	33,712	5,888

Total assets	$8,002,330	$7,919,086

Liabilities And Members’ Equity
Liabilities:
Mortgage note payable	$6,601,697	$6,794,768
Accounts payable and accrued expenses	14,646	31,571
Other liabilities	17,475	18,597

Total liabilities	6,633,818	6,844,936

Commitments and subsequent events
Members’ Equity	1,368,512	1,074,150

Total liabilities and members’ equity	$8,002,330	$7,919,086

See Notes To Financial Statements.

GBI of South Carolina

(A Limited Liability Company)

Statements Of Income

Years Ended December 31, 2003 And 2002

	2003	2002
Revenues
Suites	$2,206,782	$2,131,003
Other	168,303	150,774

Total revenues	2,375,085	2,281,777

Expenses
Operating	650,822	707,807
Hotel administration	157,028	147,835
Sales and marketing	120,222	118,815
Utilities	116,933	106,980
Repairs and maintenance	99,980	102,977
Management fees	166,254	159,724
Taxes, insurance and other	129,669	97,404
General and administrative	56,337	55,588
Depreciation	358,215	357,936

Total expenses	1,855,460	1,855,066

Operating income	519,625	426,711
Interest income	2,018	8,460
Interest expense	(227,281)	(343,954)

Net income	$294,362	$91,217

See Notes To Financial Statements.

GBI of South Carolina

(A Limited Liability Company)

Statements Of Members’ Equity

Years Ended December 31, 2003 and 2002

Balance, January 1, 2002	$982,933
Net income	91,217

Balance, December 31, 2002	1,074,150
Net income	294,362

Balance, December 31, 2003	$1,368,512

See Notes To Financial Statements.

GBI of South Carolina

(A Limited Liability Company)

Statements Of Cash Flows

Years Ended December 31, 2003 And 2002

	2003	2002
Cash Flows From Operating Activities
Net income	$294,362	$91,217
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	358,215	357,936
Disposals of furniture, fixtures and equipment	10,628	—
(Increase) decrease in operating assets:
Due from affiliates	(361,331)	(130,344)
Other assets	(27,824)	5,310
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses and other liabilities	(18,047)	43,533
Due to affiliates	—	(62,450)

Net cash provided by operating activities	256,003	305,202

Cash Flows From Investing Activities
Purchases of furniture, fixtures and equipment	—	(43,381)
Net increase in restricted funds held for capital improvements	(59,907)	(83,459)

Net cash used in investing activities	(59,907)	(126,840)

Cash Flows From Financing Activities
Repayment of principal on mortgage note payable	(193,071)	(180,114)

Net cash used in financing activities	(193,071)	(180,114)

Net increase (decrease) in cash	3,025	(1,752)
Cash, beginning of year	4,596	6,348

Cash, end of year	$7,621	$4,596

Supplemental Disclosure of Cash Flow Information Interest paid, no amounts capitalized	$227,281	$343,954

See Notes To Financial Statements.

GBI of South Carolina

(A Limited Liability Company)

Notes To Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

Nature of business: GBI of South Carolina, LLC (the Company) is a South Carolina limited liability company which was formed on May 15, 1997, for the purpose of acquiring land and developing a Courtyard by Marriott and operating the hotel under a management agreement with Courtyard Management Corporation (the Manager). The hotel, located in Myrtle Beach, South Carolina, became operational in February 1999, when the management agreement with Marriott International, Inc. became effective and the hotel commenced operations.

A summary of significant accounting policies follows:

Personal assets and liabilities and members’ salaries: In accordance with the generally accepted method of presenting limited liability company financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the income of the corporation, nor any provision for income tax expense.

The expenses shown in the statements of income do not include any salaries to the members.

Restricted cash: The Company is also required to fund the Manager with sufficient funds, generally 5% of gross revenue, to cover the cost of replacements and renewals to the hotel’s property and improvements. The Manager holds these funds in escrow in short-term money market securities on behalf of the hotel until the funds are spent on capital improvements.

Investment in hotel: The investment in hotel is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5—7 years for furniture, fixtures and equipment.

Valuation of long-lived assets: The Company accounts for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Income taxes: No federal or state income taxes are payable by the Company, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of Company profits or losses in their individual tax returns. The tax returns, the status of the Company as such for tax purposes, and the amount of allocable Company income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Company status, or in changes to allocable Company income or loss, the tax liability of the members would be changed accordingly.

GBI of South Carolina

(A Limited Liability Company)

Notes To Financial Statements—(Continued)

Revenue recognition: Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Sales and marketing: Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion.

Fair value of financial instruments: The fair value of the Company’s cash, restricted cash, receivables, and notes payable approximate their carrying amounts.

Use of estimates: The presentation of the financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2. Investment in Hotel

The hotel began construction in January 1998, and was completed and began operations in February 1999. The following is a summary of the carrying value of the Investment in hotels at December 31, 2003 and 2002:

	2003	2002
Land	$1,495,828	$1,499,078
Building and improvements	6,108,845	6,108,845
Furniture, fixtures and equipment	1,333,145	1,340,523

	8,937,818	8,948,446
Less accumulated depreciation	(1,689,800)	(1,331,585)

Investment in hotel, net	$7,248,018	$7,616,861

Note 3. Mortgage Note Payable

The Company entered into a mortgage note payable with Wachovia Bank, N.A. for $7,250,000, which is secured by the Investment in the hotel. The mortgage note payable has a term of 20 years and is payable on August 15, 2019, with monthly payments of principal and interest. The interest rate on the note is one month LIBOR plus 210 basis points (3.22 % at December 31, 2003). The loan was repaid in full with proceeds from the sale of the hotel in June 2004 to Apple REIT Six, Inc. (see Note 6).

Note 4. Management Agreements

The Company is subject to a management agreement under which the Manager manages the Company’s hotel. The management agreement covers an initial term of 20 years with renewal terms at the option of the Manager of up to an additional 10 years. The agreement provides for payment of base management fees, which are calculated annually and are 7% of gross revenues, and incentive management fees, which are generally equal to 30% of operating profit (as defined in the management agreement) over the Owner’s priority return (as defined in the management agreement). Incentive management fees are payable only if and to the extent there is sufficient cash flow from the hotel after consideration of the Owner’s priority return on investment

GBI of South Carolina

(A Limited Liability Company)

Notes To Financial Statements—(Continued)

and consideration of the funding of property improvements. All base management fees of $166,254 and $159,724, were paid in 2003 and 2002, respectively. No incentive management fees were paid or accrued in either 2003 or 2002.

Note 5. Related Parties

The managing member of the Company manages several other hotel properties and maintains one bank account for the combined activity. The Due from Affiliate of $491,675 and $130,344 as of December 31, 2003 and 2002, respectively, are the funds maintained by the managing member in this account for the Company.

Note 6. Subsequent Event

In June 2004, the Company sold its hotel investment to Apple REIT Six, Inc. for a gross purchase price of $9.2 million.

Independent Auditors’ Report

To the Board of Directors

Apple REIT Six, Inc.

Richmond, Virginia

We have audited the accompanying balance sheets of the Redmond, Washington—Marriott Town Center Hotel (the Hotel) as of December 31, 2003 and 2002, and the related statements of operations, partners’ capital and cash flows for the years then ended. These financial statements are the responsibility of the management of the Hotel. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ L.P. Martin & Company, P.C.

June 9, 2004

REDMOND, WASHINGTON—MARRIOTT TOWN CENTER HOTEL

BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
INVESTMENT IN HOTEL PROPERTY:
Land	$6,033,946	$6,033,946
Furniture and Equipment	486,741	3,933
Construction in Progress	22,537,075	1,789,873

TOTAL INVESTMENT IN HOTEL PROPERTY	29,057,762	7,827,752

Cash	97,695	784,084
Restricted Cash	225,241	—
Loan Costs	755,000	755,000

	1,077,936	1,539,084

TOTAL ASSETS	$30,135,698	$9,366,836

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES:
Mortgage Payable	$17,604,624	$1,000
Accounts Payable	3,291,223	60,421
Accrued Liabilities	46,081	—
Affiliate Loans	10,106	—

TOTAL LIABILITIES	20,952,034	61,421
PARTNERS’ CAPITAL	9,183,664	9,305,415

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$30,135,698	$9,366,836

The accompanying notes are an integral part of these financial statements.

REDMOND, WASHINGTON—MARRIOTT TOWN CENTER HOTEL

STATEMENTS OF PARTNERS’ CAPITAL

YEARS ENDED DECEMBER 31, 2003 AND 2002

Balance, January 1, 2002	$—
Capital Contributions	9,350,000
Net Income	2,878
Distributions	(47,463)

Balance, December 31, 2002	9,305,415
Net Loss	(54,637)
Distributions	(67,114)

Balance, December 31, 2003	$9,183,664

The accompanying notes are an integral part of these financial statements.

REDMOND, WASHINGTON—MARRIOTT TOWN CENTER HOTEL

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
REVENUES:
Interest Income	$1,018	$2,878
EXPENSES:
Pre-Opening Costs	55,655	—

NET INCOME (LOSS)	$(54,637)	$2,878

The accompanying notes are an integral part of these financial statements.

REDMOND, WASHINGTON—MARRIOTT TOWN CENTER HOTEL

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Income (Loss)	$(54,637)	$2,878
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Change in:
Accounts Payable	55,480	—

NET CASH FLOWS FROM OPERATING ACTIVITIES	843	2,878

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(17,998,501)	(7,767,331)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Increase in Restricted Cash	(225,241)	—
Payment of Loan Costs	—	(755,000)
Mortgage Loan Proceeds	17,603,624	1,000
Equity Contributions	—	9,350,000
Equity Distributions	(67,114)	(47,463)

NET CASH FLOWS FROM FINANCING ACTIVITIES	17,311,269	8,548,537

NET INCREASE (DECREASE) IN CASH	(686,389)	784,084
CASH, BEGINNING OF YEAR	784,084	—

CASH, END OF YEAR	$97,695	$784,084

NONCASH FINANCING AND INVESTING ACTIVITIES:

2003 and 2002 Hotel property purchases in the amounts of $3,175,322 and $60,421, respectively, were financed with accounts payable. In addition, 2003 Hotel property purchases in the amounts of $46,081 and $10,106, respectively, were financed with accrued liabilities and affiliate loans.

The accompanying notes are an integral part of these financial statements.

REDMOND, WASHINGTON—MARRIOTT TOWN CENTER HOTEL

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE 1—ORGANIZATION AND BASIS OF PRESENTATION

The accompanying financial statements present the financial information of the Redmond, Washington—Marriott Town Center Hotel (the Hotel) as of December 31, 2003 and 2002 and for the years then ended. The Hotel is owned by Redmar Property, L.P., a limited partnership. Construction on the Hotel began during 2002. Upon completion, the Hotel will provide 262 guest rooms and will specialize in providing full service lodging for business or leisure travelers. At December 31, 2003, the Hotel was under construction and accordingly had not opened for business. It is anticipated that Hotel construction will be completed and the Hotel will open for business in late Spring, 2004.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents—Cash and cash equivalents include short-term interest bearing accounts with original maturities of 90 days or less.

Restricted Cash—Restricted cash represents funds deposited in a joint escrow account with PPR Redmond Retail, LLC to finance future off site improvements.

Concentrations—Cash balances maintained at major financial institutions may, at times during the year, exceed of the FDIC-insured limit. However, these deposits may be redeemed upon demand, and therefore, bear minimal risk.

Investment in Hotel Property—Land, furniture and equipment and construction in progress are stated at the Owner’s cost, not to exceed fair market value. Costs of improvements, including interest, financing costs and real estate taxes during the construction period, are capitalized. Capitalized interest totaled $241,843 in 2003 and $62,994 in 2002. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Construction in progress consists of costs incurred to construct the hotel and develop the site up to the time the Hotel is placed in operation. No depreciation has been recorded to date since the Hotel has not been placed in operation.

Entity Transactions—Certain income and costs that are entity specific and do not pertain to the hotel operations have been classified as partners’ capital transactions.

Asset Impairment—Long-lived assets are evaluated for impairment based on undiscounted future cash flows, and, if impaired, are carried at fair value. No impairment losses have been recorded to date.

Income Taxes—The Hotel was owned by a limited partnership throughout the financial statement periods. Income and losses of a limited partnership are passed through to the owners and taxed on their individual tax returns. Accordingly, the financial statements do not reflect an income tax provision.

REDMOND, WASHINGTON—MARRIOTT TOWN CENTER HOTEL

NOTES TO THE FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2003 AND 2002

Loan Costs—Construction loan costs are capitalized to investment in hotel property. Permanent loan costs are separately classified and are amortized straight-line over the loan term. No amortization has been recorded through December 31, 2003.

NOTE 3—RELATED PARTY TRANSACTIONS

The owner of the Hotel owes W. I. Realty I, LP $10,106 at December 31, 2003 for various amounts advanced and payments made to finance hotel construction costs. The limited partnership agreement provides for the affiliate fees listed below.

		Amount Earned and Paid		Future Portion ( Not Owed at December 31, 2003)
Type of Fee	Payee	2003	2002
Development Fee	Redmar Associates, LLC	$343,750	$350,000	$1,506,250
Guarantee Fee	Redmar Guarantor, LLC	—	—	$660,950
Supervision/Overhead Fee	Redmar Associates, LLC	—	—	$230,550
Supplies/Acquisition Fee	Redmar Associates, LLC	—	—	$558,500

The development fees paid through December 31, 2003 have been capitalized and included in construction in progress. $206,250 of the future development fees owed will be due in monthly installments of $34,375 in 2004. The remaining future portion of the development fees as well as the future portion of the other fees will be owed as one or more subsequent events occur.

NOTE 4—MORTGAGE LOAN PAYABLE

The Owner obtained a $36,000,000 development loan to finance construction of the Hotel property from Compass Bank in 2002. The loan is for a maximum term of thirty months and bears interest on cumulative advances at a rate of Libor plus 210 basis points. Through December 31, 2003 and 2002, $17,604,624 and $1,000, respectively had been advanced. The loan is secured by the Hotel’s tangible and intangible assets and is guaranteed by W. I. Realty I, L. P.

The Owner has also obtained a permanent loan commitment in the amount of $36,000,000 from GMAC Commercial Mortgage Corporation. Upon closing, the note will bear interest at Libor plus 3.85%. During the first year, required payments will be interest only. During the next three years monthly payments will be based on a 25 year amortization period. After four years, the entire unpaid portion will be due in full. As of December 31, 2003, closing had not occurred.

NOTE 5—SUBSEQUENT EVENT

The Owner has a contract with Apple Hospitality Six, Inc. to sell the Hotel property and certain related assets, net of liabilities for $64,000,000. The sale is anticipated to close in June, 2004.

FORT WORTH, TEXAS—SPRINGHILL SUITES BY MARRIOTT HOTEL

BALANCE SHEET

MARCH 31, 2004 (Unaudited)

ASSETS

INVESTMENT IN HOTEL PROPERTIES:
Land	$1,168,138
Furniture and Equipment	462,314
Construction in Progress	9,239,727

TOTAL INVESTMENT IN HOTEL PROPERTY	10,870,179

Cash	869
Deposits	2,400

3,269

TOTAL ASSETS	$10,873,448

LIABILITIES AND PARTNERS’ DEFICIT

LIABILITIES:
Mortgage Payable	$9,360,205
Accounts Payable	1,760,120
Affiliate Loans	774,118
Accrued Liabilities	18,128

TOTAL LIABILITIES	11,912,571
PARTNERS’ DEFICIT	(1,039,123)

TOTAL LIABILITIES AND PARTNERS’ DEFICIT	$10,873,448

See also the audited financial statements included as part of this Supplement No. 4

FORT WORTH, TEXAS—SPRINGHILL SUITES BY MARRIOTT HOTEL

STATEMENT OF PARTNERS’ DEFICIT

FOR THE PERIOD JANUARY 1, 2004 THROUGH MARCH 31, 2004 (Unaudited)

Balance, January 1, 2004	$(1,027,975)
Net Loss	(11,148)

Balance, March 31, 2004	$(1,039,123)

STATEMENT OF OPERATIONS FOR THE PERIOD JANUARY 1, 2004 AND MARCH 31, 2004 (Unaudited)
REVENUES	$—

EXPENSES:
Pre-Opening Costs	11,148

NET LOSS	$(11,148)

See also the audited financial statements included as part of this Supplement No. 4

FORT WORTH, TEXAS—SPRINGHILL SUITES BY MARRIOTT HOTEL

STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 1, 2004 THROUGH MARCH 31, 2004 (Unaudited)

CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Loss	$(11,148)
Change in:
Accounts Payable	11,148

NET CASH FLOWS FROM OPERATING ACTIVITIES	—

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(3,133,819)

CASH FLOWS FROM FINANCING ACTIVITIES:
Mortgage Loan Proceeds	3,077,576

NET DECREASE IN CASH	(56,243)
CASH, JANUARY, 1, 2004	57,112

CASH, MARCH 31, 2004	$869

See also the audited financial statements included as part of this Supplement No. 4

GBI of South Carolina

(A Limited Liability Company)

Balance Sheet

March 31, 2004 (unaudited)

Assets	2004

Investment in hotel, net of accumulated depreciation of $1,762,493	$7,175,325
Cash and cash equivalents	20,186
Reserve held for furniture, fixtures and equipment	235,624
Other assets, net	415,285

Total assets	$7,846,420

Liabilities And Partners’ Capital

Liabilities:
Notes payable – secured	$6,551,282
Other liabilities	58,298

Total liabilities	6,609,580

Partners’ Capital	1,236,840

Total liabilities and partners’ capital	$7,846,420

See also the audited financial statements included as part of this Supplement No. 4

GBI of South Carolina

(A Limited Liability Company)

Statements Of Income

Three months ended March 31, 2004 and 2003 (unaudited)

	2004	2003
Revenues
Suite	$406,788	$359,062
Other	33,016	23,268

Total revenues	439,804	382,330

Expenses
Operating	144,956	123,353
Hotel administrative	41,068	22,520
Sales and marketing	19,443	24,423
Utilities	28,722	25,442
Repair and maintenance	21,691	22,430
Management fees	31,786	26,763
Taxes, insurance and other	26,182	26,623
General and administrative	53,763	16,782
Depreciation of real estate owned	80,678	71,423

Total expenses	448,289	359,759

Operating (loss) income	(8,485)	22,571

Interest income	523	504
Interest expense	(54,935)	(58,856)

Net loss	$(62,897)	$(35,781)

See also the audited financial statements included as part of this Supplement No. 4

GBI of South Carolina

(A Limited Liability Company)

Statements Of Cash Flows

Three months ended March 31, 2004 and March 31, 2003 (unaudited)

	2004	2003
Cash Flows From Operating Activities
Net income	$(62,897)	(35,781)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of hotel assets	80,678	71,423
Change in operating assets and liabilities:
Due from third party manager	(87,500)	(87,500)
Other assets	(294,073)	(119,713)
Accounts payable and accrued expenses	26,177	137,068

Net cash provided by operating activities	(337,615)	(34,503)

Cash Flows From Investing Activities
(Increase) decrease in cash reserved for capital improvements	(14,320)	(9,259)
Capital (expenditures) disposals	(7,985)	42,734

Net cash used in investing activities	(22,305)	33,475

Cash Flows From Financing Activities
Due from affiliates	422,900	49,360
Repayment of principal on notes payable	(50,415)	(46,734)

Net cash used in financing activities	372,485	2,626

Net decrease in cash and cash equivalents	12,565	1,598

Cash and cash equivalents, beginning of year	7,621	4,596

Cash and cash equivalents, end of year	$20,186	$6,194

Supplemental Disclosure of Cash Flow Information
Interest paid, no amounts capitalized	$54,935	$58,856

See also the audited financial statements included as part of this Supplement No. 4

REDMOND, WASHINGTON—MARRIOTT TOWN CENTER HOTEL

BALANCE SHEET

MARCH 31, 2004 (Unaudited)

ASSETS

INVESTMENT IN HOTEL PROPERTIES:
Land	$6,033,946
Furniture and Equipment	1,170,212
Construction in Progress	27,630,258

TOTAL INVESTMENT IN HOTEL PROPERTY	34,834,416

Cash	303,983
Restricted Cash	225,241
Affiliate Loans	2,249
Loan Costs	755,000

1,286,473

TOTAL ASSETS	$36,120,889

LIABILITIES AND PARTNERS’ CAPITAL

LIABILITIES:
Mortgage Payable	$24,003,153
Accounts Payable	3,002,540
Accrued Liabilities	46,081

TOTAL LIABILITIES	27,051,774

PARTNERS’ CAPITAL	9,069,115

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$36,120,889

See also the audited financial statements included as part of this Supplement No. 4

REDMOND, WASHINGTON—MARRIOTT TOWN CENTER HOTEL

STATEMENT OF PARTNERS’ CAPITAL

FOR THE PERIOD JANUARY 1, 2004 THROUGH MARCH 31, 2004 (Unaudited)

Balance, January 1, 2004	$9,183,664

Net Loss	(106,269)

Capital Distributions	(8,280)

Balance, March 31, 2004	$9,069,115

STATEMENT OF OPERATIONS

FOR THE PERIOD JANUARY 1, 2004 AND MARCH 31, 2004 (Unaudited)

REVENUES:
Interest Income	$2

EXPENSES:
Pre-Opening Costs	106,271

NET LOSS	$(106,269)

See also the audited financial statements included as part of this Supplement No. 4

REDMOND, WASHINGTON—MARRIOTT TOWN CENTER HOTEL

STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 1, 2004 THROUGH MARCH 31, 2004 (Unaudited)

CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net Loss	$(106,269)
Change in:
Accounts Payable	5,876

NET CASH FLOWS TO OPERATING ACTIVITIES	(100,393)

CASH FLOWS TO INVESTING ACTIVITIES:
Purchase of Hotel Property	(6,083,567)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
Mortgage Loan Proceeds	6,398,529
Equity Distributions	(8,280)

NET CASH FLOWS FROM FINANCING ACTIVITIES	6,390,248

NET INCREASE IN CASH	206,288

CASH, JANUARY, 1, 2004	97,695

CASH, MARCH 31, 2004	$303,983

See also the audited financial statements included as part of this Supplement No. 4

Apple REIT Six, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2004 (unaudited)

In Thousands (000’s)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Six, Inc. (“AR6”) gives effect to the purchase of a Springhill Suites by Marriott in Fort Worth, Texas for an approximate purchase price of $13,340,000, purchased on May 28, 2004, the purchase of a Courtyard by Marriott in Myrtle Beach, SC for a gross purchase price of $9.2 million, purchased on June 8, 2004, and the purchase of a Marriott Town Center in Redmond, Washington for a gross purchase price of $64 million on July 7, 2004.

This pro forma Balance Sheet also assumes all of the hotels had been leased to our wholly owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Marriott International under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of AR6 and the historical balance sheets of the hotels.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of AR6 is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 2004, nor does it purport to represent the future financial position of AR6.

The unaudited pro forma condensed consolidated balance sheets should be read in conjunction with, and are qualified in their entirety by, the historical consolidated balance sheets of the acquired hotels included in this prospectus.

Balance Sheet as of March 31, 2004 (unaudited)

	Company Historical Balance Sheet	Springhill Suites by Marriott Fort Worth	Courtyard by Marriott Myrtle Beach	Marriott Redmond Town Center	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	—	$10,870,179	$7,175,325	$34,834,416	$88,153,840	(B)
					(52,879,920	)(C)	$88,153,840
Cash and cash equivalents	$262,396	869	20,186	303,983	1,924,962	(G),(H)	2,512,396
Restricted cash	—	—	235,624	225,241	(460,865	)(G)	—
Other assets	255,727	2,400	415,285	757,249	(684,409	)(D),(I)	746,252

Total Assets	$518,123	$10,873,448	$7,846,420	$36,120,889	$36,053,608		$91,412,488

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgage notes payable	—	$9,360,205	$6,551,282	$24,003,153	$(39,914,640	)(E)	$—
Accounts payable and accrued expenses	$400,000	1,760,120	—	3,002,540	(4,744,854	)(E),(I)	417,806
Other accrued expenses	100,300	792,246	58,298	46,081	(896,625	)(E)	100,300

Total Liabilities	500,300	11,912,571	6,609,580	27,051,774	(45,556,119)		518,106
Shareholders’ equity (deficit)	—	(1,039,123)	1,236,840	9,069,115	(9,266,832	)(F)	—
Class B Convertible Stock, no par value, authorized 240,000 shares	24,000	—	—	—	—		24,000
Members’ equity	—	—	—	—	—		—
Common stock, no par value, authorized 200,000,000 shares	110	—	—	—	90,876,559	(A)	90,876,669
Distribution greater than net income	(6,287)	—	—	—	—		(6,287)

Total Shareholders’ Equity	17,823	(1,039,123)	1,236,840	9,069,115	81,609,727		90,894,382

Total Liabilities and Shareholders’ Equity	$518,123	$10,873,448	$7,846,420	$36,120,889	$36,053,608		$91,412,488

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	Represents incremental gross proceeds of $103,268,817 from sale of 9,604,525 units subsequent to March 31, 2004 used to fund acquisitions (see Note B).

(B)	Total purchase price for the properties purchased after March 31, 2004 consists of the following. Purchase price allocation is preliminary and subject to change.

	Ft. Worth SHS	Myrtle Beach CY	Redmond Town Center	Total combined
Purchase price per contract	$13,340,000	$9,200,000	$64,000,000	$86,540,000
Escrows and other assets acquired	—	(311,803)	(178,722)	(490,525)
Liabilities assumed	18,236	(430)	—	17,806

Sub-total	13,358,236	8,887,767	63,821,278	86,067,281
Acquisition fee payable to Apple Suites Realty Group (2%)	266,800	184,000	1,280,000	1,730,800
Additional closing costs	80,482	26,127	249,150	355,759

Total purchase price	$13,705,518	$9,097,894	$65,350,428	$88,153,840

Total purchase price, net				$88,626,559
Plus: Cash needed to fund dividends and working capital				2,250,000	(H)

Equity proceeds needed for acquisitions and working capital				$90,876,559

Purchase price, cash required to pay seller				$90,876,559
Net raise percentage				88.00%

Gross dollars needed to fund acquisitions				$103,268,817
Gross dollars needed from initial offering				$50,000,003
Price per share				$10.50

Units required from initial offering				4,761,905
Gross dollars needed in addition to the initial offering				$53,268,814
Price per share				$11.00

Units required in addition to the initial offering				4,842,620

Total units required				9,604,525

(C)	Represents elimination of historical net carrying value of real estate under prior owner.

(D)	Represents elimination of net deferred loan costs and other intangible assets associated with prior owner.

(E)	Represents elimination of liabilities associated with prior owner, not assumed by the Company.

(F)	Represents elimination of shareholders’ equity associated with the prior owner.

(G)	Represents elimination of prior owners’ cash and cash equivalents, and restricted cash not acquired by the company.

(H)	Represents cash needed to fund one quarter’s dividend and working capital needs, less cash on hand of $262,396.

(I)	Represents assumption of certain escrows in the amount of $490,525 and certain liabilities in the amount of $17,806.

Apple REIT Six, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

For the year ended December 31, 2003 and the three months ended March 31, 2004

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Six, Inc. (“AR6”) gives effect to the purchase of a Springhill Suites by Marriott in Fort Worth, Texas for an approximate purchase price of $13,340,000, purchased on May 28, 2004, the purchase of a Courtyard by Marriott in Myrtle Beach, SC for a gross purchase price of $9.2 million, purchased on June 8, 2004, and the purchase of a Marriott Town Center in Redmond, Washington on July 7, 2004 for a gross purchase price of $64 million.

This pro forma Statement of Operations also assumes all of the hotels had been leased to our wholly owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Marriott International under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statement of Operations of AR6 and the historical Statement of Operations of the hotels.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of AR6 is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of January 1, 2003, nor does it purport to represent the future financial position of AR6.

The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with, and are qualified in their entirety by, the historical consolidated statement of operations of the acquired hotels included in this prospectus.

For the year ended December 31, 2003 (unaudited)

	Company Historical Statement of Operations(A)	Historical Springhill Suites by Marriott Ft. Worth(A)	Courtyard by Marriott Myrtle Beach(A)	Marriott Town Center Redmond(A)	Pro forma Adjustments		Total Pro forma
Revenue:
Suite revenue	$—	$—	$2,206,782	—	—		$2,206,782
Other operating revenue	—	—	168,303	—	—		168,303
Interest income	—	—	2,018	$1,018	$(3,036	)(F)	—

Total revenue	—	—	2,377,103	1,018	(3,036)		2,375,085
Expenses:
Operating expenses	—	—	1,144,985	—	—		1,144,985
General and administrative	—	—	56,337	55,655	738,372	(B)	850,364
Management fees	—	—	166,254	—	—		166,254
Taxes, insurance and other	—	—	129,669	—	—		129,669
Depreciation of real estate owned	—	—	358,215	—	(358,215	)(C)	229,758
					229,758	(D)
Interest	—	—	227,281	—	(227,281	)(E)	—

Total expenses	—	—	2,082,741	55,655	382,634		2,521,030
Income tax expense	—	—	—	—	—	(H)	—

Net income (loss)	$—	$—	$294,362	$(54,637)	$(385,670)		$(145,945)

Loss per common share:
Basic and diluted	$—						$(0.02)

Basic and diluted weighted average common shares outstanding					9,604,525	(G)	9,604,525

For the three months ended March 31, 2004 (unaudited)

	Company Historical Statement of Operations(A)	Historical Springhill Suites by Marriott Ft. Worth(A)	Courtyard by Marriott Myrtle Beach(A)	Marriott Town Center Redmond(A)	Pro forma Adjustments		Total Pro forma
Revenue:
Suite revenue	$—	$—	$406,788	—	—		$406,788
Other operating revenue	—	—	33,016	—	—		33,016
Interest income	—	—	523	$2	$(525	)(F)	—

Total revenue	—	—	440,327	2	(525)		439,804
Expenses:
Operating expenses	—	—	255,880	—	—		255,880
General and administrative	3,220	11,148	53,763	106,271	184,593	(B)	358,995
Management fees	—	—	31,786	—	—		31,786
Taxes, insurance and other	—	—	26,182	—	—		26,182
Depreciation of real estate owned	—	—	80,678	—	(80,678	)(C)	57,440
					57,440	(D)
Interest	3,067	—	54,935	—	(54,935	)(E)	3,067

Total expenses	6,287	11,148	503,224	106,271	106,420		733,350
Income tax expense	—	—	—	—	—	(H)	—

Net loss	$(6,287)	$(11,148)	$(62,897)	$(106,269)	$(106,945)		$(293,546)

Loss per common share:
Basic and diluted	$(629)						$(0.03)

Basic and diluted weighted average common shares outstanding	10				9,604,525	(G)	9,604,535

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were owned by the Company at January 1, 2003 and for the respective periods prior to acquisition by the Company in 2004. The Company was formed on January 20, 2004 and consequently had no operations in 2003. Additionally, the Ft. Worth and Redmond properties did not open until May 28, 2004 and June 19, 2004, respectively, and therefore had limited historical operational activity.

(B)	Represents the advisory fee of .25% of accumulated capital contributions under the “best efforts” offering for the period of time not owned by the Company plus anticipated legal and accounting fees, and other costs associated with being a public company.

(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operations, broken out as follows:

The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

Year ended December 31, 2003	Ft. Worth SHS	Myrtle Beach CY	Redmond Town Center	Total
Depreciation	$—	$229,758	—	$229,758

				229,758

Three months ended March 31, 2004
Depreciation	$—	$57,440	—	$57,440

				57,440

(E)	All Hotels were purchased for all cash; therefore, the interest related to prior owners debt was removed.

(F)	Represents elimination of interest income on cash used to fund acquisitions.

(G)	Represents the number of shares assuming all properties were acquired at the beginning of the period presented, calculated as follows:

Total purchase price consists of the following:	Ft. Worth SHS	Myrtle Beach CY	Redmond Town Center	All Properties
Purchase price per contract	$13,340,000	$9,200,000	$64,000,000	$86,540,000
Escrows acquired	—	(311,803)	(178,722)	(490,525)
Liabilities assumed	18,236	(430)	—	17,806

Sub-total	13,358,236	8,887,767	63,821,278	86,067,281
Acquisition fee payable to Apple Suites Realty Group	266,800	184,000	1,280,000	1,730,800
Additional estimated closing costs	80,482	26,127	249,150	355,759

Total purchase price	$13,705,518	$9,097,894	$65,350,428	$88,153,840

Total purchase price, net				88,626,559
Less: Cash on hand to fund acquisitions				2,250,000

Equity proceeds needed for acquisitions and working capital				90,876,559
Purchase price, cash required to pay seller				90,876,559
Net raise percentage				88%

Gross dollars needed to fund acquisitions				103,268,817
Gross dollars needed from initial offering				$50,000,003
Price per share				$10.50

Units required from initial offering				4,761,905

Gross dollars needed in addition to the initial offering				$53,268,814
Price per share				$11.00

Units required in addition to the initial offering				4,842,620

Total Units Required				9,604,525

(H)	Estimated income tax expense of our wholly owned taxable REIT subsidiary is zero based on the contractual agreements put in place between the Company and our lessee based on a combined rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

(In accordance with applicable accounting standards, the report of Ernst & Young LLP as set forth on page F-2 of the Prospectus of Apple REIT Six, Inc. dated as of April 23, 2004 is hereby changed to read as follows in its entirety)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholder of Apple REIT Six, Inc.

We have audited the accompanying consolidated balance sheet of Apple REIT Six, Inc. as of January 20, 2004. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Apple REIT Six, Inc. at January 20, 2004 in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Richmond, Virginia

January 20, 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses Of Issuance And Distribution.

The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

SEC registration fee	$80,900
NASD filing fee	$30,500
Printing and engraving fees	$500,000
Legal fees and expenses	$1,000,000
Accounting fees and expenses	$250,000
Blue Sky fees and expense	$45,000
Transfer Agent and Registrar fees	$10,000
Registrant travel expense	$10,000
Marketing Expense Allowance	$25,000,000
Expense reserve	$173,600

Total	$27,100,000

Item 32. Sales To Special Parties.

On January 20, 2004, the Registrant sold 10 Units to Apple Six Advisors for $110 cash.

On January 20, 2004, Glade M. Knight subscribed to purchase an aggregate of 240,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $24,000 cash.

Item 33. Recent Sales Of Unregistered Securities.

On January 20, 2004, the Registrant sold 10 Units to Apple Six Advisors for $110 cash, in a transaction that was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

On January 20, 2004, Glade M. Knight subscribed to purchase an aggregate of 240,000 Series B convertible preferred shares from the Registrant in exchange for an agreed upon subscription price of $24,000 cash. The transactions with respect to the Class B convertible preferred shares were also exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 34. Indemnification Of Directors And Officers.

The Company will obtain, and pay the cost of, directors’ and officers’ liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

The Virginia Stock Corporation Act (the Virginia Act) permits indemnification of the Registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant’s articles of incorporation generally require the indemnification that is permitted by the Virginia Act. The general effect of all such material indemnification provisions is described below.

Section 6.2 of the Registrant’s articles of incorporation requires indemnification of officers and directors with respect to any action except in the case of willful misconduct, bad faith, reckless disregard of duties or violations of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. Section 6.2 of the Registrant’s articles of incorporation, as permitted by the Virginia Act, also eliminates the damages that may be assessed against a director or officer of the Registrant in a proceeding by or in the right of the Registrant or its shareholders. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws. The exculpation and indemnification provisions in the articles of incorporation may result in a shareholder or the corporation having a more limited right of action against a director, the Registrant or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, the Registrant and its affiliates in making decisions and taking actions with respect to the Registrant.

Item 35. Treatment Of Proceeds From Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial Statements, Financial Statement Schedules And Exhibits.

(a) Financial Statements. See “Index to Consolidated Balance Sheet” in the Prospectus and “Index to Financial Statements” in Supplement Nos. 2 and 4.

(b) Financial Statement Schedules:

All financial statement schedules have been omitted because they are not applicable.

(c) Exhibits. Except as expressly noted otherwise, the Exhibits have been previously filed.

EXHIBIT INDEX

Exhibit Number	Description Of Documents

1.1	Agency agreement between the Registrant and David Lerner Associates, Inc. with form of selected Dealer Agreement attached as Exhibit A thereto. (Incorporated by reference to Exhibit 1.1 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-112169) filed May 13, 2004)

1.2	Escrow Agreement. (Incorporated by reference to Exhibit 1.2 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-112169) filed May 13, 2004)

3.1	Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-112169) effective April 23, 2004)

3.2	Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-11 (SEC File No. 333-112169) effective April 23, 2004)

5.1	Opinion of McGuireWoods LLP as to the legality of the securities being registered. (Incorporated by reference to Exhibit 5.1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-112169) effective April 23, 2004)

8.1	Opinion of McGuireWoods LLP as to certain tax matters. (Incorporated by reference to Exhibit 8.1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-112169) effective April 23, 2004)

10.1	Management Agreement dated as of May 28, 2004 between Springhill SMC Corporation and Apple Six Services, L.P. (FILED HEREWITH)

10.2	Owner Agreement dated as of May 28, 2004 among Apple Six Hospitality Texas, L.P., Apple Six Services, L.P. and Springhill SMC Corporation (FILED HEREWITH)

10.3	Hotel Lease Agreement dated as of May 28, 2004 between Apple Six Hospitality Texas, L.P. and Apple Six Services, L.P. regarding the Fort Worth, Texas – Spring Hill Suites hotel (FILED HEREWITH)

10.4	Management Agreement dated as of June 8, 2004 between Courtyard Management Corporation and Apple Six Hospitality Management, Inc. (FILED HEREWITH)

10.5	Owner Agreement dated as of June 8, 2004, but effective as of June 19, 2004, among Apple Six Hospitality, Inc., Apple Six Hospitality Management, Inc. and Courtyard Management Corporation (FILED HEREWITH)

10.6	Schedule of information for substantially identical Hotel Lease Agreement dated as of June 8, 2004 between Apple Six Hospitality, Inc. and Apple Six Hospitality Management, Inc. regarding the Myrtle Beach, South Carolina hotel (substantially identical to Exhibit 10.3 immediately above) (FILED HEREWITH)

10.7	Management Agreement dated as of July 22, 2002 between Marriott International, Inc. and Redmar Property, L.P., as assigned by Consent, Assignment and Assumption and Amendment of Management Agreement dated as of July 6, 2004, but effective June 12, 2004, among Marriott International, Inc., Redmar Property, L.P., Apple Six Hospitality Management, Inc. and Apple Six Hospitality, Inc. regarding the Redmond, Washington hotel (FILED HEREWITH)

10.8	Owner Agreement dated as of July 6, 2004, but effective as of June 12, 2004, among Apple Six Hospitality Management, Inc., Apple Six Hospitality, Inc. and Marriott International, Inc. (FILED HEREWITH)

10.9	Hotel Lease Agreement dated as of June 12, 2004 between Apple Six Hospitality, Inc. and Apple Six Hospitality Management, Inc. (FILED HEREWITH)

Exhibit Number	Description Of Documents

10.10	Advisory Agreement between the Registrant and Apple Six Advisors, Inc. (Incorporated by reference to Exhibit 10.1 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-112169) filed May 13, 2004)

10.11	Property Acquisition/Disposition Agreement between the Registrant and Apple Six Realty Group, Inc. (Incorporated by reference to Exhibit 10.2 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-112169) filed May 13, 2004)

10.12	Apple REIT Six, Inc. 2004 Incentive Plan. (Incorporated by reference to Exhibit 10.3 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-112169) filed May 13, 2004)

10.13	Apple REIT Six, Inc. 2004 Non-Employee Directors Stock Option Plan. (Incorporated by reference to Exhibit 10.4 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-112169) filed May 13, 2004)

23.1	Consent of McGuireWoods LLP (included in Exhibit 5 and 8). (Incorporated by reference to Exhibit 23.1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-112169) effective April 23, 2004)

23.2	Consent of Ernst & Young LLP (regarding prospectus). (Incorporated by reference to Exhibit 23.2 to the registrant’s registration statement on Form S-11 (SEC File No. 333-112169) effective April 23, 2004)

23.3	Consent of Ernst & Young LLP (FILED HEREWITH)

23.4	Consent of L.P. Martin & Company, P.C. (FILED HEREWITH)

23.5	Consent of McGladrey & Pullen, LLP (FILED HEREWITH)

24.1	Power of Attorney of Lisa B. Kern (FILED HEREWITH)

24.2	Power of Attorney of Bruce H. Matson (FILED HEREWITH)

24.3	Power of Attorney of Michael S. Waters (FILED HEREWITH)

24.4	Power of Attorney of Robert M. Wily (FILED HEREWITH)

24.5	Power of Attorney of Glade M. Knight (FILED HEREWITH)

Item 37. Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant undertakes to send to each Shareholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The Registrant undertakes to provide to the Shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement will also disclose all compensation and fees received by the Advisor or its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The Registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the distribution period of the offering has ended.

Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently filed post-effective amendment.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

TABLE VI: ACQUISITIONS OF PROPERTIES BY PROGRAMS

The following is a summary of acquisitions by, Apple Hospitality Five, Apple Hospitality Two, Apple Suites and Cornerstone at December 31, 2003. Apple Hospitality Five, Apple Hospitality Two and Apple Suites acquired extended stay-hotels, which are named according to their location and franchise (as shown below), and Cornerstone acquired residential apartment communities. Purchasers of our shares will not have any interest in these properties. Cornerstone acquired all of the assets of Apple Residential Income Trust, Inc. effective July 23, 1999. On January 31, 2003, Apple Suites, Inc. merged into a subsidiary of Apple Hospitality Two, Inc.

Apple Five

Table VI

As of December 31, 2003

Description	Initial Acquisition Cost	Total Investment	Date Acquired	# of Suites	Room Sq. Feet
Albuquerque, NM Homewood Suites®	13,325,000	13,383,000	February 2003	151	728
Baton Rouge, LA Homewood Suites®	7,287,000	7,384,000	February 2003	115	742
Brownsville, TX Residence Inn®	11,427,000	11,429,000	October 2003	102	637
Cleveland/Solon, OH Homewood Suites®	10,442,000	10,563,000	September 2003	86	709
Colorado Springs, CO Homewood Suites®	12,684,000	12,753,000	February 2003	127	715
Cranbury, NJ Residence Inn®	11,449,000	11,449,000	May 2003	108	647
Cypress, CA Residence Inn®	19,557,000	19,558,000	May 2003	155	723
Dallas/Addison, TX Courtyard®	15,661,000	15,674,000	October 2003	176	535
Dallas/DFW Airport, TX Residence Inn®	11,230,000	11,232,000	October 2003	100	654
Dallas/Park Central, TX Residence Inn®	14,337,000	14,339,000	October 2003	139	698
Danbury, CT Springhill Suites®	11,809,000	11,811,000	August 2003	106	509
Franklin, NJ Residence Inn®	13,498,000	13,498,000	May 2003	108	618
Harlingen, TX Courtyard®	10,325,000	10,327,000	October 2003	114	471
Hauppage, NY Residence Inn®	19,144,000	19,144,000	May 2003	100	622
Houston Westchase, TX Residence Inn®	14,796,000	14,816,000	January 2003	120	652
Houston, TX Courtyard®	15,102,000	15,105,000	October 2003	153	462
Las Vegas, NV Marriott Suites®	42,512,000	42,530,000	October 2003	278	660
Lebanon, NJ Courtyard®	15,308,000	15,311,000	August 2003	125	497
Nashville, TN Residence Inn®	9,065,000	9,125,000	June 2003	168	593
Tampa, FL Hilton Garden Inn®	12,708,000	12,794,000	September 2003	95	479
Tuscon, AZ Courtyard®	12,634,000	12,642,000	October 2003	153	465
Westbury, NY Hilton Garden Inn®	19,877,000	19,880,000	December 2003	140	517

	$324,177,000	$324,747,000		2,919

Apple Hospitality Two(1)

(in thousands)

Location	Franchise	Initial Acquisition Cost	Total Investment	Date Acquired	# of Rooms	Average Sq. Feet
Akron, Ohio	Residence Inn®	$4,262	$6,528	August 2002	112	540
Arcadia, California	Residence Inn®	8,664	10,761	August 2002	120	800
Atlanta, Georgia	Residence Inn®	12,117	12,790	September 2001	126	609
Atlanta/Buckhead, Georgia	Homewood Suites®	13,655	13,735	January 2003	92	705
Atlanta/Cumberland, Georgia	Homewood Suites®	10,820	11,139	January 2003	124	690
Atlanta/Peachtree, Georgia	Homewood Suites®	4,582	4,897	January 2003	92	586
Bakersfield, California	Residence Inn®	9,437	9,860	September 2001	114	538
Baltimore, Maryland	Homewood Suites®	17,154	17,550	January 2003	147	514
Birmingham, Alabama	Residence Inn®	5,576	6,234	August 2002	128	675
Boca Raton, Florida	Residence Inn®	5,231	5,234	August 2002	120	666
Boston, Massachusetts	Residence Inn®	5,967	8,072	August 2002	96	567
Boston, Massachusetts	Residence Inn®	17,437	18,226	September 2001	130	455
Boulder, Colorado	Homewood Suites®	15,960	16,346	January 2003	112	509
Boulder, Colorado	Residence Inn®	9,717	13,332	March 2002	128	660
Buckhead, Atlanta	Residence Inn®	7,498	8,390	March 2002	136	566
Charlotte, North Carolina	Residence Inn®	6,307	6,308	August 2002	91	587
Chesterfield, Missouri	Residence Inn®	4,628	5,354	March 2002	104	533
Cincinnati, Ohio	Residence Inn®	7,045	7,372	September 2001	118	595
Clearwater, Florida	Residence Inn®	5,025	5,330	August 2002	88	664
Clearwater, Florida	Homewood Suites®	10,795	11,126	January 2003	112	521
Columbia, South Carolina	Residence Inn®	6,207	8,310	August 2002	128	652
Columbus North, Ohio	Residence Inn®	4,168	4,548	March 2002	96	665
Concord, California	Residence Inn®	21,741	22,944	September 2001	126	535
Costa Mesa, California	Residence Inn®	10,598	11,280	March 2002	144	590
Cumberland, Atlanta	Residence Inn®	5,560	6,042	March 2002	130	587
Dallas, Texas	Residence Inn®	9,668	10,076	September 2001	120	520
Dallas/Addison, Texas	Homewood Suites®	10,570	10,883	January 2003	120	512
Dallas/Las Colinas, Texas	Homewood Suites®	12,364	12,712	January 2003	136	589
Dallas/Plano, Texas	Homewood Suites®	5,740	6,005	January 2003	99	506
Dayton North, Ohio	Residence Inn®	2,859	3,021	March 2002	64	554
Dayton South, Ohio	Residence Inn®	4,796	6,589	March 2002	96	598
Deerfield, Illinois	Residence Inn®	8,107	10,036	August 2002	128	582
Detroit, Michigan	Homewood Suites®	5,051	5,329	January 2003	76	415
Dulles/Washington, D.C.	Homewood Suites®	17,523	17,757	January 2003	109	527
Dunwoody, Atlanta	Residence Inn®	6,713	7,287	March 2002	144	576
Galleria, Missouri	Residence Inn®	7,524	8,371	March 2002	152	536
Greensboro, North Carolina	Residence Inn®	6,729	6,732	August 2002	128	636
Houston, Texas	Residence Inn®	9,863	10,483	September 2001	110	540
Irvine, California	Residence Inn®	8,953	11,080	August 2002	112	547
Jackson, Mississippi	Residence Inn®	4,911	5,653	August 2002	120	667
Jackson, Mississippi	Homewood Suites®	9,168	9,429	January 2003	91	633
Jacksonville, Florida	Residence Inn®	4,567	5,196	August 2002	112	629
Kalamazoo, Florida	Residence Inn®	5,209	5,535	August 2002	83	550
La Jolla, California	Residence Inn®	29,109	35,337	March 2002	288	592
Las Vegas, Nevada	Residence Inn®	12,471	13,011	August 2002	192	558
Lombard, Illinois	Residence Inn®	6,906	7,338	March 2002	144	663
Long Beach, California	Residence Inn®	18,922	19,401	March 2002	216	591
Lubbock, Texas	Residence Inn®	3,164	3,642	August 2002	80	663
Memphis, Tennessee	Residence Inn®	6,793	6,899	August 2002	105	609

(1)	Includes Apple Suites hotels which were merged with Apple Two on January 31, 2003

Location	Franchise	Initial Acquisition Cost	Total Investment	Date Acquired	# of Rooms	Average Sq. Feet
Meriden, Connecticut	Residence Inn®	9,092	9,195	September 2001	106	548
Montgomery, Alabama	Residence Inn®	5,990	6,248	September 2001	94	566
Pensacola, Florida	Residence Inn®	2,633	3,867	August 2002	64	664
Philadelphia, Pennsylvania	Residence Inn®	7,045	8,755	August 2002	88	566
Philadelphia/Malvern, Pennsylvania	Homewood Suites®	16,285	16,360	January 2003	123	517
Placentia, California	Residence Inn®	8,060	10,161	August 2002	112	582
Portland, Oregon	Homewood Suites®	10,800	10,999	January 2003	123	522
Redmond, Washington	Residence Inn®	34,513	34,514	January 2003	180	623
Richmond, Virginia	Homewood Suites®	9,825	10,164	January 2003	123	517
Salt Lake City, Utah	Homewood Suites®	5,519	5,779	January 2003	98	614
San Ramon, California	Residence Inn®	18,990	19,295	September 2001	106	560
Santa Fe, New Mexico	Residence Inn®	6,251	6,328	August 2002	120	653
Sharonville, Ohio	Residence Inn®	5,877	9,460	March 2002	144	663
Shreveport, Louisiana	Residence Inn®	2,801	2,802	August 2002	72	576
Southfield, Michigan	Residence Inn®	5,607	6,498	March 2002	144	510
Spartanburg, South Carolina	Residence Inn®	3,516	3,529	August 2002	88	629
St. Louis, Missouri	Homewood Suites®	11,811	11,996	January 2003	145	612

		$612,446	$665,460		7,869

Cornerstone Realty Income Trust, Inc.

Location	Date Acquired	Initial Acquisition Cost	Total Investment at 12-31-03 (1)	Number of Apartment Homes	Average Apartment Home Size (Square Feet)
Atlanta	Apr. 30, 1997	$18,000,000	$22,263,394	348	1,150
Atlanta	Oct. 31, 1997	7,850,000	10,139,267	188	937
Atlanta	Apr. 30, 1997	11,580,000	14,921,829	243	1,089
Atlanta	July 25, 1997	15,200,000	22,493,488	350	948
Atlanta	Sept. 7, 2001	34,650,000	38,602,702	524	1,079
Atlanta	Aug. 12, 1998	9,000,000	10,737,457	188	1,009
Savannah	May 28, 2003	10,944,703	11,104,646	194	852
Savannah	May 28, 2003	25,343,106	25,468,980	308	1,051
Savannah	May 28, 2003	8,275,052	8,345,682	147	813
Savannah	May 28, 2003	11,873,833	12,233,267	188	1,053
Savannah	May 28, 2003	22,806,319	22,868,913	241	1,017
Asheville	January 1, 1996	17,836,000	19,786,994	392	1,033
Charlotte	May 1, 1996	13,579,203	16,956,418	349	734
Charlotte	April 1, 1996	5,025,000	6,451,915	120	867
Charlotte	May 13, 1997	9,475,000	11,021,145	214	806
Charlotte	May 8, 2000	26,800,000	28,125,243	408	927
Charlotte	September 1, 1996	17,630,457	27,569,525	476	1,186
Charlotte	May 31, 1996	11,100,000	13,967,192	250	860
Charlotte	July 19, 1996	7,425,000	9,136,247	172	907
Charlotte	Oct. 1, 2001	21,888,522	21,979,657	288	1,004
Charlotte	Oct. 1, 2001	19,076,149	19,489,838	282	983
Charlotte	May 1, 1996	5,660,000	8,217,332	160	963
Charlotte	Jan.15, 1998	9,700,000	10,736,845	192	848
Charlotte	Dec. 2, 2002	16,100,000	16,323,220	216	1,093
Durham	Nov. 1, 1996	10,675,000	12,000,761	204	888
Durham	May 1, 1996	8,345,000	10,825,256	200	960
Durham	Aug. 31, 1996	14,663,886	16,059,806	266	865
Carrboro	Sept. 27, 1996	12,100,000	15,601,329	264	1,000
Raleigh	Sept. 30, 1997	14,225,488	15,222,467	260	803
Raleigh	Oct. 31, 1997	7,900,000	9,217,273	136	1,098
Raleigh	Oct. 31, 1997	9,800,000	11,341,523	180	840
Raleigh	Dec. 30, 1994	10,350,000	12,289,223	280	776
Raleigh	June 4, 1998	8,100,000	9,342,911	176	745
Raleigh	October 1, 2001	37,805,886	38,484,050	462	953
Winston-Salem	October 1, 1995	16,887,653	18,757,608	310	978
Winston-Salem	Sept. 1, 1995	8,550,000	10,324,246	220	897
Asheville	April 1, 1998	5,731,150	7,418,461	168	885
Greensboro	Oct. 1, 2001	20,074,327	20,149,588	264	983
Wilmington	October 1, 2001	27,369,289	28,027,966	390	903
Charleston	Jan. 15, 1997	11,000,000	14,418,536	352	706
Charleston	Mar 31, 1998	12,225,000	16,861,267	304	1,035
Charleston	May 28, 2003	24,609,146	24,668,271	230	1,026
Charleston	May 28, 2003	15,793,851	15,888,203	230	813

Location	Date Acquired	Initial Acquisition Cost	Total Investment at 12-31-03 (1)	Number of Apartment Homes	Average Apartment Home Size (Square Feet)
Charleston	May 28, 2003	10,340,401	10,434,566	204	918
Charleston	May 28, 2003	14,017,697	14,089,801	224	953
Columbia	Jan. 1, 1997	10,875,000	12,327,274	228	966
Columbia	Dec. 8, 1993	3,325,000	6,688,548	191	1,047
Mytle Beach	Oct. 16, 1998	17,100,000	19,828,429	288	933
Charlottesville	April 1, 1996	12,628,991	20,000,958	425	803
Fredericksburg	Oct. 1, 1996	11,099,525	12,899,294	258	851
Hampton	Nov. 1, 1995	10,200,000	12,598,306	284	930
Richmond	March 1, 1996	12,205,000	13,955,955	272	765
Richmond	August 1, 1996	11,599,931	14,045,406	232	788
Richmond	June 1, 1996	10,242,575	14,563,290	325	589
Richmond	July 2, 1998	11,500,000	13,513,942	224	700
Richmond	June 21, 2001	21,175,000	22,463,857	328	949
Richmond	Dec. 10, 2001	22,500,000	23,840,663	312	995
Virginia Beach	March 1, 1996	5,000,000	6,428,903	148	850
Virginia Beach	May 1, 1994	5,250,000	7,575,158	214	813
Virginia Beach	Oct. 26, 1993	7,634,144	13,187,271	263	698
Dallas	July 23, 1999	8,014,533	6,802,720	232	714
Dallas	July 23, 1999	7,334,023	7,184,037	192	601
Dallas	July 23, 1999	11,712,879	11,661,707	328	670
Dallas	July 23, 1999	13,220,605	14,782,202	304	728
Dallas	July 23, 1999	7,724,156	9,037,914	232	575
Dallas	July 23, 1999	7,564,892	8,837,877	144	876
Dallas	July 23, 1999	11,843,691	13,125,096	242	774
Dallas	July 23, 1999	21,566,317	19,306,912	484	887
Dallas	July 23, 1999	20,921,219	21,543,144	362	957
Dallas	July 23, 1999	10,786,882	11,883,973	248	771
Dallas	July 23, 1999	7,223,722	8,745,566	240	671
Dallas	July 23, 1999	5,269,792	6,340,520	184	691
Dallas	July 23, 1999	6,271,756	8,197,650	200	751
Dallas	July 23, 1999	9,965,236	11,744,977	240	794
Dallas	July 23, 1999	11,776,983	13,873,658	400	739
Dallas	July 23, 1999	9,573,954	9,343,632	210	804
Dallas	July 23, 1999	8,224,541	9,288,953	238	647
Dallas	July 23, 1999	4,471,294	5,310,563	120	755
Dallas	July 23, 1999	9,082,967	9,792,395	192	939
Dallas	July 23, 1999	12,980,245	14,860,410	300	762
Dallas	July 23, 1999	15,709,893	19,037,226	472	842
Dallas	July 23, 1999	5,808,250	6,548,872	170	741
Dallas	July 23, 1999	12,210,121	13,757,775	250	850
Dallas	July 23, 1999	9,948,959	12,292,157	200	840
Dallas	July 23, 1999	9,859,840	11,969,740	196	1,010
Dallas	Dec. 23, 2002	29,000,000	29,579,865	396	1,167
Austin	July 23, 1999	7,539,224	9,261,642	200	741
Austin	July 23, 1999	12,512,502	13,642,463	229	799
San Antonio	July 23, 1999	6,624,666	9,291,774	230	751

		$1,144,460,426	$1,301,326,982	23,189

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on July 29, 2004.

APPLE REIT SIX, INC.

By:	/s/ Glade M. Knight
Glade M. Knight
President, and as President, the Registrant’s Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to this Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Capacities	Date

/s/ Glade M. Knight Glade M. Knight	Director and President, and As President, the Registrant’s Principal Executive Officer	July 29, 2004

/s/ Bryan F. Peery Bryan F. Peery	Senior Vice President and Chief Accounting Officer, and as such, the Registrant’s Principal Financial Officer and Principal Accounting Officer	July 29, 2004

/s/* Lisa B. Kern	Director	July 29, 2004

/s/* Bruce H. Matson	Director	July 29, 2004

/s/* Michael S. Waters	Director	July 29, 2004

/s/* Robert M. Wily	Director	July 29, 2004

*By:	/s/ Glade M. Knight
Glade M. Knight
Attorney-in-Fact for
the above-named persons

EXHIBIT INDEX

Exhibit Number	Description Of Documents

1.1	Agency agreement between the Registrant and David Lerner Associates, Inc. with form of selected Dealer Agreement attached as Exhibit A thereto. (Incorporated by reference to Exhibit 1.1 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-112169) filed May 13, 2004)

1.2	Form of Escrow Agreement. (Incorporated by reference to Exhibit 1.2 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-112169) filed May 13, 2004)

3.1	Articles of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-112169) effective April 23, 2004)

3.2	Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-11 (SEC File No. 333-112169) effective April 23, 2004)

5.1	Opinion of McGuireWoods LLP as to the legality of the securities being registered. (Incorporated by reference to Exhibit 5.1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-112169) effective April 23, 2004)

8.1	Opinion of McGuireWoods LLP as to certain tax matters. (Incorporated by reference to Exhibit 8.1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-112169) effective April 23, 2004)

10.1	Management Agreement dated as of May 28, 2004 between Springhill SMC Corporation and Apple Six Services, L.P. (FILED HEREWITH)

10.2	Owner Agreement dated as of May 28, 2004 among Apple Six Hospitality Texas, L.P., Apple Six Services, L.P. and Springhill SMC Corporation (FILED HEREWITH)

10.3	Hotel Lease Agreement dated as of May 28, 2004 between Apple Six Hospitality Texas, L.P. and Apple Six Services, L.P. regarding the Fort Worth, Texas – Spring Hill Suites hotel (FILED HEREWITH)

10.4	Management Agreement dated as of June 8, 2004 between Courtyard Management Corporation and Apple Six Hospitality Management, Inc. (FILED HEREWITH)

10.5	Owner Agreement dated as of June 8, 2004, but effective as of June 19, 2004, among Apple Six Hospitality, Inc., Apple Six Hospitality Management, Inc. and Courtyard Management Corporation (FILED HEREWITH)

10.6	Schedule of information for substantially identical Hotel Lease Agreement dated as of June 8, 2004 between Apple Six Hospitality, Inc. and Apple Six Hospitality Management, Inc. regarding the Myrtle Beach, South Carolina hotel (substantially identical to Exhibit 10.3 immediately above) (FILED HEREWITH)

10.7	Management Agreement dated as of July 22, 2002 between Marriott International, Inc. and Redmar Property, L.P., as assigned by Consent, Assignment and Assumption and Amendment of Management Agreement dated as of July 6, 2004, but effective June 12, 2004, among Marriott International, Inc., Redmar Property, L.P., Apple Six Hospitality Management, Inc. and Apple Six Hospitality, Inc. regarding the Redmond, Washington hotel (FILED HEREWITH)

10.8	Owner Agreement dated as of July 6, 2004, but effective as of June 12, 2004, among Apple Six Hospitality Management, Inc., Apple Six Hospitality, Inc. and Marriott International, Inc. (FILED HEREWITH)

10.9	Hotel Lease Agreement dated as of June 12, 2004 between Apple Six Hospitality, Inc. and Apple Six Hospitality Management, Inc. (FILED HEREWITH)

Exhibit Number	Description Of Documents

10.10	Advisory Agreement between the Registrant and Apple Six Advisors, Inc. (Incorporated by reference to Exhibit 10.1 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-112169) filed May 13, 2004)

10.11	Property Acquisition/Disposition Agreement between the Registrant and Apple Six Realty Group, Inc. (Incorporated by reference to Exhibit 10.2 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-112169) filed May 13, 2004)

10.12	Apple REIT Six, Inc. 2004 Incentive Plan. (Incorporated by reference to Exhibit 10.3 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-112169) filed May 13, 2004)

10.13	Apple REIT Six, Inc. 2004 Non-Employee Directors Stock Option Plan. (Incorporated by reference to Exhibit 10.4 to the registrant’s quarterly report on Form 10-Q (SEC File No. 333-112169) filed May 13, 2004)

23.1	Consent of McGuireWoods LLP (included in Exhibit 5 and 8). (Incorporated by reference to Exhibit 23.1 to the registrant’s registration statement on Form S-11 (SEC File No. 333-112169) effective April 23, 2004)

23.2	Consent of Ernst & Young LLP (regarding prospectus). (Incorporated by reference to Exhibit 23.2 to the registrant’s registration statement on Form S-11 (SEC File No. 333-112169) effective April 23, 2004)

23.3	Consent of Ernst & Young LLP (FILED HEREWITH)

23.4	Consent of L.P. Martin & Company, P.C. (FILED HEREWITH)

23.5	Consent of McGladrey & Pullen, LLP (FILED HEREWITH)

24.1	Power of Attorney of Lisa B. Kern (FILED HEREWITH)

24.2	Power of Attorney of Bruce H. Matson (FILED HEREWITH)

24.3	Power of Attorney of Michael S. Waters (FILED HEREWITH)

24.4	Power of Attorney of Robert M. Wily (FILED HEREWITH)

24.5	Power of Attorney of Glade M. Knight (FILED HEREWITH)